Exhibit 4.2
Execution Version

Stock Purchase Contract Agreement
between
MetLife, Inc.
and
Deutsche Bank Trust Company Americas,
as Stock Purchase Contract Agent
Dated as of November 1, 2010

i

(continued)

(continued)

(continued)

     This Stock Purchase Contract Agreement, dated as of November 1, 2010, between MetLife, Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, acting as stock purchase contract agent for the Holders of Common Equity Units (as defined herein) from time to time (the “Stock Purchase Contract Agent”).
Recitals
     The Company has duly authorized the execution and delivery of this Agreement and the Certificates (as defined herein) evidencing the Common Equity Units.
     All things necessary to make the Stock Purchase Contracts (as defined herein), when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Stock Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.
     For and in consideration of the premises and the purchase of the Common Equity Units by the Holders thereof, it is mutually agreed as follows:
ARTICLE I
Definitions and Other Provisions of General Application
SECTION 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States as in effect at the time the relevant calculation is to be made;
     (c) all references to an Article, Section or other subdivision or Exhibit refer to an Article, Section or other subdivision of, or Exhibit to, this Agreement;
     (d) references to dollars (including references to “$”) shall be deemed to refer to U.S. dollars;
     (e) the term “or” shall not be exclusive;
     (f) the words “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision of this Agreement; and
     (g) the following terms have the meanings given to them in this Section 1.1(g):
     “Act” has the meaning, with respect to any Holder, set forth in Section 1.4(a).

     “Adjustment Factor” has the meaning set forth in Section 5.4(a)(i).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Aggregate Amount” has the meaning set forth in Section 5.4(a)(v).
     “Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.
     “Applicable Cash Merger Early Settlement Rate” has the meaning set forth in Section 5.8(g).
     “Applicable Market Value” has the meaning set forth in Section 5.1(a).
     “Applicable Price” has the following meaning with respect to a Cash Merger: (a) if the consideration for the Common Stock in such Cash Merger consists solely of cash, then the Applicable Price with respect to such Cash Merger means the cash amount paid per share of Common Stock in such Cash Merger; and (b) in all other circumstances, the Applicable Price with respect to such Cash Merger shall be equal to the average of the VWAPs per share of Common Stock on each of the five (5) consecutive Trading Days immediately preceding the Cash Merger Effective Date of such Cash Merger.
     “Applicants” has the meaning set forth in Section 7.12(b).
     “Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.
     “Base Indenture” means the Indenture, dated as of November 9, 2001, between the Company and the Debenture Trustee, as amended or supplemented from time to time.
     “Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).
     “Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.
     “Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified, by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, which certification is delivered to the Stock Purchase Contract Agent.
     “Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.6.
     “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law or regulation to close.
     “Capital Stock” of a Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated, whether voting or non-voting) corporate stock of such Person or similar equity or membership interests in such Person.
     “Cash Merger” means any Reorganization Event where (1) pursuant to such Reorganization Event, the Common Stock is converted into or exchanged for, or constitutes solely the right to receive, cash, securities or other property (such cash, securities, or other property, for the purposes of this definition, the “Common Stock Consideration”); and (2) at least thirty percent (30%) of such Common Stock Consideration consists of cash or cash equivalents.
     “Cash Merger Early Settlement” has the meaning set forth in Section 5.8(a).
     “Cash Merger Early Settlement Amount” has the meaning set forth in Section 5.8(d).
     “Cash Merger Early Settlement Date” has the meaning set forth in Section 5.8(b)(i).
     “Cash Merger Effective Date” means, with respect to a Cash Merger, the effective date of such Cash Merger.
     “Cash Settlement” has the meaning set forth in Section 5.2(b)(i).
     “Certificate” means a Normal Common Equity Unit Certificate or a Stripped Common Equity Unit Certificate.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” has the meaning set forth in Section 1.1(h) of the Pledge Agreement.
     “Collateral Accounts” has the meaning set forth in Section 1.1(h) of the Pledge Agreement.
     “Collateral Agent” means Deutsche Bank Trust Company Americas, as Collateral Agent under the Pledge Agreement, until a successor Collateral Agent shall have become appointed as such pursuant to the applicable provisions of the Pledge Agreement, after which “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.

     “Collateral Substitution” means (i) with respect to a Normal Common Equity Unit, the substitution, in accordance with the terms hereof, for the Pledged Debt Securities forming part of such Normal Common Equity Unit, of Treasury Securities (of the series corresponding to such Debt Securities) or portions thereof in an aggregate principal amount at maturity equal to the aggregate principal amount of such Pledged Debt Securities; or (ii) with respect to a Stripped Common Equity Unit, the substitution, in accordance with the terms hereof, for the Pledged Treasury Securities forming part of such Stripped Common Equity Unit, of Debt Securities (of the series corresponding to such Pledged Treasury Securities) having an aggregate principal amount equal to the aggregate principal amount at stated maturity of such Pledged Treasury Securities.
     “Common Equity Unit” means a Normal Common Equity Unit or a Stripped Common Equity Unit, as the case may be.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company.
     “Company” means the Person named as the “Company” in the first paragraph of this Agreement, until a successor shall have become such pursuant to the applicable provision of this Agreement, after which “Company” shall mean such successor.
     “Component Debt Security” means, with respect to a Series C Debt Security or Series E Debt Security, a “Component Note” as defined in the Debt Security Indenture establishing such series of Debt Securities.
     “Constituent Person” has the meaning set forth in Section 5.4(b).
     “Contract Payment Deferral Rate” means, with respect to a Contract Payment, on a Stock Purchase Contract, that is deferred pursuant to Section 5.12, a rate, per annum, determined by the Company as of each Payment Date and applicable to amounts that accrue from, and including, such Payment Date to, but excluding, the next succeeding Payment Date, equal to the greater of (i) the sum of (A) the prevailing market yield per annum, on such Payment Date, of the benchmark U.S. Treasury Security having a remaining maturity, as of such Payment Date, that most closely corresponds to the period from such Payment Date to (x) the next scheduled First Stock Purchase Date, with respect to a Series C Stock Purchase Contract, (y) the next scheduled Second Purchase Date, with respect to a Series D Stock Purchase Contract or (z) the next scheduled Third Stock Purchase Date, with respect to a Series E Stock Purchase Contract; and (B) one hundred (100) basis points; and (ii) five percent (5.00%). The Company shall notify the Stock Purchase Contract Agent of each Contract Payment Deferral Rate promptly after the determination thereof, and the Stock Purchase Contract Agent shall have no responsibility for any such determination.
     “Contract Payments” means, subject to Section 5.12, the payments payable by the Company on the Payment Dates in respect of each Stock Purchase Contract, at a rate per year of (i) 3.436% on the Stated Amount of twenty five dollars $25.00 per Series C Stock Purchase Contract, such payments to accrue to, but excluding, the First Stock Purchase Date; (ii) 3.077% on the Stated Amount of twenty five dollars $25.00 per Series D Stock Purchase Contract, such payments to accrue to, but excluding, the Second Stock Purchase Date; and (iii) 2.537% on the

Stated Amount of twenty five dollars $25.00 per Series E Stock Purchase Contract, such payments to accrue to, but excluding, the Third Stock Purchase Date.
     “Corporate Trust Office” means the designated office of the Stock Purchase Contract Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Deutsche Bank Trust Company Americas, Trust and Securities Services, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, NY 10005.
     “Current Market Price” per share of Common Stock on a record date for a transaction means the average of the VWAPs per share of Common Stock on each Trading Day during the ten (10) consecutive Trading Days ending on, but excluding, the earlier of (1) such record date and (2) the Ex Date for such transaction.
     “Custodial Agent” means Deutsche Bank Trust Company Americas, as Custodial Agent under the Pledge Agreement, until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, after which “Custodial Agent” shall mean the Person who is then the Custodial Agent thereunder.
     “Debenture Trustee” means The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee pursuant to the Base Indenture, or its successor in interest in such capacity, or any successor trustee appointed as provided in the Base Indenture.
     “Debt Securities” means the Series C Debt Securities, the Series D Debt Securities and the Series E Debt Securities, collectively.
     “Debt Security Indenture” means each of the following, as the same may be amended from time to time: (i) the Base Indenture, together with the supplemental indenture thereto, between the Company and the Debenture Trustee, establishing the Series C Debt Securities; (ii) the Base Indenture, together with the supplemental indenture thereto, between the Company and the Debenture Trustee, establishing the Series D Debt Securities; and (iii) the Base Indenture, together with the supplemental indenture thereto, between the Company and the Debenture Trustee, establishing the Series E Debt Securities.
     “Deferred Contract Payments” has the meaning set forth in Section 5.12(a).
     “Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the Common Equity Units as contemplated by Section 3.6 and Section 3.7.
     “Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.
     “Dividend Threshold Amount” means, with respect to a dividend or distribution to which Section 5.4(a)(iv) applies, an amount equal to seventy-four cents ($0.74); provided, however, that the Dividend Threshold Amount shall be subject to adjustment in the same manner and under the same circumstances as the Reference Price is adjusted pursuant to Section

5.4(a)(vii), except that the Dividend Threshold Amount shall not be adjusted on account of any event that requires an adjustment to the Fixed Settlement Rates pursuant to Section 5.4(a)(iv)).
     “DTC” means The Depository Trust Company.
     “Early Settlement” has the meaning set forth in Section 5.7(a).
     “Early Settlement Amount” has the meaning set forth in Section 5.7(b).
     “Early Settlement Date” has the meaning set forth in Section 5.7(b).
     “Early Settlement Rate” means, as of a given time, the Minimum Settlement Rate in effect at such time.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the Relevant Exchange without the right to receive such issuance or distribution and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on the Relevant Exchange after the time at which such subdivision or combination becomes effective.
     “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
     “Expiration Date” has the meaning set forth in Section 1.4(e).
     “Failed Remarketing,” with respect to a Remarketing of any series of Debt Securities, has the meaning set forth in the Debt Security Indenture establishing such series of Debt Securities.
     “Final Failed Remarketing,” with respect to a Remarketing of any series of Debt Securities, has the meaning set forth in the Debt Security Indenture establishing such series of Debt Securities.
     “First Stock Purchase Date” means the Initial Scheduled First Stock Purchase Date; provided that the First Stock Purchase Date may be deferred for up to two (2) three-month periods in accordance with Section 5.2(b)(vi).
     “Fixed Settlement Rates” has the meaning set forth in Section 5.1(a).
     “Global Certificate” means a Certificate that evidences all or part of the Common Equity Units and is registered in the name of the Depositary or a nominee thereof.
     “Holder” means, with respect to a Common Equity Unit, the Person in whose name such Common Equity Unit evidenced by a Certificate is registered in the Security Register; provided,

however, that solely for the purpose of determining whether the Holders of the requisite number of Common Equity Units have voted on any matter (and not for any other purpose hereunder), if the Common Equity Units remain represented by one or more Global Certificates and if the Depositary that is, or the nominee of whom that is, the registered holder of the Equity Units represented by such Global Certificate(s) has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Common Equity Units are credited on the record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Owners.
     “In Kind Settlement Upon Cash Merger Early Settlement” has the meaning set forth in Section 5.8(d).
     “Indemnification Account” has the meaning set forth in the Indemnification Security Agreement.
     “Indemnification Security Agreement” means the Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010, by and among the Company, the Initial Holder, Deutsche Bank Trust Company Americas, in its capacity as Securities Intermediary thereunder, Deutsche Bank Trust Company Americas, in its capacity as Pledge Collateral Agent thereunder, and, for certain limited purposes, Deutsche Bank Trust Company Americas, in its capacity as Stock Purchase Contract Agent under the Pledge Agreement, and, for certain limited purposes, American International Group, Inc.
     “Indemnitees” has the meaning set forth in Section 7.7(c).
     “Initial Holder” means ALICO Holdings LLC, a Delaware limited liability company, with respect to its interest in the Common Equity Units.
     “Initial Scheduled First Stock Purchase Date” means October 10, 2012.
     “Initial Scheduled Second Stock Purchase Date” means September 11, 2013.
     “Initial Scheduled Third Stock Purchase Date” means October 8, 2014.
     “Investor Rights Agreement” means the Investor Rights Agreement, dated the date hereof, among the Company, the Initial Holder and American International Group, Inc.
     “Issuer Order” or “Issuer Request” means a written order or request that is (A) signed in the name of the Company by (i) either its Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either its Corporate Secretary, one of its Assistant Corporate Secretaries, its Treasurer or one of its Assistant Treasurers; and (B) delivered to the Stock Purchase Contract Agent.
     “Make-Whole Table” means the Series C Make-Whole Table, the Series D Make-Whole Table or the Series E Make-Whole Table, as applicable.
     “Market Disruption Event” has the meaning set forth in Section 5.1(a).

     “Maximum Settlement Rate” has the meaning set forth in Section 5.1(a).
     “Minimum Settlement Rate” has the meaning set forth in Section 5.1(a).
     “Non-Electing Share” has the meaning set forth in Section 5.4(b).
     “Normal Common Equity Unit” means the collective rights and obligations of a Holder of one (1) Normal Common Equity Unit Certificate in respect of (i) prior to the First Stock Purchase Date, a one-fortieth (1/40) undivided beneficial interest in one (1) Series C Debt Security having a principal amount of one thousand dollars ($1,000); (ii) prior to the Second Stock Purchase Date, a one-fortieth (1/40) undivided beneficial interest in one (1) Series D Debt Security having a principal amount of one thousand dollars ($1,000); (iii) a one-fortieth (1/40) undivided beneficial interest in one (1) Series E Debt Security having a principal amount of one thousand dollars ($1,000); (iv) prior to the First Stock Purchase Date, one (1) Series C Stock Purchase Contract; (v) prior to the Second Stock Purchase Date, one (1) Series D Stock Purchase Contract; and (vi) one (1) Series E Stock Purchase Contract; provided, however, that the interests set forth in clauses (i) through (iii), inclusive, shall be subject to the Pledge of such interests by such Holder pursuant to the Pledge Agreement.
     “Normal Common Equity Unit Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Normal Common Equity Units specified on such certificate.
     “NYSE” means the New York Stock Exchange.
     “Offer Valuation Period” has the meaning set forth in Section 5.4(a)(v).
     “Officers’ Certificate” means a certificate that is (A) signed by (i) either the Company’s Chief Executive Officer, its President or one of its Vice Presidents; and (ii) either the Company’s Corporate Secretary, one of its Assistant Corporate Secretaries, its Treasurer or one of its Assistant Treasurers; and (B) delivered to the Stock Purchase Contract Agent.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Stock Purchase Contract Agent. An Opinion of Counsel may rely on certificates as to matters of fact.
     “Outstanding Common Equity Units” means, as of the date of determination, all Common Equity Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:
     (i) if a Termination Event has occurred, (x) Normal Common Equity Units for which the constituent Debt Securities have been theretofore deposited with the Stock Purchase Contract Agent in trust for the Holders of such Normal Common Equity Units in accordance with Section 3.14 and (y) Stripped Common Equity Units for which the constituent Treasury Securities have been theretofore deposited with the Stock Purchase Contract Agent in trust for the Holders of such Stripped Common Equity Units in accordance with Section 3.14;

     (ii) Common Equity Units evidenced by Certificates theretofore cancelled by the Stock Purchase Contract Agent or delivered to the Stock Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and
     (iii) Common Equity Units evidenced by Certificates in exchange for, or in lieu of, which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Stock Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser (within the meaning of the Uniform Commercial Code as in effect in the State of New York) in whose hands the Common Equity Units evidenced by such Certificate are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite number of the Common Equity Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Common Equity Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Common Equity Units, except that, in determining whether the Stock Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Common Equity Units that a Responsible Officer of the Stock Purchase Contract Agent actually knows to be so owned shall be so disregarded. Common Equity Units so owned that have been pledged in good faith may be regarded as Outstanding Common Equity Units if the pledgee establishes, to the satisfaction of the Stock Purchase Contract Agent, the pledgee’s right so to act with respect to such Common Equity Units and that the pledgee is not the Company or any Affiliate of the Company.
     “Payment Date,” (i) for any Contract Payment, means, subject to Section 5.11(b), each March 15, June 15, September 15 and December 15 of each year, commencing on, and including, March 15, 2011; and (ii) with respect to any interest payment on any series of Debt Securities, has the meaning ascribed to “Interest Payment Date” in the Debt Security Indenture establishing such series of Debt Securities.
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
     “Plan” means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.
     “Pledge” means the pledge, under the Pledge Agreement, of the Debt Securities or the Treasury Securities, as the case may be, in each case constituting a part of the Common Equity Units.
     “Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the

Stock Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Common Equity Units, as amended from time to time.
     “Pledge Collateral Agent” has the meaning set forth in the Indemnification Security Agreement.
     “Pledged Debt Securities” has the meaning set forth in Section 1.1(h) of the Pledge Agreement.
     “Pledged Treasury Securities” has the meaning set forth in Section 1.1(h) of the Pledge Agreement.
     “Pledged Units” has the meaning set forth in Section 10.8.
     “Predecessor Certificate” means a Predecessor Normal Common Equity Unit Certificate or a Predecessor Stripped Common Equity Unit Certificate.
     “Predecessor Normal Common Equity Unit Certificate” of any particular Normal Common Equity Unit Certificate means every previous Normal Common Equity Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder thereof under the Normal Common Equity Units evidenced thereby; and, for the purposes of this definition, any Normal Common Equity Unit Certificate authenticated and delivered under Section 3.9 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Normal Common Equity Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Normal Common Equity Unit Certificate.
     “Predecessor Stripped Common Equity Unit Certificate” of any particular Stripped Common Equity Unit Certificate means every previous Stripped Common Equity Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder thereof under the Stripped Common Equity Units evidenced thereby; and, for the purposes of this definition, any Stripped Common Equity Unit Certificate authenticated and delivered under Section 3.9 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Stripped Common Equity Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Stripped Common Equity Unit Certificate.
     “Private Placement Legend” has the meaning set forth in Section 2.2(b).
     “Proceeds” has the meaning set forth in Section 1.1(h) of the Pledge Agreement.
     “Purchase Price” has the meaning set forth in Section 5.1(a).
     “Purchased Shares” has the meaning set forth in Section 5.4(a)(v).
     “Put Right” has the meaning set forth in the applicable Debt Security Indenture.

     “Record Date,” (i) for any Contract Payment payable on any Payment Date, means the fifteenth (15th) calendar day immediately preceding such Payment Date; provided, however, that the Company may, at its option, upon notice to the Stock Purchase Contract Agent, select any other day as the Record Date for any Payment Date so long as such Record Date selected is (A) more than one (1) Business Day but less than sixty (60) Business Days prior to such Payment Date and (B) administratively acceptable to the Stock Purchase Contract Agent in its reasonable judgment; and (ii) with respect to any interest payment on any series of Debt Securities, has the meaning ascribed to “Regular Record Date” in the Debt Security Indenture establishing such series of Debt Securities.
     “Reference Price” means $35.42; provided, however, that the Reference Price shall be subject to adjustment pursuant to Section 5.4(a)(vii).
     “Reference Property” has the meaning set forth in Section 5.4(b).
     “Reference Property Units” has the meaning set forth in Section 5.4(b).
     “Relevant Exchange” has the meaning set forth in Section 5.1(a).
     “Remarketing,” with respect to a series of Debt Securities, has the meaning set forth in the Debt Security Indenture establishing such series of Debt Securities.
     “Remarketing Agent,” with respect to a series of Debt Securities, has the meaning set forth in the Debt Security Indenture establishing such series of Debt Securities.
     “Remarketing Agreement,” with respect to a series of Debt Securities, has the meaning set forth in the Debt Security Indenture establishing such series of Debt Securities.
     “Remarketing Fee,” with respect to a series of Debt Securities, has the meaning set forth in the Debt Security Indenture establishing such series of Debt Securities.
     “Remarketing Settlement Date,” with respect to a series of Debt Securities, has the meaning set forth in the Debt Security Indenture establishing such series of Debt Securities.
     “Reorganization Event” has the meaning set forth in Section 5.4(b).
     “Representative Holder” has the meaning set forth in Section 5.4(b).
     “Responsible Officer” means, when used with respect to the Stock Purchase Contact Agent, any officer within the corporate trust department of the Stock Purchase Contract Agent, including any managing director, director, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer, associate or any other officer of the Stock Purchase Contract Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

     “Second Stock Purchase Date” means the later of (1) the date that is six (6) calendar months after the First Stock Purchase Date; and (2) the Initial Scheduled Second Stock Purchase Date; provided, however, that the Second Stock Purchase Date may be deferred for up to two (2) three-month periods in accordance with Section 5.2(b)(vi).
     “Securities Act” means the Securities Act of 1933, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
     “Securities Intermediary” means Deutsche Bank Trust Company Americas, as Securities Intermediary under the Pledge Agreement, until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, after which “Securities Intermediary” shall mean such successor or any subsequent successor who is appointed pursuant to the Pledge Agreement.
     “Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.5.
     “Senior Debt” means any indebtedness of the Company that is not, by its terms, subordinate in right of payment to any other indebtedness of the Company.
     “Separate Debt Securities” means Debt Securities that are not a component of any Normal Common Equity Unit.
     “Series C Debt Security” has the meaning ascribed to “Notes” in the Debt Security Indenture establishing the securities titled the “Series C Senior Debentures due 2022.” For avoidance of doubt, each Series C Debt Security has a principal amount of one thousand dollars ($1,000).
     “Series C Make-Whole Table” means the table set forth in Exhibit F, as such table may be amended or adjusted pursuant to Section 5.8(g).
     “Series C Stock Purchase Contract” means a Stock Purchase Contract whose Stock Purchase Date is the First Stock Purchase Date.
     “Series C Treasury Security” means a zero-coupon U.S. Treasury Security maturing on September 30, 2012 with a principal amount of one thousand dollars ($1,000) payable on such date and with a CUSIP number of 912833Y61.
     “Series D Debt Security” has the meaning ascribed to “Notes” in the Debt Security Indenture establishing the securities titled the “Series D Senior Debentures due 2023.” For avoidance of doubt, each Series D Debt Security has a principal amount of one thousand dollars ($1,000).
     “Series D Make-Whole Table” means the table set forth in Exhibit G, as such table may be amended or adjusted pursuant to Section 5.8(g).
     “Series D Stock Purchase Contract” means a Stock Purchase Contract whose Stock Purchase Date is the Second Stock Purchase Date.

     “Series D Treasury Security” means a zero-coupon U.S. Treasury Security maturing on August 31, 2013 with a principal amount of one thousand dollars ($1,000) payable on such date and with a CUSIP number of 912834AF5.
     “Series E Debt Security” has the meaning ascribed to “Notes” in the Debt Security Indenture establishing the securities titled the “Series E Senior Debentures due 2044.” For avoidance of doubt, each Series E Debt Security has a principal amount of one thousand dollars ($1,000).
     “Series E Make-Whole Table” means the table set forth in Exhibit H, as such table may be amended or adjusted pursuant to Section 5.8(g).
     “Series E Stock Purchase Contract” means a Stock Purchase Contract whose Stock Purchase Date is the Third Stock Purchase Date.
     “Series E Treasury Security” means a zero-coupon U.S. Treasury Security maturing on September 30, 2014 with a principal amount of one thousand dollars ($1,000) payable on such date and with a CUSIP number of 912834BE7.
     “Settlement Rate” has the meaning set forth in Section 5.1(a).
     “Spin-off” has the meaning set forth in Section 5.4(a)(iii).
     “Spin-off Valuation Period” has the meaning set forth in Section 5.4(a)(iii).
     “Stated Amount” means, (i) with respect to any one (1) Common Equity Unit, (A) seventy five dollars ($75.00) from, and including, the issue date of the Common Equity Units to, but excluding, the First Stock Purchase Date; (B) fifty dollars ($50.00) from, and including, the First Stock Purchase Date to, but excluding, the Second Stock Purchase Date; and (C) twenty five dollars ($25.00) from, and including, the Second Stock Purchase Date to, but excluding, the Third Stock Purchase Date; (ii) with respect to each Stock Purchase Contract, twenty five dollars ($25.00); and (iii) with respect to any one (1) Debt Security, one thousand dollars ($1,000).
     “Stock Purchase Contract” means, with respect to any Common Equity Unit, the contracts forming a part of such Common Equity Units and obligating (i) the Company to sell, and the Holder of such Common Equity Unit to purchase, shares of Common Stock and (ii) the Company to pay the Holder thereof Contract Payments, in each case on the terms and subject to the conditions set forth in Article V. Each Common Equity Unit shall initially contain one (1) Series C Stock Purchase Contract, one (1) Series D Stock Purchase Contract and one (1) Series E Stock Purchase Contract.
     “Stock Purchase Contract Agent” means the Person named as the “Stock Purchase Contract Agent” in the first paragraph of this Agreement, until a successor Stock Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, after which “Stock Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.
     “Stock Purchase Contract Settlement Fund” has the meaning set forth in Section 5.3.

     “Stock Purchase Date” means each of the First Stock Purchase Date, the Second Stock Purchase Date and the Third Stock Purchase Date. For avoidance of doubt, reference to a scheduled Stock Purchase Date shall mean the next Stock Purchase Date that would occur assuming the next Remarketing will not be a Failed Remarketing.
     “Stripped Common Equity Unit” means the collective rights and obligations of a Holder of one (1) Stripped Common Equity Unit Certificate in respect of (i) prior to the First Stock Purchase Date, a one-fortieth (1/40) undivided beneficial interest in a Series C Treasury Security with a principal amount at maturity equal to one thousand dollars ($1,000); (ii) prior to the Second Stock Purchase Date, a one-fortieth (1/40) undivided beneficial interest in a Series D Treasury Security with a principal amount at maturity equal to one thousand dollars ($1,000); (iii) a one-fortieth (1/40) undivided beneficial interest in a Series E Treasury Security with a principal amount at maturity equal to one thousand dollars ($1,000); (iv) prior to the First Stock Purchase Date, one (1) Series C Stock Purchase Contract; (v) prior to the Second Stock Purchase Date, one (1) Series D Stock Purchase Contract; and (vi) one (1) Series E Stock Purchase Contract; provided, however, that the interests set forth in clauses (i) through (iii), inclusive, shall be subject to the Pledge of such interests by such Holder pursuant to the Pledge Agreement.
     “Stripped Common Equity Unit Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Stripped Common Equity Units specified on such certificate.
     “Successful,” in respect of a Remarketing of a series of Debt Securities, has the meaning set forth in the Debt Security Indenture establishing such series of Debt Securities.
     “Tender Offer Expiration Date” has the meaning set forth in Section 5.4(a)(v).
     “Tender Offer Expiration Time” has the meaning set forth in Section 5.4(a)(v).
     “Termination Date” means the date, if any, on which a Termination Event occurs.
     “Termination Event” means the occurrence of any of the following events:
          (i) at any time on or prior to the Third Stock Purchase Date, a judgment, decree or order of a court shall have been entered granting relief under the Bankruptcy Code or any other similar applicable federal or state law, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company, and, if such judgment, decree or order shall have been entered more than sixty (60) days prior to the Third Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of sixty (60) days;
          (ii) at any time on or prior to the Third Stock Purchase Date, a judgment, decree or order of a court for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered, and, if such judgment, decree or order shall have been entered more than sixty (60) days prior to the

Third Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of sixty (60) days; or
          (iii) at any time on or prior to the Third Stock Purchase Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
     “Third Stock Purchase Date” means the later of (1) the date that is six (6) calendar months after the Second Stock Purchase Date; and (2) the Initial Scheduled Third Stock Purchase Date; provided, however, that the Third Stock Purchase Date may be deferred for up to two (2) three-month periods in accordance with Section 5.2(b)(vi).
     “Threshold Appreciation Price” means $44.275; provided, however, that the Threshold Appreciation Price shall be subject to adjustment pursuant to Section 5.4(a)(vii).
     “TIA” means the Trust Indenture Act of 1939, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
     “Trading Day” has the meaning set forth in Section 5.1(a).
     “Trading Day Period” has the meaning set forth in Section 5.1(a).
     “Treasury Security” means a Series C Treasury Security, a Series D Treasury Security or a Series E Treasury Security, as the context requires.
     “Underlying Shares” has the meaning set forth in Section 5.4(a)(ii).
     “Unit Debt Security” means a Series C Debt Security or a Series E Debt Security.
     “Unsecured Debentures” means the unsecured junior subordinated notes of the Company that will be issued in the Company’s sole discretion, as provided in Section 5.12(c), pursuant to the Indenture, dated as of June 21, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee.
     “Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”
     “VWAP” has the meaning set forth in Section 5.1(a).
     SECTION 1.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Stock

Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Stock Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished. Notwithstanding any portion of this Agreement to the contrary, the Company shall not be required to furnish the Stock Purchase Contract Agent an Opinion of Counsel or an Officers’ Certificate pursuant to this Section 1.2 in connection with the issuance of the Common Equity Units.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 10.5) shall include:
     (i) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as he or she believes is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and
     (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          SECTION 1.3 Form of Documents Delivered to Stock Purchase Contract Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.
     SECTION 1.4 Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Stock Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Stock Purchase Contract Agent and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Stock Purchase Contract Agent reasonably deems sufficient.
     (c) The ownership of Common Equity Units shall be proved by the Security Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Common Equity Units shall bind every future Holder of the same Common Equity Units and the Holder of every Certificate evidencing such Common Equity Units issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Stock Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.
     (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Common Equity Units entitled to give, make, take or revoke any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Common Equity Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Normal Common Equity Units and the Outstanding Stripped Common Equity Units, as the case may be, as of the close of business on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Normal Common Equity Units or the Stripped Common Equity Units, as the case may be, whether or not such Holders remain Holders after the close of business on such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Common Equity Units at the close of business on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph

(whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Common Equity Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Stock Purchase Contract Agent in writing and to each Holder of Common Equity Units in the manner set forth in Section 1.6.
     With respect to any record date set pursuant to this Section 1.4(e), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Stock Purchase Contract Agent in writing, and to each Holder of Common Equity Unit in the manner set forth in Section 1.6, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     SECTION 1.5 Notices to the Stock Purchase Contract Agent, the Company and the Collateral Agent. Any notice or communication is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Stock Purchase Contract Agent only upon receipt thereof:
     If to the Stock Purchase Contract Agent:
Deutsche Bank Trust Company Americas
Trust and Securities Services
60 Wall Street, 27th Floor
MS: NYC60-2710
New York, NY 10005
Fax: 732-578-4635
Attention: Corporates Team / MetLife, Inc.

copy to:

Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One
6th Floor — MS JCY03-0699
Jersey City, NJ 07311-3901
Fax: 732-578-4635
Attention: Corporates Team / MetLife, Inc.

     If to the Company:
MetLife, Inc.
1095 Avenue of the Americas
New York, New York 10036
Attention: Treasurer
Facsimile: (212) 578-0266
     If to the Collateral Agent:
Deutsche Bank Trust Company Americas
Trust and Securities Services
60 Wall Street, 27th Floor
MS: NYC60-2710
New York, NY 10005
Fax: 732-578-4635
Attention: Corporates Team / MetLife, Inc.

copy to:

Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One
6th Floor — MS JCY03-0699
Jersey City, NJ 07311-3901
Fax: 732-578-4635
Attention: Corporates Team / MetLife, Inc.
          SECTION 1.6 Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, such mailing to occur not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; provided, however, that if any Common Equity Units are registered in the name of the Depositary or the nominee of the Depositary, then, notwithstanding anything herein to the contrary, the notice may be given to the Depositary in accordance with the Depositary’s rules and practices and none of the Company, the Company’s agent or the Stock Purchase Contract Agent shall, except as set forth herein, have any obligations to the Beneficial Owners of such Common Equity Units. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of providing timely notice. Waivers of notice by Holders shall be filed with the Stock Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Stock Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.
     SECTION 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 1.8 Successors and Assigns. All covenants and agreements in this Agreement by the Company and the Stock Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.
     SECTION 1.9 Separability Clause. In case any provision in this Agreement or in the Common Equity Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.
     SECTION 1.10 Benefits of Agreement. Nothing contained in this Agreement or in the Common Equity Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Common Equity Units evidenced by their Certificates by their acceptance of delivery of such Certificates.
     SECTION 1.11 Governing Law. This Agreement and the Common Equity Units shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     SECTION 1.12 Legal Holidays. In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Common Equity Units), Contract Payments or other distributions shall not be paid on such date, and such Contract Payments or other distributions shall be paid on the next succeeding Business Day, with the same force and effect as if made on such Payment Date, provided that if such next succeeding Business Day is in the next succeeding calendar year, then payment of such Contract Payments or other distributions will be made on the Business Day immediately preceding such Payment Date, with the same force and effect as if made on such Payment Date. No interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Payment Date.
     In any case where any Stock Purchase Date, Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Common Equity Units), Stock Purchase Contracts shall not be settled and Early Settlement and Cash Merger Early Settlement shall not be effected on such date, but Stock Purchase Contracts shall be settled and Early Settlement or Cash Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day, with the same force and effect as if made on such Stock Purchase Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.
     SECTION 1.13 Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
     SECTION 1.14 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.
     SECTION 1.15 Appointment of Financial Institution as Agent for the Company. The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations, and in accepting and enforcing performance of the obligations of the Stock Purchase Contract Agent and the Holders, under this Agreement and the Stock Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.5. Any such appointment shall be effective only upon the acceptance thereof by such financial institution and shall not relieve the Company in any way from its obligations hereunder.
     SECTION 1.16 No Waiver. No failure on the part of the Company, the Stock Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Stock Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
     SECTION 1.17 Unit Debt Securities. Notwithstanding anything herein to the contrary, if any provision hereof refers to the delivery of a Debt Security and such Debt Security constitutes a Unit Debt Security, then such delivery shall be of either (i) a Unit Debt Security or Unit Debt Securities having an aggregate principal amount equal to the principal amount required to be delivered; or (ii) Component Debt Securities, of each tranche constituting the series of such Unit Debt Security, in sufficient respective principal amounts to create a Unit Debt Security having a principal amount equal to the principal amount required to be delivered.
     SECTION 1.18 Force Majeure. The Stock Purchase Contract Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents, labor disputes, acts of civil or military authority, governmental actions or inability to obtain labor, material, equipment or transportation.

     SECTION 1.19 Waiver of Trial by Jury. Each of the Company, the Stock Purchase Contract Agent and the Holders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
ARTICLE II
Certificate Forms
     SECTION 2.1 Forms of Certificates Generally. The Certificates (including the form of Stock Purchase Contracts forming part of each Common Equity Units evidenced thereby) shall be in substantially the form set forth in Exhibit A (in the case of Certificates evidencing Normal Common Equity Units) or Exhibit B (in the case of Certificates evidencing Stripped Common Equity Units), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Common Equity Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.
     The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Certificates evidencing the Common Equity Units, consistent with the provisions of this Agreement, as evidenced by their execution thereof.
     SECTION 2.2 Legends.
     (a) Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:
THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE STOCK PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STOCK PURCHASE CONTRACT AGREEMENT, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION

OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     (b) Each Certificate that constitutes a “restricted security” within the meaning of Rule 144 under the Securities Act shall bear a legend (the “Private Placement Legend”) in substantially the following form:
THE OFFER AND SALE OF THIS SECURITY, AND THE COMMON STOCK ISSUABLE UPON SETTLEMENT OF THE STOCK PURCHASE CONTRACTS FORMING PART OF THIS SECURITY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.
     SECTION 2.3 Form of Stock Purchase Contract Agent’s Certificate of Authentication. The form of the Stock Purchase Contract Agent’s certificate of authentication of the Common Equity Units shall be in substantially the form set forth on the form of the applicable Certificates.
ARTICLE III
The Common Equity Units
SECTION 3.1 Amount; Form and Denominations. The aggregate number of Common Equity Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to forty million (40,000,000), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, Section 3.5, Section 3.9, Section 3.12, Section 3.13, Section 5.7(f), Section 5.8(j) or Section 8.5.
     The Certificates shall be issuable only in registered form and only in denominations of a single Normal Common Equity Unit or Stripped Common Equity Unit and any integral multiple thereof. The Certificates shall not be issued in, or represented by, any Global Certificates except at the sole discretion of the Company.
     The Common Equity Units shall initially be issued in the form of Normal Common Equity Units.

     SECTION 3.2 Rights and Obligations Evidenced by the Certificates. For so long as a Common Equity Unit constitutes a Normal Common Equity Unit, the related Normal Common Equity Unit Certificate(s) shall evidence the number of Normal Common Equity Units specified therein. The Stock Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Normal Common Equity Unit, to pledge, pursuant to the Pledge Agreement, with respect to each such Normal Common Equity Unit, such Holder’s interest in the Debt Securities forming a part of such Normal Common Equity Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in (i) the one-fortieth (1/40) undivided beneficial interest in the Series C Debt Security having a principal amount of one thousand dollars ($1,000) forming part of such Normal Common Equity Unit to secure the obligation of such Holder under the Series C Stock Purchase Contract forming part of such Normal Common Equity Unit; (ii) the one-fortieth (1/40) undivided beneficial interest in the Series D Debt Security having a principal amount of one thousand dollars ($1,000) forming part of such Normal Common Equity Unit to secure the obligation of such Holder under the Series D Stock Purchase Contract forming part of such Normal Common Equity Unit; and (iii) the one-fortieth (1/40) undivided beneficial interest in the Series E Debt Security having a principal amount of one thousand dollars ($1,000) forming part of such Normal Common Equity Unit to secure the obligation of the Holder under the Series E Stock Purchase Contract forming part of such Normal Common Equity Unit.
     For so long as a Common Equity Unit constitutes a Stripped Common Equity Unit, the related Stripped Common Equity Unit Certificate(s) shall evidence the number of Stripped Common Equity Units specified therein. The Stock Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Stripped Common Equity Unit, to pledge, pursuant to the Pledge Agreement, with respect to each such Stripped Common Equity Unit, such Holder’s interest in the Treasury Securities forming a part of such Stripped Common Equity Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in (i) the one-fortieth (1/40) undivided beneficial interest in the Series C Treasury Security having a principal amount of one thousand dollars ($1,000) forming part of such Stripped Common Equity Unit to secure the obligation of such Holder under the Series C Stock Purchase Contract forming part of such Stripped Common Equity Unit; (ii) the one-fortieth (1/40) undivided beneficial interest in the Series D Treasury Security having a principal amount of one thousand dollars ($1,000) forming part of such Stripped Common Equity Unit to secure the obligation of such Holder under the Series D Stock Purchase Contract forming part of such Stripped Common Equity Unit; and (iii) the one-fortieth (1/40) undivided beneficial interest in the Series E Treasury Security having a principal amount of one thousand dollars ($1,000) forming part of such Stripped Common Equity Unit to secure the obligation of such Holder under the Series E Stock Purchase Contract forming part of such Stripped Common Equity Unit.
     No Stock Purchase Contract shall, prior to the purchase of shares of Common Stock under such Stock Purchase Contract, entitle the Holder of a Common Equity Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent to or receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a holder of Common Stock of the Company.

     SECTION 3.3 Execution, Authentication, Delivery and Dating. Subject to the provisions of Section 3.12 and Section 3.13, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Stock Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with an Issuer Order for authentication of such Certificates, and the Stock Purchase Contract Agent shall, in accordance with such written order, authenticate, execute on behalf of the Holders and deliver such Certificates.
     The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.
     Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signature was affixed thereto, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.
     No Stock Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Stock Purchase Contract Agent, as such Holder’s attorney-in-fact. Such signature by an authorized officer of the Stock Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Stock Purchase Contracts evidenced by such Certificate.
     Each Certificate shall be dated the date of its authentication.
     No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Stock Purchase Contract Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.
     SECTION 3.4 Temporary Certificates. Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates that are in substantially the form set forth in Exhibit A or Exhibit B, as applicable, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Normal Common Equity Units or Stripped Common Equity Units, as applicable, may be listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

     If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Common Equity Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Common Equity Units evidenced thereby as definitive Certificates.
     SECTION 3.5 Registration; Registration of Transfer and Exchange. The Stock Purchase Contract Agent shall keep at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Stock Purchase Contract Agent shall provide for the registration and transfers of Certificates (the Stock Purchase Contract Agent, in such capacity, the “Security Registrar”). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Normal Common Equity Units and Stripped Common Equity Units.
     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of like tenor, and evidencing a like number of Normal Common Equity Units or Stripped Common Equity Units, as the case may be; provided, however, that (i) Certificates so executed, authenticated and delivered upon a transfer of any interest in a Certificate bearing the Private Placement Legend shall also bear the Private Placement Legend unless there is delivered to the Stock Purchase Contract Agent and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect, or other reasonable proof, that such Private Placement Legend need not be applied to such Certificates; and (ii) the Stock Purchase Contract Agent and the Company may refuse to effect any transfer of an interest in a Certificate unless there is delivered to the Stock Purchase Contract Agent and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect, or other reasonable proof, that such transfer complies with the registration and prospectus-delivery requirements of the Securities Act or is exempt from such requirements.
     At the option of the Holder, Certificates evidencing Normal Common Equity Units or Stripped Common Equity Units may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Normal Common Equity Units or Stripped Common Equity Units, respectively, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates that the Holder making the exchange is entitled to receive; provided, however, that if the Certificate to be exchanged (including any Certificate to be exchanged pursuant to a Collateral Substitution pursuant to Section 3.12 or Section 3.13) bears the Private Placement Legend, then the Certificate(s) so authenticated, executed and delivered in exchange therefor shall also bear the Private Placement Legend unless there is delivered to the Stock Purchase Contract Agent and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect, or other reasonable proof, that such Private Placement Legend need not be applied to such Certificate(s).
     All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Normal Common Equity Units or Stripped Common Equity Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as, the Normal Common Equity Units or Stripped Common Equity Units, as applicable, evidenced by the Certificate surrendered upon such registration of transfer or exchange.
     Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Stock Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Security Registrar may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges not involving any transfer to a Person other than the Holder.
     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to the Common Equity Units evidenced by such Certificate, any Cash Merger Early Settlement Date with respect to the Common Equity Units evidenced by such Certificate, the Third Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Stock Purchase Contract Agent shall:
     (i) if the Third Stock Purchase Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to the Certificate surrendered for exchange or transfer has occurred, deliver to such Holder the shares of Common Stock issuable in respect of the Stock Purchase Contracts forming a part of the Common Equity Units evidenced by such Certificate;
     (ii) if a Termination Event shall have occurred prior to the First Stock Purchase Date, transfer the Series C Debt Securities or the Treasury Securities pledged in lieu thereof, as the case may be, evidenced by the Certificate surrendered for exchange or transfer, to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.14 and Article V;
     (iii) if a Termination Event shall have occurred prior to the Second Stock Purchase Date, transfer the Series D Debt Securities or the Treasury Securities pledged in lieu thereof, as the case may be, evidenced by the Certificate surrendered for exchange or transfer, to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.14 and Article V; or
     (iv) if a Termination Event shall have occurred prior to the Third Stock Purchase Date, transfer the Series E Debt Securities or the Treasury Securities pledged in lieu thereof, as the case may be, evidenced by the Certificate surrendered for exchange or transfer, to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.14 and Article V.
     Notwithstanding anything herein to the contrary, but subject to Section 7.4, the transfer, by the Initial Holder of any interest in a Common Equity Unit shall be subject to the provisions of the Investor Rights Agreement.
     The Security Registrar may seek written confirmation pursuant to Section 7.3(c) that the transfer of any Common Equity Unit is permitted hereunder, under the Investor Rights Agreement and under applicable law, prior to the registration of such transfer.
     To facilitate the transfer, exchange or substitution of any Debt Securities, the Company shall provide the registrar for such Debt Securities a sufficient supply of securities for purposes of transfer, exchange and substitution and shall cause such registrar to coordinate and cooperate with the Stock Purchase Contract Agent, the Collateral Agent and the Securities Intermediary to effect such transfer, exchange or substitution. The Stock Purchase Contract Agent, the Securities Intermediary and the Collateral Agent, as such, shall have no responsibility for any delay by such registrar to provide securities to effect any such transfer, exchange or substitution.
     The Stock Purchase Contract Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Global Certificate or Certificate (including any transfers between or among Depositary Participants, members or Beneficial Owners of any Global Certificate) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     SECTION 3.6 Book-Entry Interests. Notwithstanding anything herein to the contrary, (i) the provisions of this Section 3.6 shall apply if, and only if, the Company elects, in its sole and absolute discretion, to issue the Certificates in the form of one or more fully registered Global Certificates; and (ii) the Certificates will not initially be issued in the form of Global Certificates.
     The Certificates to be issued in the form of one or more fully registered Global Certificates shall be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global

Certificates shall initially be registered on the books of the Security Registrar in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.8. The Stock Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.8:
     (i) the provisions of this Section 3.6 shall be in full force and effect;
     (ii) the Company, the Stock Purchase Contract Agent and the Security Registrar shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Contract Payments and receiving approvals, votes or consents hereunder) as the Holder of the Common Equity Units and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners; provided that any Beneficial Owner may directly enforce against the Company, without the involvement of the Depositary or any other Person, its right to receive definitive Certificates pursuant to Section 3.8;
     (iii) subject to the first paragraph of this Section 3.6, to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and
     (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants; provided that any Beneficial Owner may directly enforce against the Company, without the involvement of the Depositary or any other Person, its right to receive definitive Certificates pursuant to Section 3.8.
     Transfers of Common Equity Units evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such Common Equity Units (including the creation of Stripped Common Equity Units and the recreation of Normal Common Equity Units pursuant to Section 3.12 and Section 3.13, respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases for such Global Certificate.
     The Stock Purchase Contract Agent shall have no responsibility or obligation to any Beneficial Owner of a Global Certificate, any Depositary Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary Participant or member thereof, with respect to any ownership interest in any Global Certificate or with respect to the delivery to any Depositary Participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to any Global Certificate. All notices and communications to be given to the Holders, and all payments to be made to Holders, of any Global Certificate shall be given or made only to or upon the order of the Depositary or its nominee. The rights of Beneficial Owners in any Global Certificate shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary, subject to clauses (i) and (iv) of this Section 3.6. The Stock

Purchase Contract Agent may rely conclusively, and shall be fully protected in relying, upon information furnished by the Depositary with respect to its members, Depositary Participants and any Beneficial Owners.
     SECTION 3.7 Appointment of Successor Depositary. If the Common Equity Units are represented in the form of one or more fully registered Global Certificates and an event set forth in Section 3.8(ii)(1) or Section 3.8(ii)(2) occurs, then the Company may, in its sole discretion, appoint a successor Depositary with respect to the Common Equity Units.
     SECTION 3.8 Definitive Certificates. If:
     (i) the Common Equity Units are represented by one or more fully registered Global Certificates; and
     (ii) either:
     (1) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary with respect to the Common Equity Units and no successor Depositary has been appointed pursuant to Section 3.7 within ninety (90) days after such notice; or
     (2) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to Section 3.7 within ninety (90) days after such notice; or
     (3) any default has occurred and is continuing under this Agreement or the Debt Security Indenture establishing any series of Debt Securities; or
     (4) a Beneficial Owner provides to the Company and the Stock Purchase Contract Agent a written request, upon sixty (60) days prior notice, that such Beneficial Owner’s interest in the Common Equity Units represented by a Global Certificate is to be exchanged for an equivalent interest in the Common Equity Units represented by definitive Certificate, then (x) definitive Certificates may be prepared by the Company with respect to such Common Equity Units and delivered to the Stock Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Common Equity Units by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company and the Stock Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Common Equity Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.
     SECTION 3.9 Mutilated, Destroyed, Lost and Stolen Certificates. If any mutilated Certificate is surrendered to the Stock Purchase Contract Agent, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Normal Common Equity Units or Stripped Common Equity Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Stock Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Stock Purchase Contract Agent that such Certificate has been acquired by a protected purchaser (within the meaning of the Uniform Commercial Code as in effect in the State of New York), the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Normal Common Equity Units or Stripped Common Equity Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.
     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, any Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, the Third Stock Purchase Date, or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Stock Purchase Contract Agent shall:
     (i) if the Third Stock Purchase Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver to such Holder the shares of Common Stock issuable in respect of the Stock Purchase Contracts forming a part of the Common Equity Units evidenced by such Certificate;
     (ii) if a Termination Event shall have occurred prior to the First Stock Purchase Date, transfer the Series C Debt Securities or the Treasury Securities pledged in lieu thereof, as the case may be, evidenced by such lost, stolen, destroyed or mutilated Certificate, to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.14 and Article V;
     (iii) if a Termination Event shall have occurred prior to the Second Stock Purchase Date, transfer the Series D Debt Securities or the Treasury Securities pledged in lieu thereof, as the case may be, evidenced by such lost, stolen, destroyed or mutilated Certificate, to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.14 and Article V; or

     (iv) if a Termination Event shall have occurred prior to the Third Stock Purchase Date, transfer the Series E Debt Securities or the Treasury Securities pledged in lieu thereof, as the case may be, evidenced by such lost, stolen, destroyed or mutilated Certificate, to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.14 and Article V.
     Upon the issuance of any new Certificate under this Section, the Company and the Stock Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Stock Purchase Contract Agent) connected therewith.
     Every new Certificate issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Common Equity Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Common Equity Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.
     The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.
     SECTION 3.10 Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Company, the Security Registrar and the Stock Purchase Contract Agent, and any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Common Equity Units evidenced thereby for purposes of (subject to any applicable record date) any payment on the Debt Securities, any payment of Contract Payments and any performance of the Stock Purchase Contracts and for all other purposes whatsoever in connection with such Common Equity Units, whether or not such payment or performance shall be overdue and notwithstanding any notice to the contrary; and none of the Company, the Security Registrar or the Stock Purchase Contract Agent, nor any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent, shall be affected by notice to the contrary.
     Notwithstanding the foregoing paragraph, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Security Registrar, the Stock Purchase Contract Agent or any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Security Registrar, the Stock Purchase Contract Agent or any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     SECTION 3.11 Cancellation. All Certificates surrendered for delivery of shares of Common Stock on or after the Third Stock Purchase Date, all Certificates surrendered for delivery of Debt Securities or Treasury Securities, as the case may be, after the occurrence of a Termination Event, all Certificates surrendered pursuant to a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, and all Certificates surrendered for the registration of transfer or exchange of a Common Equity Unit, or for a Collateral Substitution, shall, if surrendered to any Person other than the Stock Purchase Contract Agent, be delivered to the Stock Purchase Contract Agent along with appropriate written instructions from the Company regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by the Stock Purchase Contract Agent. The Company may at any time deliver to the Stock Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Stock Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Stock Purchase Contract Agent shall be disposed of in accordance with its customary practices.
     If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Stock Purchase Contract Agent for cancellation.
     SECTION 3.12 Creation of Stripped Common Equity Units by Substitution of Treasury Securities. Subject to the conditions set forth in this Agreement, a Holder of Normal Common Equity Units may, at any time from and after the date of this Agreement (but not during the period that begins at 5:00 p.m. (New York City time) on the tenth (10th) Business Day immediately preceding any scheduled Stock Purchase Date and ends at 5:00 p.m. (New York City time) on such scheduled Stock Purchase Date), exchange such Normal Common Equity Units for Stripped Common Equity Units and Debt Securities; provided that Holders may make such exchange only in integral multiples of eighty (80) Normal Common Equity Units. To effect such exchange, the Holder must, for each eighty (80) Normal Common Equity Units to be exchanged, perform each of the following:
     (i) if such exchange is made prior to the First Stock Purchase Date, deposit with the Collateral Agent two (2) Series C Treasury Securities, each having a principal amount of one thousand dollars ($1,000);
     (ii) if such exchange is made prior to the Second Stock Purchase Date, deposit with the Collateral Agent two (2) Series D Treasury Securities, each having a principal amount of one thousand dollars ($1,000);
     (iii) deposit with the Collateral Agent two (2) Series E Treasury Securities, each having a principal amount of one thousand dollars ($1,000); and

     (iv) transfer eighty (80) Normal Common Equity Units to the Stock Purchase Contract Agent accompanied by a notice to the Stock Purchase Contract Agent, substantially in the form of Exhibit C, (i) stating that the Holder has deposited the relevant amount of Treasury Securities with the Securities Intermediary for credit to the Collateral Account; and (ii) instructing the Stock Purchase Contract Agent to instruct the Collateral Agent to release the Pledged Debt Securities forming part of such Normal Common Equity Units, whereupon the Stock Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.
     Notwithstanding anything herein to the contrary, no such exchange shall be made at any time when there does not exist an unmatured Treasury Security that would be required, pursuant to clause (i), (ii) or (iii) above, to be delivered to effect such exchange. Upon receipt of the Treasury Securities described in clauses (i), (ii) and (iii) above and the instruction described in clause (iv) above, the Collateral Agent shall, in accordance with the terms of the Pledge Agreement, cause the Securities Intermediary to effect the release of such Pledged Debt Securities from the Pledge and the transfer of such Debt Securities to the Stock Purchase Contract Agent on behalf of the Holder free and clear of the Company’s security interest therein. Upon receipt of such Debt Securities, the Stock Purchase Contract Agent shall promptly:
     (i) cancel the related Normal Common Equity Units;
     (ii) transfer such Debt Securities to such Holder (such Debt Securities shall be tradeable as a separate security, independent of the resulting Stripped Common Equity Units); and
     (iii) authenticate, execute on behalf of such Holder and deliver Stripped Common Equity Unit Certificates executed by the Company in accordance with Section 3.3 evidencing (A) the same number of Stock Purchase Contracts as were evidenced by the cancelled Normal Common Equity Units; and (B) the Pledged Treasury Securities substituted for such Debt Securities.
     Holders who elect to exchange Normal Common Equity Units for Stripped Common Equity Units and Debt Securities in accordance with this Section 3.12 shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of such exchange, and neither the Company nor the Stock Purchase Contract Agent shall be responsible for any such fees or expenses.
     In the event a Holder making a Collateral Substitution pursuant to this Section 3.12 fails to transfer the Normal Common Equity Units to the Stock Purchase Contract Agent after depositing Treasury Securities with the Securities Intermediary, any payments on the Debt Securities constituting a part of such Normal Common Equity Units shall be held in the name of the Stock Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Normal Common Equity Units are so transferred, or until such Holder provides evidence satisfactory to the Company and the Stock Purchase Contract Agent that the applicable Normal Common Equity Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Stock Purchase Contract Agent and the Company.

     Except as set forth in Section 5.2 or in this Section 3.12 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, or in order to sell any Pledged Debt Securities to the Company pursuant to the due exercise of the related Put Right, for so long as the Stock Purchase Contracts underlying a Normal Common Equity Unit remain in effect, such Normal Common Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Pledged Debt Securities and Stock Purchase Contracts comprising such Normal Common Equity Unit may be acquired, and may be transferred and exchanged, only as a Normal Common Equity Unit.
     Notwithstanding anything herein to the contrary, if any Treasury Security forming part of a Stripped Common Equity Unit matures prior to the applicable Stock Purchase Date, then (i) the proceeds thereof at such maturity shall be invested at the sole direction of the Company; and (ii) for all purposes under this Agreement (other than for purposes of the first sentence of the second paragraph of this Section 3.12 and for purposes of the second proviso to the first sentence of Section 3.13), such Treasury Security shall be deemed to have matured on the applicable Stock Purchase Date. Notwithstanding anything herein to the contrary, in no event may a Collateral Substitution be made pursuant to Section 3.12 or Section 3.13 from the time any Remarketing has priced to, and including, the Stock Purchase Date relating to such Remarketing.
     SECTION 3.13 Recreation of Normal Common Equity Units. Subject to the conditions set forth in this Agreement, a Holder of Stripped Common Equity Units may, at any time from and after the date of this Agreement (but not during the period that begins at 5:00 p.m. (New York City time) on the tenth (10th) Business Day immediately preceding any scheduled Stock Purchase Date and ends at 5:00 p.m. (New York City time) on such scheduled Stock Purchase Date), exchange such Stripped Common Equity Units for Normal Common Equity Units and Treasury Securities; provided, however, that Holders may make such exchange only in integral multiples of eighty (80) Stripped Common Equity Units; provided further, that in no event shall such exchange be permitted at any time after any Treasury Security forming part of such Stripped Common Equity Units has matured. To effect such exchange, if permitted hereunder, the Holder must, for each eighty (80) Stripped Common Equity Units to be exchanged, perform each of the following:
     (i) if such exchange is made prior to the First Stock Purchase Date, deposit with the Collateral Agent two (2) Series C Debt Securities, each having an aggregate principal amount of one thousand dollars ($1,000);
     (ii) if such exchange is made prior to the Second Stock Purchase Date, deposit with the Collateral Agent two (2) Series D Debt Securities, each having an aggregate principal amount of one thousand dollars ($1,000);
     (iii) deposit with the Collateral Agent two (2) Series E Debt Securities, each having an aggregate principal amount of one thousand dollars ($1,000); and
     (iv) transfer eighty (80) Stripped Common Equity Units to the Stock Purchase Contract Agent accompanied by a notice to the Stock Purchase Contract Agent, substantially in the form of Exhibit C, (i) stating that the Holder has deposited the relevant amount of Debt Securities with the Securities Intermediary for credit to the

Collateral Account; and (ii) instructing the Stock Purchase Contract Agent to instruct the Collateral Agent to release the Pledged Treasury Securities forming part of such Stripped Common Equity Units, whereupon the Stock Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.
     Upon receipt of the Debt Securities described in clauses (i), (ii) and (iii) above and the instruction described in clause (iv) above, the Collateral Agent shall, in accordance with the terms of the Pledge Agreement, cause the Securities Intermediary to effect the release of such Pledged Treasury Securities and the transfer of such Pledged Treasury Securities to the Stock Purchase Contract Agent on behalf of the Holder free and clear of the Company’s security interest therein. Upon receipt of such Treasury Securities, the Stock Purchase Contract Agent shall promptly:
     (i) cancel the related Stripped Common Equity Units;
     (ii) transfer such Treasury Securities to such Holder (such Treasury Securities shall be tradable as a separate security, independent of the resulting Normal Common Equity Units); and
     (iii) authenticate, execute on behalf of such Holder and deliver Normal Common Equity Unit Certificates executed by the Company in accordance with Section 3.3 evidencing (A) the same number of Stock Purchase Contracts as were evidenced by the cancelled Stripped Common Equity Units; and (B) the Debt Securities substituted for such Treasury Securities.
     Holders who elect to exchange Stripped Common Equity Units for Normal Common Equity Units and Treasury Securities in accordance with this Section 3.13 shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of such exchange, and neither the Company nor the Stock Purchase Contract Agent shall be responsible for any such fees or expenses.
     Except as provided in Section 5.2 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Stock Purchase Contracts underlying a Stripped Common Equity Unit remain in effect, such Stripped Common Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Pledged Treasury Securities and the Stock Purchase Contracts comprising such Stripped Common Equity Unit may be acquired, and may be transferred and exchanged, only as a Stripped Common Equity Unit.
     SECTION 3.14 Transfer of Collateral upon Occurrence of Termination Event. Upon the occurrence of a Termination Event and the transfer to the Stock Purchase Contract Agent of the Debt Securities (or, if such Termination Event occurs after a Remarketing Settlement Date and before the related Stock Purchase Date, the Proceeds of such Debt Securities) or Treasury Securities, as applicable, underlying the Common Equity Units pursuant to the terms of the Pledge Agreement, the Stock Purchase Contract Agent shall request transfer instructions with respect to such Debt Securities, Proceeds or Treasury Securities, as applicable, from each Holder by written request, substantially in the form of Exhibit D, mailed to such Holder at its address as it appears in the Security Register.
     Upon transfer of the Common Equity Units to the Stock Purchase Contract Agent with such transfer instructions, the Stock Purchase Contract Agent shall transfer such Debt Securities, Proceeds or Treasury Securities, as applicable, to such Holder in accordance with such instructions. In the event a Holder of Common Equity Units fails to effect such transfer or delivery, such Debt Securities, Proceeds or Treasury Securities, as applicable, and any distributions or payments thereon, shall be held in the name of the Stock Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:
     (i) the transfer of such Common Equity Units to the Stock Purchase Contract Agent, or the receipt by the Company and the Stock Purchase Contract Agent from such Holder of satisfactory evidence that the related Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Stock Purchase Contract Agent and the Company; and
     (ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Stock Purchase Contract Agent holds such property.
     SECTION 3.15 No Consent to Assumption. Each Holder of a Common Equity Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) under Section 365 of the Bankruptcy Code or otherwise, of the Stock Purchase Contracts by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.
ARTICLE IV
The Debt Securities
     SECTION 4.1 Payments on Debt Securities. Any payment on any Debt Security which is paid on any Payment Date shall, subject to receipt thereof by the Stock Purchase Contract Agent from the Company (in the case of a Debt Security that is held in the name of the Stock Purchase Contract Agent) or from the Collateral Agent as provided by the terms of the Pledge Agreement (in the case of a Debt Security that is held in the name of the Collateral Agent), be paid by the Stock Purchase Contract Agent to the Person in whose name the Normal Common Equity Unit Certificate (or one or more Predecessor Normal Common Equity Unit Certificates) of which such Debt Security forms a part is registered at the close of business on the Record Date for such Payment Date.
     Each Normal Common Equity Unit Certificate that evidences the ownership interest in the Debt Securities forming a part thereof and that is delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Normal Common Equity Unit Certificate shall carry the right to accrued and unpaid interest carried by the Debt Securities forming part of such other Normal Common Equity Unit Certificate.

     If:
     (i) there is effected, with respect to a Normal Common Equity Unit, either (A) a Cash Settlement of the Stock Purchase Contracts forming a part thereof; (B) an Early Settlement of the Stock Purchase Contracts forming a part thereof; (C) a Cash Merger Early Settlement of the Stock Purchase Contracts forming a part thereof; (D) a Collateral Substitution; or (E) a Successful Remarketing with respect to, or the exercise of the Put Right relating to, the Debt Securities forming a part thereof; and
     (ii) the related Stock Purchase Date (in the case of a Cash Settlement, a Successful Remarketing or the exercise of the Put Right), Early Settlement Date, Cash Merger Early Settlement Date, or date on which such Collateral Substitution is effected is on a date that is after any Record Date and on or prior to the next succeeding Payment Date, then interest, if any, on the Debt Securities forming part of such Normal Common Equity Units otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Cash Merger Early Settlement, Collateral Substitution, Successful Remarketing or exercise of such Put Right, and such interest shall, subject to receipt thereof by the Stock Purchase Contract Agent, be payable to the Person in whose name the Normal Common Equity Unit Certificate (or one or more Predecessor Normal Common Equity Unit Certificates) was registered at the close of business on such Record Date.
     Except as otherwise expressly provided in the immediately preceding paragraph or in the proviso to this sentence, in the case of any Normal Common Equity Units with respect to which Cash Settlement, Early Settlement or Cash Merger Early Settlement of the Stock Purchase Contracts forming a part thereof is properly effected, or with respect to which a Collateral Substitution has been effected, or with respect to which there is effected a Successful Remarketing of, or the exercise of the Put Right relating to, the Debt Securities forming part of such Normal Common Equity Units, payments on the related Debt Securities that would otherwise be payable or made after the First Stock Purchase Date (for the Series C Debt Securities), the Second Stock Purchase Date (for the Series D Debt Securities), the Third Stock Purchase Date (for the Series E Debt Securities), the Early Settlement Date, the Cash Merger Early Settlement Date, or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Normal Common Equity Units; provided, however, that to the extent that such Holder continues to hold Separate Debt Securities that formerly comprised a part of such Holder’s Normal Common Equity Units, such Holder shall be entitled to receive payments on such Separate Debt Securities.
     SECTION 4.2 Notice and Voting. Under the terms of the Pledge Agreement, the Stock Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Debt Securities, but only to the extent instructed in writing by the Holders as set forth below. Upon receipt of notice of any meeting at which holders of any series of Debt Securities are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of any series of Debt Securities, the Stock Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Normal Common Equity Units a notice:

     (i) containing such information as is contained in the notice or solicitation;
     (ii) stating that each Holder at the close of business on the relevant record date set by the Stock Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of the applicable series of Debt Securities entitled to vote) shall be entitled to instruct the Stock Purchase Contract Agent as to the exercise of the voting rights pertaining to such Debt Securities underlying their Normal Common Equity Units; and
     (iii) stating the manner in which such instructions may be given.
     Upon the written request of the Holders of Normal Common Equity Units on such record date received by the Stock Purchase Contract Agent at least six (6) days prior to such meeting, the Stock Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such request, the maximum number of Debt Securities as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Common Equity Unit, the Stock Purchase Contract Agent shall abstain from voting the Debt Securities underlying such Normal Common Equity Unit. The Company hereby agrees, if applicable, to use its reasonable efforts to solicit Holders of Normal Common Equity Units to timely instruct the Stock Purchase Contract Agent in order to enable the Stock Purchase Contract Agent to vote such Debt Securities.
     The Holders of Common Equity Units shall have no voting or other rights in respect of Common Stock by virtue of owning such Common Equity Units.
ARTICLE V
The Stock Purchase Contracts
     SECTION 5.1 Purchase of Shares of Common Stock.
     (a) Subject to the terms and provisions of this Agreement,
     (i) each Series C Stock Purchase Contract shall obligate the Holder of the related Common Equity Unit to purchase, and the Company to sell, on the First Stock Purchase Date;
     (ii) each Series D Stock Purchase Contract shall obligate the Holder of the related Common Equity Unit to purchase, and the Company to sell, on the Second Stock Purchase Date; and
     (iii) each Series E Stock Purchase Contract shall obligate the Holder of the related Common Equity Unit to purchase, and the Company to sell, on the Third Stock Purchase Date, in each case at a price equal to twenty five dollars ($25.00) (the “Purchase Price”), a number of shares of Common Stock equal to the applicable Settlement Rate for such Stock Purchase Date,

unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to such Common Equity Unit shall have occurred before such Stock Purchase Date.
     “Applicable Market Value” means, with respect to a Stock Purchase Date of a Stock Purchase Contract, the average of the VWAPs per share of Common Stock on each Trading Day in the Trading Day Period of such Stock Purchase Date.
     “Fixed Settlement Rates” means each of the Maximum Settlement Rate and the Minimum Settlement Rate; provided, however, that each Fixed Settlement Rate shall be subject to adjustment pursuant to Section 5.4.
     “Market Disruption Event” means any of the following events that the Company, in its reasonable discretion, determines has occurred and is material:
     (i) the occurrence or existence, for an aggregate period of at least thirty (30) minutes or during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange, of any suspension of, or limitation imposed on, trading by the Relevant Exchange, whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise:
     (1) relating to Common Stock; or
     (2) in futures or options contracts relating to the Common Stock on the Relevant Exchange;
     (ii) any event (other than an event described in clause (iii) below) that disrupts or impairs the ability of market participants, for an aggregate period of at least thirty (30) minutes or during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange in general:
     (1) to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange; or
     (2) to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or
     (iii) the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Stock are traded or the closure of such exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of:
     (1) the actual closing time for the regular trading session on such day, and
     (2) the submission deadline for orders to be entered into such exchange for execution at the actual closing time on such day.

     At the request of a Holder to the Company made on any Stock Purchase Date, the Company will notify such Holder of any Market Disruption Events that have occurred during the Trading Day Period relating to such Stock Purchase Date.
     “Maximum Settlement Rate” means 0.7058; provided, however, that the Maximum Settlement Rate shall be subject to adjustment pursuant to Section 5.4.
     “Minimum Settlement Rate” means 0.5647; provided, however, that the Minimum Settlement Rate shall be subject to adjustment pursuant to Section 5.4.
     “Relevant Exchange” means the NYSE; provided, however, that if the Common Stock is not listed for trading on the NYSE, then “Relevant Exchange” means the principal U.S. national or regional securities exchange on which the Common Stock is listed; provided further, that if the Common Stock is not listed on a U.S. national or regional securities exchange, then “Relevant Exchange” means the over-the-counter market on which the Common Stock is traded.
     “Settlement Rate” means, with respect to a Stock Purchase Date of a Stock Purchase Contract, a number of shares of Common Stock equal to the following:
     (i) if the Applicable Market Value for such Stock Purchase Date is equal to or less than the Reference Price, then the Settlement Rate for such Stock Purchase Date shall be the Maximum Settlement Rate;
     (ii) if the Applicable Market Value for such Stock Purchase Date is greater than the Reference Price and less than the Threshold Appreciation Price, then the Settlement Rate for such Stock Purchase Date shall be a fraction whose numerator is twenty five dollars ($25.00) and whose denominator is such Applicable Market Value, which fraction shall be rounded to the nearest one-ten-thousandth (1/10,000th) of a share of Common Stock; and
     (iii) if the Applicable Market Value for such Stock Purchase Date is equal to or greater than the Threshold Appreciation Price, then the Settlement Rate for such Stock Purchase Date shall be the Minimum Settlement Rate;
provided, however, that if the Stock Purchase Date (or, with respect to an Early Settlement Upon Cash Merger, the Cash Merger Early Settlement Date) of a Stock Purchase Contract occurs after the Initial Scheduled First Stock Purchase Date (in the case of a Series C Stock Purchase Contract), the Initial Scheduled Second Stock Purchase Date (in the case of a Series D Stock Purchase Contract) or the Initial Scheduled Third Stock Purchase Date (in the case of a Series E Stock Purchase Contract), then the Settlement Rate shall be adjusted in the same manner as the Fixed Settlement Rates are adjusted pursuant to Section 5.4 for any event or transaction that occurs on or after such Initial Scheduled First Stock Purchase Date, Initial Scheduled Second Stock Purchase Date or Initial Scheduled Third Stock Purchase Date, as applicable, and on or before such Stock Purchase Date or Cash Merger Early Settlement Date, as applicable.

     “Trading Day” means any day during which both of the following conditions are satisfied: (i) trading in the Common Stock generally occurs on the Relevant Exchange; and (ii) there is no Market Disruption Event.
     “Trading Day Period” means, (i) with respect to the First Stock Purchase Date, the twenty (20) consecutive Trading Days ending on, and including, the third (3rd) Trading Day immediately preceding the Initial Scheduled First Stock Purchase Date; (ii) with respect to the Second Stock Purchase Date, the twenty (20) consecutive Trading Days ending on, and including, the third (3rd) Trading Day immediately preceding the Initial Scheduled Second Stock Purchase Date; and (iii) with respect to the Third Stock Purchase Date, the twenty (20) consecutive Trading Days ending on, and including, the third (3rd) Trading Day immediately preceding the Initial Scheduled Third Stock Purchase Date.
     “VWAP” per share of Common Stock on any Trading Day means the volume-weighted average price per share of Common Stock in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MET.N <equity> AQR” (or its equivalent successor if such page is not available); provided, however, that if such volume-weighted average price shall not be available on such Trading Day, then VWAP on such Trading Day shall be determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company.
     The Company shall notify the Stock Purchase Contract Agent of the Settlement Rate promptly after the determination thereof, and the Stock Purchase Contract Agent shall have no responsibility for any such determination.
     (b) Each Holder of a Common Equity Unit, by its acceptance of such Common Equity Unit will be deemed to have:
     (i) duly appointed the Stock Purchase Contract Agent to enter into and perform the related Stock Purchase Contracts and the Pledge Agreement on its behalf and in its name as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);
     (ii) irrevocably agreed to be bound by the terms and provisions of such Stock Purchase Contracts and the Pledge Agreement;
     (iii) covenanted and agreed to perform its obligations under such Stock Purchase Contracts for so long as such Holder remains a Holder of a Common Equity Unit;
     (iv) irrevocably authorized the Stock Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf and in its name as its attorney-in-fact;
     (v) consented to, and agreed to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Accounts, including, without limitation, the

Debt Securities and the Treasury Securities pursuant to the Pledge Agreement, and to the other Collateral under the Pledge Agreement;
     (vi) for U.S. federal, state and local income and franchise tax purposes, agreed to take the positions set forth in Section 10.7(b); and
     (vii) irrevocably directed the Stock Purchase Contract Agent to execute the Remarketing Agreement at the direction of the Company, without the receipt of any opinion or certificate.
     (c) Each Holder of a Common Equity Unit, by its acceptance of such Common Equity Unit, shall be deemed to have further covenanted and agreed that to the extent and in the manner provided in Section 5.2 and the provisions of the Pledge Agreement, but subject to the terms thereof, Proceeds of the Debt Securities or the Treasury Securities, as applicable, shall be paid, on the Stock Purchase Date, by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under the related Stock Purchase Contracts, and such Holder shall acquire no right, title or interest in such Proceeds, except that any proceeds of the Remarketing in excess of the sum of the aggregate Purchase Price applicable to a Normal Common Equity Unit and the related Remarketing Fee attributable to the related Pledged Debt Securities will be remitted to the Stock Purchase Contract Agent for payment to the Holders of the related Normal Common Equity Units.
     (d) A Holder of a Normal Common Equity Unit who does not, prior to the applicable Stock Purchase Date and in accordance herewith, duly elect to effect a Cash Settlement, Early Settlement or Cash Merger Early Settlement shall pay the applicable purchase price for the shares of Common Stock to be delivered under the related Stock Purchase Contract from the proceeds of the sale of the related Pledged Debt Securities held by the Collateral Agent in the relevant Remarketing (or, if such Remarketing is a Final Failed Remarketing and such Holder has duly exercised, in accordance with the applicable Debt Security Indenture, the related Put Right, from the proceeds of the exercise of such Put Right); provided, however, that if such Remarketing is a Final Failed Remarketing and such Holder has elected not to exercise the related Put Right, or if such Holder has duly elected, in accordance with the applicable Debt Security Indenture and the Pledge Agreement, not to have such Pledged Debt Securities sold pursuant to such Remarketing, then such Holder shall pay such applicable purchase price to the Collateral Agent for deposit in the Collateral Account by 5:00 p.m. (New York City time) on the Business Day immediately preceding the applicable Stock Purchase Date (or such earlier time as may be required by the terms hereof), in lawful money of the United States by certified or cashiers’ check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary.
     (e) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Stock Purchase Contracts underlying such Certificate and the Pledge Agreement, and the transferor shall be released from the obligations under this Agreement, the Stock Purchase Contracts underlying such Certificate and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance of such Certificate, likewise shall be deemed to have covenanted and agreed, to be bound by the provisions of this paragraph.
     SECTION 5.2 Remarketing; Payment of Purchase Price.
     (a)
     (i) The Company shall conduct at least one (1), but no more than three (3), Remarketings for each series of Debt Securities in accordance with Article III of the supplemental indenture forming part of the relevant Debt Security Indenture and the Remarketing Agreement; provided, however, that, notwithstanding anything herein to the contrary, in no event shall the Company be obligated (but the Company may, in its sole discretion, nonetheless elect) to conduct a Remarketing at any time when none of the Outstanding Common Equity Units are Normal Common Equity Units. If, immediately after 5:00 p.m. (New York City time) on the tenth (10th) Business Day immediately preceding a scheduled Stock Purchase Date, none of the Outstanding Common Equity Units are Normal Common Equity Units, then such scheduled Stock Purchase Date shall not thereafter be deferred pursuant to Section 5.2(b)(vi) (it being understood that this sentence shall not affect any previous deferrals made to such Stock Purchase Date pursuant to Section 5.2(b)(vi)).
     (ii) If a Final Failed Remarketing for any series of the Debt Securities occurs, then (A) pursuant to the Pledge Agreement, the Collateral Agent, for the benefit of the Company, reserves all of its rights as a secured party with respect to all Debt Securities of such series which constitute part of any Normal Common Equity Unit; and (B) subject to applicable law and Section 5.2(c), the Collateral Agent may, among other things, (1) retain such Debt Securities in full satisfaction of the Holders’ obligations under the related Stock Purchase Contracts or (2) sell such Debt Securities in one or more public or private sales or otherwise.
     (iii) Prior to 5:00 p.m. (New York City time) on the twenty fifth (25th) Business Day immediately preceding the scheduled Stock Purchase Date relating to a Remarketing of a series of Debt Securities, Holders of Separate Debt Securities of such series may elect to have such Separate Debt Securities included in such Remarketing by delivering such Separate Debt Securities, along with a notice of such election, substantially in the form of Exhibit F to the Pledge Agreement, to the Custodial Agent; provided, however, that, notwithstanding anything herein to the contrary, no Holder of a Separate Debt Security may so elect to include such Separate Debt Security in a Remarketing, unless the principal amount of such Separate Debt Security (and, if such Separate Debt Security is a Unit Debt Security, the principal amount of each tranche of Component Debt Securities forming part of such Separate Debt Security) is an integral multiple of one thousand dollars ($1,000). At 5:00 p.m. (New York City time) on the twenty fifth (25th) Business Day immediately preceding the applicable scheduled Stock Purchase Date, such election shall become an irrevocable election to have such Separate Debt Securities remarketed in such Remarketing; provided, however, that a Holder of Separate Debt Securities electing to have its Separate Debt Securities included in such Remarketing will have the right to withdraw such election by written notice to the

Custodial Agent, substantially in the form of Exhibit G to the Pledge Agreement, prior to 5:00 p.m. (New York City time) on the twenty fifth (25th) Business Day immediately preceding the scheduled Stock Purchase Date relating to such Remarketing, upon which notice the Custodial Agent shall return such Separate Debt Securities to such Holder. The Custodial Agent shall hold all Separate Debt Securities to be included in a Remarketing in an account that is separate from the Collateral Accounts in which the Pledged Debt Securities shall be held. No later than 11:00 A.M. (New York City time) on the twenty fourth (24th) Business Day immediately preceding the scheduled Stock Purchase Date relating to each Remarketing, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Separate Debt Securities of the relevant series to be remarketed.
     (iv) The Company shall give Holders of Common Equity Units (and, if the Common Equity Units are then evidenced by Global Certificates or if Separate Debt Securities are then held in global form, the Company shall request that the applicable depositary or its nominee give participants of such depositary holding Common Equity Units or Separate Debt Securities) notice of a Remarketing at least thirty (30) Business Days prior to the Stock Purchase Date relating to such Remarketing. Such notice will set forth the information required to be set forth in the notice pursuant to the relevant Debt Security Indenture.
     (b)
     (i) Unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event has occurred prior to the applicable Stock Purchase Date, each Holder of a Normal Common Equity Unit shall have the right to satisfy such Holder’s obligations under the related Stock Purchase Contract on such Stock Purchase Date in cash by (A) providing the Stock Purchase Contract Agent, no later than 5:00 p.m. (New York City time) on the eleventh (11th) Business Day immediately preceding the related scheduled Stock Purchase Date, with a notice substantially the form of Exhibit E of its intention to pay in cash (“Cash Settlement”); and (B) paying, concurrently with providing such notice, the Purchase Price for such Stock Purchase Contract for deposit in the Collateral Account, in lawful money of the United States, by certified or cashiers’ check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary; provided, however, that Holders of Normal Common Equity Units may effect Cash Settlement pursuant to this Section 5.2(b) only in integral multiples of eighty (80) Normal Common Equity Units. Promptly following 5:00 p.m. (New York City time) on the eleventh (11th) Business Day immediately preceding each scheduled Stock Purchase Date, the Stock Purchase Contract Agent shall notify the Collateral Agent of the receipt of such notices from Holders intending to make a Cash Settlement. Notwithstanding anything herein to the contrary, in no event may a Holder elect a Cash Settlement from the time any Remarketing has priced to, and including, the Stock Purchase Date relating to such Remarketing. A Holder that has duly elected, in accordance with this Section 5.2(b)(i), Cash Settlement to apply to any Normal Common Equity Units shall, if the related Remarketing is a Final Failed Remarketing, be deemed to have elected not to exercise its Put Right with respect to the Debt Securities forming part of such Normal Common Equity Units.

     (ii) Except as provided in Section 5.6(b)(ii) of the Pledge Agreement, any cash received pursuant to Section 5.2(b)(i)(B) shall be paid to the Company on the applicable Stock Purchase Date in settlement of such Stock Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement.
     (iii) If a Holder of a Normal Common Equity Unit does not duly elect Cash Settlement in accordance with Section 5.2(b)(i) above, then such Holder shall be deemed to have consented to the disposition of its Pledged Debt Securities pursuant to the next applicable Remarketing.
     (iv) If Cash Settlement applies to any integral multiple of eighty (80) Normal Common Equity Units in respect of a Stock Purchase Date, then:
     (1) the Company shall have no obligation to include, in the Remarketing relating to such Stock Purchase Date, or to resell, pursuant to such Remarketing, the Pledged Debt Securities that form part of such Normal Common Equity Units and that are of the series to be remarketed in such Remarketing;
     (2) if such Remarketing is Successful or a Final Failed Remarketing, then the Company shall, as soon a reasonably practicable, but in no event later than the third (3rd) Business Day, after such Stock Purchase Date, cause such Pledged Debt Securities to be released from the Pledge by the Collateral Agent, free and clear of the Company’s security interest therein, and transferred to the Stock Purchase Contract Agent for delivery to the Holder of such Normal Common Equity Units, and, upon receipt of such Pledged Debt Securities, the Stock Purchase Contract Agent shall promptly transfer such Pledged Debt Securities to such Holder; and
     (3) if such Remarketing is not Successful and is not a Final Failed Remarketing, then such Cash Settlement election shall be deemed to be rescinded and the Collateral Agent shall make the deliveries set forth in Section 5.6(b)(ii) of the Pledge Agreement (it being understood that nothing in this Section 5.2(b)(iv)(3) shall prevent such Holder from thereafter electing Cash Settlement to apply, if otherwise permitted in accordance herewith).
     (v) No later than 11:00 a.m. (New York City time) on the tenth (10th) Business Day preceding the applicable scheduled Stock Purchase Date, the Collateral Agent, based on Cash Settlement notices received by the Collateral Agent from the Stock Purchase Contract Agent, based on the receipt from Holders of notices in the form contemplated in Exhibit E pursuant to Section 5.2(b)(i), shall notify the Stock Purchase Contract Agent of the aggregate principal amount of Pledged Debt Securities to be tendered for purchase in the related Remarketing.
     (vi) If there has occurred, with respect to a series of Debt Securities, a Failed Remarketing that is not a Final Failed Remarketing, then the applicable Stock Purchase Date relating to such series of Debt Securities shall be deferred to the date that is three (3) calendar months after the Stock Purchase Date prior to such deferral.

     (c) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or Cash Settlement, or by exercise of the Put Right, are payable solely out of the Proceeds of any Collateral pledged, under the Pledge Agreement, to secure the obligations of the Holders with respect to such Purchase Price, and in no event will Holders be liable for any deficiency between the Proceeds of the disposition of such Collateral and the Purchase Price.
     (d) The Company shall not be obligated to issue any shares of Common Stock in respect of a Stock Purchase Contract or deliver any certificates thereof to the Holder of the related Common Equity Units unless the Company shall have received payment for the Common Stock to be purchased thereunder in the manner set forth herein and in the Pledge Agreement.
     (e) Each Remarketing Agreement shall be in such form as is administratively acceptable to the Stock Purchase Contract Agent in its reasonable judgment.
     SECTION 5.3 Issuance of Shares of Common Stock.
     Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, and subject to Section 5.4(b), on each Stock Purchase Date, upon receipt of the aggregate Purchase Price payable on such Stock Purchase Date on all Outstanding Common Equity Units, the Company shall issue and deliver to the Stock Purchase Contract Agent (or at the Stock Purchase Contract Agent’s order), for the benefit of the Holders of the Outstanding Common Equity Units, by book entry transfer or in the form of one or more certificates representing shares of Common Stock, shares of Common Stock registered in the name of the Stock Purchase Contract Agent (or its nominee) as custodian for the Holders to which the Holders are entitled hereunder with respect to the Common Equity Units on such Stock Purchase Date. Such certificates for shares of Common Stock, together with all dividends or distributions on such shares whose record date and payment date occur after such Stock Purchase Date, are hereinafter referred to as the “Stock Purchase Contract Settlement Fund.” Each certificate issued representing shares of Common Stock issued upon the settlement of a Stock Purchase Contract shall bear a legend substantially similar to the Private Placement Legend if the Certificate representing the Common Equity Unit of which such Stock Purchase Contract formed a part contained the Private Placement Legend on the applicable Stock Purchase Date.
     Subject to the foregoing, the Holder of a Certificate shall be entitled (upon surrender of such Certificate to the Stock Purchase Contract Agent, together with settlement instructions thereon duly completed and executed), on or after the First Stock Purchase Date, the Second Stock Purchase Date, the Third Stock Purchase Date, the Early Settlement Date or the Cash Merger Early Settlement Date, as the case may be, to receive forthwith in exchange therefor, by book entry transfer or in the form of a certificate, that whole number of shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Common Equity Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.9 and any dividends or distributions with respect to such shares constituting part of the Stock Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled; provided, however, that no such surrender is required with respect to the First Stock Purchase Date or the Second Stock Purchase Date. Such shares shall be registered in the name of the Holder or the

Holder’s designee as specified in the settlement instructions provided by the Holder to the Stock Purchase Contract Agent. If any shares of Common Stock issued in respect of a Stock Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing the Common Equity Unit of which such Stock Purchase Contract forms a part is registered (but excluding any Depositary or nominee thereof), no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of such Certificate or has established to the satisfaction of the Company that such tax either has been paid or is not payable.
     SECTION 5.4 Adjustment of Fixed Settlement Rates.
     Each of the Fixed Settlement Rates will be subject to adjustment, without duplication, under the following circumstances:
     (a) Adjustments for Dividends, Distributions, Stock Splits, etc.
     (i) Adjustment for Change in Capital Stock. If, after the date of this Agreement, the Company: (A) pays a dividend or makes another distribution on Common Stock to all holders of Common Stock payable exclusively in shares of Common Stock; (B) subdivides or splits the outstanding shares of Common Stock into a greater number of shares; or (C) combines the outstanding shares of Common Stock into a smaller number of shares, then each Fixed Settlement Rate shall be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by the number of shares of Common Stock (such number, the “Adjustment Factor”) which a person who owns only one (1) share of Common Stock immediately before the record date or effective date, as applicable, of such stock dividend, stock distribution, subdivision, split or combination and who is entitled to participate in such stock dividend, stock distribution, subdivision, split or combination would own immediately after giving effect to such stock dividend, stock distribution, subdivision, split or combination (without giving effect to any arrangement pursuant to such stock dividend, stock distribution, subdivision, split or combination not to issue fractional shares of Common Stock). Such adjustment shall become effective immediately after such record date, in the case of a stock dividend or stock distribution, and shall become effective at the open of business on such effective date, in the case of a subdivision, split or combination.
     (ii) Adjustment for Rights Issue. If, after the date of this Stock Purchase Contract Agreement, the Company distributes any rights, options or warrants (other than pursuant to any dividend reinvestment, share purchase or similar plans) to all holders of Common Stock, entitling them to purchase or subscribe for, for a period expiring within sixty (60) days from the date of issuance of such rights, options or warrants, shares of Common Stock at a price per share less than the average of the VWAPs per share of Common Stock on each Trading Day during the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date the Company initially publicly announces such distribution, then each Fixed Settlement Rate shall be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction:

     (1) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on the record date for such distribution and (2) the total number of additional shares of Common Stock (the “Underlying Shares”) underlying such rights, options or warrants; and
     (2) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on such record date and (2) a fraction (x) the numerator of which is the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights, options or warrants and (y) the denominator of which is the average of the VWAPs per share of Common Stock on each Trading Day during the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date the Company initially publicly announces such distribution.
     Such adjustment shall become effective immediately after such record date. To the extent that such rights, options or warrants are not exercised prior to their expiration (and, as a result, no additional shares of Common Stock are delivered or issued pursuant to such rights or warrants), the Fixed Settlement Rates shall be readjusted to the Fixed Settlement Rates that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of Common Stock actually delivered or issued.
     For the purposes of this Section 5.4(a)(ii) in determining whether any rights, options or warrants entitle the holders thereof to purchase or subscribe for shares of Common Stock at a price per share less than such average VWAP per share of Common Stock, and in determining the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise, conversion or exchange thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.
     (iii) Adjustments for Other Distributions. If, after the date of this Agreement, the Company dividends or distributes to all or substantially all holders of its Common Stock any of its debt, Capital Stock, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding dividends or distributions to which Section 5.4(a)(i), Section 5.4(a)(ii) or Section 5.4(a)(iv) apply), then each Fixed Settlement Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 5.4(a)(iii), by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction:
     (1) the numerator of which is the Current Market Price per share of Common Stock on the record date for such dividend or distribution; and
     (2) the denominator of which is such Current Market Price per share of Common Stock minus the fair market value (as determined in good faith by the Board of Directors) of the portion of such debt, Capital Stock, securities, assets, rights, warrants or options dividended or distributed in respect of each share of Common Stock.
     Such adjustment shall become effective immediately after such record date. Notwithstanding anything to the contrary in the preceding paragraph, in no event shall any adjustment be made, pursuant to the immediately preceding paragraph, to any Fixed Settlement Rate to the extent, and only to the extent, such adjustment will cause such Fixed Settlement Rate to be negative or an amount that is greater than a fraction whose numerator is twenty five dollars ($25.00) and whose denominator is the par value per share of Common Stock.
     Notwithstanding the preceding two paragraphs, if, after the date of this Agreement, the Company dividends or distributes to all or substantially all holders of its Common Stock any shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company (a “Spin-off”), then, in lieu of the foregoing adjustment, each Fixed Settlement Rate shall be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction:
     (1) the numerator of which is the sum of (A) the average of the VWAPs of such shares or equity interests distributed to holders of Common Stock applicable to one (1) share of Common Stock (determined, for purposes of the definition of “VWAP,” as if such shares or equity interests were Common Stock) on each Trading Day in the ten (10) consecutive Trading Day period (the “Spin-off Valuation Period”) beginning on, and including, the third (3rd) Trading Day after the effective date of such Spin-off; and (B) the average of the VWAPs per share of Common Stock on each Trading Day in such Spin-off Valuation Period; and
     (2) the denominator of which is the average of the VWAPs per share of Common Stock on each Trading Day in such Spin-off Valuation Period.
     Each adjustment pursuant to the immediately preceding paragraph shall become effective immediately after the close of business on the last Trading Day of the applicable Spin-off Valuation Period; provided, however, that if a Stock Purchase Date occurs during such Spin-off Valuation Period, then references to ten (10) Trading Days in the immediately preceding paragraph shall be deemed, for purposes of determining the Settlement Rate applicable to the Stock Purchase Contracts relating to such Stock Purchase Date, to be replaced with such lesser number of Trading Days as have elapsed from, and including, the third (3rd) Trading Day after the effective date of such Spin-off to, and including, such Stock Purchase Date.
     (iv) Cash Dividends and Distributions. If, after the date of this Agreement, the Company shall, by dividend or otherwise, pay regular annual cash dividends, or make any other distributions consisting exclusively of cash, to all holders of Common Stock (excluding any regular annual cash dividend or distribution on the Common Stock to the extent that the aggregate cash dividend or distribution per share of Common Stock in any fiscal year does not exceed the Dividend Threshold Amount) then each Fixed Settlement Rate will be adjusted as follows:
     (1) in the event of a regular annual cash dividend, each Fixed Settlement Rate will be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction, (A) the numerator of which is the Current Market Price per share of Common Stock on the record date of such dividend, and (B) the denominator of which is such Current Market Price per share of Common Stock, minus the excess, if any, of the cash amount per share of such dividend over the Dividend Threshold Amount; and
     (2) in the event of a cash dividend or distribution that is not a regular annual cash dividend, each Fixed Settlement Rates will be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction, (A) the numerator of which is the Current Market Price per share of Common Stock on the record date of such dividend or distribution, and (B) the denominator of which is such Current Market Price per share of Common Stock minus the cash amount per share of such dividend or distribution.
     In either case, the adjustment shall become effective immediately after the Ex Date for such dividend or distribution. In the event that any such dividend or distribution is not so paid or made, each Fixed Settlement Rate shall again be adjusted to be the Fixed Settlement Rates that would then be in effect if such dividend or distribution had not been declared. Notwithstanding anything to the contrary in this Section 5.4(a)(iv), in no event shall any adjustment be made, pursuant to this Section 5.4(a)(iv), to any Fixed Settlement Rate to the extent, and only to the extent, such adjustment will cause such Fixed Settlement Rate to be negative or an amount that is greater than a fraction whose numerator is twenty five dollars ($25.00) and whose denominator is the par value per share of Common Stock.
     (v) Adjustment for Company Tender Offer. If, after the date of this Agreement, (A) the Company or any subsidiary of the Company pays cash or other consideration to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company or any of its subsidiaries for Common Stock; and (B) the sum of the aggregate amount of such cash paid and the aggregate fair market value (as determined in good faith by the Board of Directors), as of the Tender Offer Expiration Time (as defined below), of such other consideration paid (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender or exchange offer as of the Tender Offer Expiration Time (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the VWAP per share of Common Stock on the first Trading Day after the last date (such last date, the “Tender Offer Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender or exchange offer (as the same may be amended through the Tender Offer Expiration Date), then each Fixed Settlement Rate will be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction:

     (1) the numerator of which is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the average of the VWAPs per share of Common Stock on each Trading Day in the ten (10) consecutive Trading Day period (the “Offer Valuation Period”) commencing on, and including, the Trading Day immediately after Tender Offer Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Tender Offer Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares; and
     (2) the denominator of which is equal to the product of (I) the number of shares of Common Stock outstanding as of the Tender Offer Expiration Time (including all Purchased Shares) and (II) such average VWAP per share of Common Stock.
Such adjustment shall become effective immediately after the close of business on the last Trading Day of the applicable Offer Valuation Period; provided, however, that if any Stock Purchase Date occurs during the Offer Valuation Period, then references to the ten (10) Trading Days in clause (1) above shall be deemed, for purposes of determining the Settlement Rate applicable to the Stock Purchase Contracts relating to such Stock Purchase Date, replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately after the Tender Offer Expiration Date to, and including, and such Stock Purchase Date.
     Notwithstanding anything to the contrary above, if the Company or any of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Settlement Rate shall again be adjusted to be the Fixed Settlement Rate which would then be in effect if such tender or exchange offer had not been made.
     (vi) Calculation of Adjustments. All adjustments to the Fixed Settlement Rates shall be calculated by the Company to the nearest one-ten-thousandth (1/10,000th) of one share of Common Stock (or if there is not a nearest one-ten-thousandth (1/10,000th) of a share, to the next lower one-ten-thousandth (1/10,000th) of a share). No adjustment to the Settlement Rate shall be required unless such adjustment would require an increase or a decrease of at least one percent (1%); provided, however, that each adjustment not made shall be carried forward and taken into account in any subsequent adjustment, and all such adjustments not made shall be made on each Stock Purchase Date, Cash Merger Early Settlement Date or Early Settlement Date.
     (vii) Adjustments to the Reference Price and Threshold Appreciation Price. If any adjustment is made to the Fixed Settlement Rates pursuant to this Section 5.4(a), then, at the time such adjustment becomes effective, each of the Reference Price and the Threshold Appreciation Price shall be adjusted to an amount equal to the product of (1) Reference Price or Threshold Appreciation Price, as applicable, as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Maximum

Settlement Rate in effect immediately before such adjustment to the Fixed Settlement Rates and whose denominator is the Maximum Settlement Rate to be in effect immediately after such adjustment to the Fixed Settlement Rates.
     (viii) When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment of the Fixed Settlement Rates, and the number of shares to be delivered on Early Settlement need be made as a result of: (1) the issuance of rights pursuant to the Company’s stockholder rights plan existing on the date of this Agreement, as such plan may be amended, modified, or supplemented from time to time, or any newly adopted stockholder rights plans; (2) the distribution of separate certificates representing such rights; (3) the exercise or redemption of such rights in accordance with such rights plan(s); or (4) the termination or invalidation of such rights; provided, however, that to the extent that the Company has a stockholder rights plan in effect upon settlement of a Stock Purchase Contract (including the Company’s rights plan existing on the date of this Agreement), the Holder shall receive, in addition to the shares of Common Stock deliverable upon such settlement, the rights under such rights plan, unless, prior to such settlement, the rights have separated from the Common Stock, in which case the Fixed Settlement Rates will be adjusted, pursuant to Section 5.4(a)(ii), at the time of separation as if the Company made a distribution, to all holders of Common Stock, that is subject to such Section 5.4(a)(ii), subject to readjustment in the event of the expiration, termination or redemption of such rights. In addition, notwithstanding anything herein to the contrary, no adjustment to the Fixed Settlement Rates need be made:
     (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;
     (2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;
     (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Common Equity Units are first issued; or
     (4) for a change in the par value (including causing the Common Stock to have no par value).
     Notwithstanding anything herein to the contrary, no adjustment to the Fixed Settlement Rates need be made for a transaction pursuant to Section 5.4(a)(i), Section 5.4(a)(ii), Section 5.4(a)(iii), Section 5.4(a)(iv) or Section 5.4(a)(v) if Holders of the Common Equity Units may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     (ix) Adjustments to VWAP to Account for Stock Dividends, Splits, Combinations or Subdivisions or Similar Events. If, pursuant any provision of this Agreement, an average VWAP is to be measured over a period of multiple Trading Days and a stock dividend, split, combination or subdivision or other event requiring an adjustment to the Fixed Settlement Rates pursuant to Section 5.4(a)(i) occurs, or becomes effective, at any time during such period, then, for purposes of calculating such average, the VWAP per share on each Trading Day in such period prior to such occurrence or effectiveness shall be multiplied by the reciprocal of the Adjustment Factor applicable to such stock dividend, split, combination or subdivision or other event.
     (b) Adjustment for Consolidation, Merger or Other Reorganization Event. If, after the date of this Agreement, (1) there occurs (A) any consolidation or merger of the Company with or into another Person; (B) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety; (C) any statutory exchange of securities of the Company with another Person or any binding share exchange which reclassifies or changes its outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or a reorganization effected solely to change the Company’s jurisdiction of organization); or (D) any liquidation, dissolution or winding up of the Company, other than as a result of or after the occurrence of a Termination Event (any such event in clauses (A) through (D), inclusive, a “Reorganization Event”); and (2) pursuant to such Reorganization Event, the Common Stock is converted into or exchanged for, or constitutes solely the right to receive, cash, securities or other property, then, at and after the effective time of such Reorganization Event, the obligation of the Company to deliver, and the obligation of each Holder to purchase, each share of Common Stock upon settlement of each Stock Purchase Contract on each Stock Purchase Date shall be changed to the obligation of the Company to deliver, and the obligation of each Holder to purchase, the kind and amount of cash, securities or other property (collectively, “Reference Property”) (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable Stock Purchase Date) receivable pursuant to such Reorganization Event by a holder (the “Representative Holder”) of one (1) share of Common Stock who (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale, transfer, lease or conveyance was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates, and (B) failed to exercise his rights of election, if any, as to the kind or amount of such Reference Property (provided that if the kind or amount of such Reference Property is not the same for each share of Common Stock held by a Person (other than a Constituent Person or an Affiliate thereof) who has not exercised such rights of election (“Non-Electing Share”), then for the purpose of this Section 5.4(b), the kind and amount of Reference Property in respect of each Non-Electing Share shall be deemed to be the weighted average of the kinds and amounts of Reference Property receivable per share of Common Stock pursuant to such Reorganization Event in respect of all Non-Electing Shares). After such Reorganization Event, the Applicable Market Value shall be measured based on the value of a unit of Reference Property (a “Reference Property Unit”) receivable pursuant to such Reorganization Event by a Representative Holder of one (1) share of Common Stock. Following a Reorganization Event, references herein to the purchase or delivery of shares of Common Stock pursuant to Stock Purchase Contracts shall be construed to be references to the purchase or delivery of Reference Property, and references to the purchase or delivery of a specified number of shares of Common Stock upon settlement of the Stock Purchase Contracts shall be construed to be references to the purchase and delivery of the same number of Reference Property Units.
     In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith shall execute and deliver to the Stock Purchase Contract Agent an agreement supplemental hereto providing that the Holder of each Outstanding Common Equity Unit shall have the rights provided by this Section 5.4(b). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.4. This Section 5.4(b) shall similarly apply to successive Reorganization Events.
     (c) Successive Adjustments. After an adjustment to a Fixed Settlement Rate under this Section 5.4, any subsequent event requiring an adjustment under this Section 5.4 shall cause an adjustment to such Fixed Settlement Rate as so adjusted.
     (d) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to a Fixed Settlement Rate pursuant to this Section 5.4 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.
     SECTION 5.5 Notice of Adjustments and Certain Other Events.
     (a) Whenever a Fixed Settlement Rate is adjusted pursuant to Section 5.4(a), the Company shall, within ten (10) Business Days following the occurrence of the event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) (or, in the case of a Spin-off, within ten (10) Business Days after the last Trading Day in the Spin-off Valuation Period):
     (i) compute the adjusted applicable Fixed Settlement Rates in accordance with Section 5.4 and prepare and transmit to the Stock Purchase Contract Agent an Officers’ Certificate setting forth the Fixed Settlement Rates, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and
     (ii) provide a written notice to the Holders of the Common Equity Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Fixed Settlement Rates was determined and setting forth the adjusted Fixed Settlement Rates.
     (b) The Stock Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Common Equity Units to determine whether any facts exist which may require any adjustment of the Fixed Settlement Rates or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Stock Purchase Contract Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 5.5(a)(i) and any adjustment contained therein, and the Stock Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Stock Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Stock Purchase Contract; and the Stock Purchase Contract Agent makes no representation with respect thereto. The Stock Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Stock Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article V.
     SECTION 5.6 Termination Event; Notice. If a Termination Event occurs, then, without the necessity of any notice or action by any Holder:
     (a) the Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments (including any accrued and unpaid Contract Payments), and the rights and obligations of Holders to purchase Common Stock on each Stock Purchase Date occurring after such Termination Event, shall immediately and automatically terminate;
     (b) each Common Equity Unit shall thereafter represent the right to receive the Debt Securities (or, if such Termination Event occurs after a Remarketing Settlement Date and before the related Stock Purchase Date, the Proceeds of such Debt Securities) or the Treasury Securities, as the case may be, forming part of such Common Equity Unit, in accordance with the Pledge Agreement, and, upon such receipt, shall be cancelled; and
     (c) the Company shall promptly, but in no event later than five (5) Business Days after the occurrence of such Termination Event, give written notice of such Termination Event to the Stock Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.
     SECTION 5.7 Early Settlement.
     (a) Stock Purchase Contracts underlying Common Equity Units may be settled early (“Early Settlement”) at the option of the Holder thereof in accordance with, and subject to, this Section 5.7; provided, however, that Holders of Common Equity Units may effect Early Settlement pursuant to this Section 5.7 only in integral multiples of eighty (80) Common Equity Units; provided further that upon an Early Settlement of a Common Equity Unit, such Early Settlement shall apply to each remaining Stock Purchase Contract of such Common Equity Unit whose Stock Purchase Date has not occurred before the applicable Early Settlement Date; provided further that such Holder may not exercise its right to settle early unless it shall have notified the Company and the Stock Purchase Contract Agent in writing at least sixty one (61) days prior to the Early Settlement Date that it may exercise such right (it being understood that the exercise of such right following the delivery of such notice shall at all times be in the absolute discretion of the Holder); provided further that no Early Settlement will be permitted pursuant to this Section 5.7 unless, at the time such Early Settlement is effected, there is an effective registration statement under the Securities Act with respect to the securities to be issued and delivered in connection with such Early Settlement, if such a registration statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a registration statement is so required, the Company covenants and agrees to use commercially reasonable efforts to (i) have in effect such a registration statement covering the settlement of the Stock Purchase Contracts being settled and (ii) provide a prospectus in connection therewith. Notwithstanding anything herein to the contrary, in no event may a Holder elect an Early Settlement from the time any Remarketing has priced to, and including, the Stock Purchase Date relating to such Remarketing.
     (b) In order to exercise the right to effect Early Settlement with respect to Stock Purchase Contracts, the Holder of the Certificate evidencing the Common Equity Units of which such Stock Purchase Contracts are a part shall, at any time after providing the notice required pursuant to Section 5.7(a), other than the periods beginning from 5:00 p.m. (New York City time) on the tenth (10th) Business Day immediately preceding each scheduled Stock Purchase Date and ending on the open of business on the Business Day immediately following such scheduled Stock Purchase Date, deliver such Certificate to the Stock Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the “Election to Settle Early” form on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the “Early Settlement Amount”) equal to the sum of:
     (i) the product of (A) the Stated Amount of each Common Equity Unit to be subject to such Early Settlement; and (B) the number of such Common Equity Units to be subject to such Early Settlement; and
     (ii) if the Early Settlement Date for such Early Settlement occurs after any Record Date and before the next Payment Date, an amount equal to the Contract Payments payable on such Payment Date with respect to such Stock Purchase Contracts.
          If the foregoing requirements are first satisfied with respect to Stock Purchase Contracts subject to an Early Settlement by 5:00 p.m. (New York City time) on a Business Day, then such day shall be the “Early Settlement Date” with respect to such Stock Purchase Contracts and the related Common Equity Units, and, if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, then the Early Settlement Date with respect to such Stock Purchase Contracts and Common Equity Units shall be the next succeeding Business Day.
          Upon the receipt of such Certificate or information, as applicable, and Early Settlement Amount from the Holder, the Stock Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Stock Purchase Contract Agent shall then, in accordance with the Pledge Agreement, notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Stock Purchase Contracts as to which such Holder has elected to effect Early Settlement and (B) the Stock Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount.

          Except as provided in Section 5.11(e), upon Early Settlement of the Stock Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments (including any accrued and unpaid Contract Payments) with respect to such Stock Purchase Contracts shall immediately and automatically terminate.
     (c) Upon Early Settlement of Stock Purchase Contracts by a Holder of the related Common Equity Units, the Company shall deliver, and the Holder shall be entitled to receive, after payment of the applicable Early Settlement Amount, a number of shares of Common Stock equal to the Early Settlement Rate.
     (d) No later than the third (3rd) Business Day after the applicable Early Settlement Date of a Common Equity Unit, the Company shall cause:
     (i) the shares of Common Stock deliverable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.9, to be delivered to the Stock Purchase Contract Agent for delivery to the Holder thereof (or its designee); and
     (ii) the Pledged Debt Securities or Pledged Treasury Securities, as applicable, forming part of such Common Equity Unit to be released from the Pledge by the Collateral Agent, free and clear of the Company’s security interest therein, and transferred to the Stock Purchase Contract Agent for delivery to the Holder thereof or its designee.
     (e) Upon Early Settlement of any Stock Purchase Contracts forming part of a Common Equity Unit (and subject to receipt of shares of Common Stock from the Company and the receipt of the related Debt Securities or Treasury Securities, as applicable, from the Securities Intermediary), the Stock Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Common Equity Units:
     (i) transfer to the Holder the Debt Securities or Treasury Securities, as applicable, forming a part of such Common Equity Units;
     (ii) deliver to the Holder, by book-entry transfer or in the form of a certificate or certificates, the full number of shares of Common Stock deliverable to such Holders upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.9, as received from the Company, and
     (iii) if so required under the Securities Act, deliver, without any recourse, representation, or warranty, a prospectus for the shares of Common Stock deliverable upon such Early Settlement, as received from the Company.
     (f) In the event that Early Settlement is effected with respect to Stock Purchase Contracts underlying less than all the Common Equity Units evidenced by a Certificate, upon such Early Settlement, the Company shall execute, and the Stock Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Common Equity Units as to which Early Settlement was not effected.
     (g) For avoidance of doubt, a Holder of a Common Equity Unit who effects Early Settlement may, in accordance with and subject to the conditions of Section 5.2, elect to have the Debt Securities no longer a part of a Normal Common Equity Unit remarketed in any Remarketing required to be effected pursuant to such Section.
     SECTION 5.8 Early Settlement Upon Cash Merger.
     (a) If there occurs a Cash Merger before the Third Stock Purchase Date, then, at the option of the Holder thereof, Stock Purchase Contracts underlying Common Equity Units may be settled early (“Cash Merger Early Settlement”) in accordance with, and subject to, this Section 5.8; provided, however, that Holders of Common Equity Units may effect Cash Merger Early Settlement pursuant to this Section 5.8 only in integral multiples of eighty (80) Common Equity Units; provided further that upon a Cash Merger Early Settlement of a Common Equity Unit, such Cash Merger Early Settlement shall apply to each remaining Stock Purchase Contract of such Common Equity Unit whose Stock Purchase Date has not occurred before the applicable Cash Merger Early Settlement Date; provided further that no Cash Merger Early Settlement will be permitted pursuant to this Section 5.8 unless, at the time such Cash Merger Early Settlement is effected, there is an effective registration statement under the Securities Act with respect to the securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a registration statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a registration statement is so required, the Company covenants and agrees to use commercially reasonable efforts to (i) have in effect such a registration statement covering the settlement of the Stock Purchase Contracts being settled and (ii) provide a prospectus in connection therewith.
     (b) Within five (5) Business Days of the completion of a Cash Merger, the Company shall provide written notice to Holders of Common Equity Units, the Stock Purchase Contract Agent, and the Collateral Agent of the completion of such Cash Merger, which notice shall specify:
     (i) the date (the “Cash Merger Early Settlement Date”) on which such Cash Merger Early Settlement shall occur, which date shall (1) be at least ten (10) days after the date of such notice; (2) not be later than forty (40) days after the date of such notice; and (3) not be during the period beginning on, and including, the tenth (10th) Business Day immediately preceding any Stock Purchase Date and ending on, and including, such Stock Purchase Date;
     (ii) the date by which Holders must exercise their right to effect a Cash Merger Early Settlement;
     (iii) the Applicable Cash Merger Early Settlement Rate for each series of Stock Purchase Contracts.
     (c) If a Holder effects a Cash Merger Early Settlement of any of its Stock Purchase Contracts, then such Holder shall be entitled to receive the aggregate amount of any unpaid

Contract Payments that have accrued, on such Stock Purchase Contracts, from, and including, the Payment Date immediately preceding the related Cash Merger Early Settlement Date to, but excluding, such Cash Merger Early Settlement Date, which amount shall, in accordance with Section 5.8(d), either be credited against the amount otherwise payable by such Holder to effect such Cash Merger Early Settlement or, except as otherwise required by the Pledge Agreement, be paid, on such Cash Merger Early Settlement Date, to such Holder; provided, however, that if such Cash Merger Early Settlement Date occurs after a Record Date and on or before the next Payment Date, then the provisions of Section 5.11(e) shall apply instead of this Section 5.8(c).
     (d) In order to exercise the right to effect a Cash Merger Early Settlement with respect to Stock Purchase Contracts, the Holder of the Certificate evidencing the Common Equity Units of which such Purchase Contracts are a part shall, no later than 5:00 p.m. (New York City time) on the third (3rd) Business Day immediately preceding the applicable Cash Merger Early Settlement Date, deliver such Certificate to the Stock Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the “Election to Settle Early” form on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the “Cash Merger Early Settlement Amount”) equal to (I) the product of (A) the Stated Amount of each Common Equity Unit to be subject to such Cash Merger Early Settlement; and (B) the number of such Common Equity Units to be subject to such Cash Merger Early Settlement, less (II) the aggregate amount of any unpaid Contract Payments on such Stock Purchase Contracts that the Company is required to credit against such amount pursuant to Section 5.8(c); provided, however, that if such Common Equity Unit is a Normal Common Equity Unit, then such Holder may, in lieu of such payment, elect (by checking the appropriate box in such “Election to Settle Early” form) to have the Pledged Debt Securities forming part of such Normal Common Equity Units transferred to the Company in full satisfaction of such Holder’s obligation to deliver the Cash Merger Early Settlement Amount with respect to such Normal Common Equity Units (an “In Kind Settlement Upon Cash Merger Early Settlement”), in which case (A) the Stock Purchase Contract Agent shall (I) deliver such Pledged Debt Securities, duly endorsed for transfer, to the Company and (II) notify the Collateral Agent of such election and (B) the Company shall, except as otherwise required by the Pledge Agreement, pay, on the applicable Cash Merger Early Settlement Date, to such Holder the aggregate amount of any unpaid Contract Payments on such Stock Purchase Contracts that the Company is required to pay to such Holder pursuant to Section 5.8(c).
          Upon the receipt of such Certificate and, unless such Certificate indicates that the Holder thereof has elected In Kind Settlement Upon Cash Merger Early Settlement to apply to the Cash Merger Early Settlement Amount from such Holder, the Stock Purchase Contract Agent shall pay to the Company such Cash Merger Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Stock Purchase Contract Agent shall then, in accordance with the Pledge Agreement, notify the Collateral Agent that (A) such Holder has elected to effect a Cash Merger Early Settlement, which notice shall set forth the number of such Stock Purchase Contracts as to which such Holder has elected to effect Cash Merger Early Settlement and (B) the Stock Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Cash Merger Early Settlement Amount.

     (e) Except as provided in Section 5.11(e), upon a Cash Merger Early Settlement of the Stock Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments (including any accrued and unpaid Contract Payments) with respect to such Stock Purchase Contracts shall immediately and automatically terminate.
     (f) Upon a Cash Merger Early Settlement of a Stock Purchase Contract by a Holder of the related Common Equity Unit, the Company shall deliver to the Stock Purchase Contract Agent for delivery to the Holder thereof (or its designee), upon payment of the applicable Cash Merger Early Settlement Amount, a number of Reference Property Units equal to the Applicable Cash Merger Early Settlement Rate.
     (g) “Applicable Cash Merger Early Settlement Rate” means, with respect to a Stock Purchase Contract subject to a Cash Merger Early Settlement upon a Cash Merger, a number of Reference Property Units equal to the amount, set forth in the Series C Make-Whole Table (if such Stock Purchase Contract is a Series C Stock Purchase Contract), the Series D Make-Whole Table (if such Stock Purchase Contract is a Series D Stock Purchase Contract) or the Series E Make-Whole Table (if such Stock Purchase Contract is a Series E Stock Purchase Contract), which amount corresponds to the Cash Merger Effective Date and the Applicable Price of such Cash Merger; provided, however, that:
     (i) if such Cash Merger Effective Date occurs on or after the Initial Scheduled First Stock Purchase Date (if such Stock Purchase Contract is a Series C Stock Purchase Contract), the Initial Scheduled Second Stock Purchase Date (if such Stock Purchase Contract is a Series D Stock Purchase Contract) or the Initial Scheduled Third Stock Purchase Date (if such Stock Purchase Contract is a Series E Stock Purchase Contract), then the Applicable Cash Merger Early Settlement Rate for such Stock Purchase Contract shall be the Settlement Rate, calculated in accordance with Section 5.1;
     (ii) if the Applicable Price of such Cash Merger is between two (2) prices listed in such Make-Whole Table in the row immediately below the title “Applicable Price,” or if the Cash Merger Effective Date of such Cash Merger is between two dates listed in such Make-Whole Table under the column titled “Cash Merger Effective Date,” then the Applicable Cash Merger Early Settlement Rate for such Stock Purchase Contract shall be determined by linear interpolation between the settlement rates set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) or three hundred and sixty six (366) day year, as applicable;
     (iii) if the Applicable Price of such Cash Merger is equal to or greater than the highest price (as adjusted pursuant to Section 5.8(g)(v)) listed in such Make-Whole Table in the row immediately below the title “Applicable Price,” then the Applicable Cash Merger Early Settlement Rate for such Stock Purchase Contract shall be the Minimum Settlement Rate;
     (iv) if the Applicable Price of such Cash Merger is equal to or less than the lowest price (as adjusted pursuant to Section 5.8(g)(v)) listed in such Make-Whole Table in the row immediately below the title “Applicable Price,” then the Applicable Cash

Merger Early Settlement Rate for such Stock Purchase Contract shall be the Maximum Settlement Rate; and
     (v) if an event occurs that requires, pursuant to Section 5.4(a), an adjustment to the Fixed Settlement Rates, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in such Make-Whole Table in the row immediately below the title “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Maximum Settlement Rate in effect immediately before such adjustment to the Fixed Settlement Rates and whose denominator is the Maximum Settlement Rate to be in effect immediately after such adjustment to the Fixed Settlement Rates; and (B) each settlement rate set forth in such Make-Whole Table shall be deemed to be adjusted so that such settlement rate, at and after such time, shall be equal to the product of (1) such settlement rate as in effect immediately before such adjustment to such settlement rate and (2) a fraction whose numerator is the Maximum Settlement Rate to be in effect immediately after such adjustment to the Fixed Settlement Rates and whose denominator is the Maximum Settlement Rate in effect immediately before such adjustment to the Fixed Settlement Rates.
     (h) No later than the third (3rd) Business Day after the applicable Cash Merger Early Settlement Date of a Common Equity Unit that is subject to Cash Merger Early Settlement, the Company shall cause:
     (i) the Reference Property deliverable upon such Early Settlement, together with any payment in lieu of any fractional property, as provided in Section 5.9, to be transferred to the Stock Purchase Contract Agent for delivery to the Holder of such Common Equity Unit or its designee; and
     (ii) the Treasury Securities or, if In Kind Settlement Upon Cash Merger Early Settlement shall not have been duly elected to apply to such Common Equity Unit, the Pledged Debt Securities forming part of such Common Equity Unit to be released from the Pledge by the Collateral Agent, free and clear of the Company’s security interest therein, and transferred to the Stock Purchase Contract Agent for delivery to the Holder of such Common Equity Unit or its designee.
     (i) Upon a Cash Merger Early Settlement of any Stock Purchase Contracts forming part of a Common Equity Unit (and subject to the receipt of the Reference Property, and any payment in lieu of any fractional property, as provided in Section 5.9, from the Company and the receipt of the Debt Securities or Treasury Securities, as applicable, from the Securities Intermediary), the Stock Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Common Equity Units:
     (i) transfer to the Holder the Treasury Securities or, if In Kind Settlement Upon Cash Merger Early Settlement shall not have been duly elected to apply to such

Common Equity Unit, the Pledged Debt Securities forming a part of such Common Equity Unit;
     (ii) deliver to the Holder the Reference Property deliverable upon such Cash Merger Early Settlement, together with payment in lieu of any fractional property, as provided in Section 5.9, as received from the Company; and
     (iii) if so required under the Securities Act, deliver, without any recourse, representation, or warranty, a prospectus for the shares of Common Stock deliverable upon such Early Settlement, as received from the Company.
     (j) In the event that a Cash Merger Early Settlement is effected with respect to Stock Purchase Contracts underlying less than all the Common Equity Units evidenced by a Certificate, upon such Early Settlement, the Company shall execute, and the Stock Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Common Equity Units as to which Cash Merger Early Settlement was not effected.
     (k) For avoidance of doubt, a Holder of a Common Equity Unit who effects a Cash Merger Early Settlement may, in accordance with and subject to the conditions of Section 5.2, elect to have the Debt Securities no longer a part of a Normal Common Equity Unit remarketed in any Remarketing required to be conducted pursuant to such Section.
     SECTION 5.9 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered upon settlement on any Stock Purchase Date, or upon Early Settlement or Cash Merger Early Settlement of any Stock Purchase Contracts. If Certificates evidencing more than one (1) Stock Purchase Contract shall be registered in the name of the same Holder, then the number of full shares of Common Stock that shall be delivered upon settlement shall be computed on the basis of the aggregate number of Stock Purchase Contracts evidenced by the Certificates registered in the name of such Holder. Instead of any fractional share of Common Stock that would otherwise be deliverable upon settlement of any Stock Purchase Contracts on the Stock Purchase Date, or upon Early Settlement or Cash Merger Early Settlement, the Company, through the Stock Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount (as determined by the Company) equal to the product of the percentage of such fractional share multiplied by the VWAP per share of Common Stock as of the Trading Day immediately preceding such Stock Purchase Date or the related Early Settlement Date or Cash Merger Early Settlement Date, as applicable. The Company shall provide the Stock Purchase Contract Agent with sufficient funds to permit the Stock Purchase Contract Agent to make all cash payments required by this Section 5.9 in a timely manner.
     SECTION 5.10 Charges and Taxes. The Company will pay all stock transfer and similar taxes attributable to the initial delivery of the shares of Common Stock pursuant to the Stock Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Common Equity Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Common Equity Units evidenced thereby, other than in the name of the Stock Purchase Contract

Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     SECTION 5.11 Contract Payments.
     (a) Subject to Section 5.11(b), Section 5.11(e) and Section 5.12, the Company shall pay, on each Payment Date, the Contract Payments (net of any withholding tax required by law to be withheld by the Company on such payments, which shall be remitted to the appropriate taxing jurisdiction) payable in respect of each Stock Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. The Contract Payments will be payable, at the option of the Company, (i) by wire transfer to the account designated by the Holder thereof by five (5) Business Day’s prior written notice to the Stock Purchase Contract Agent or (ii) by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register; provided, however, that if the Common Equity Units are held in the form of a Global Certificate, then the Contract Payments will be payable by wire transfer to the Depositary. Contract Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Subject to Section 5.11(b), Section 5.11(e) and Section 5.12, Contract Payments on each Stock Purchase Contract will accrue on the Stated Amount of such Stock Purchase Contract from, and including, the most recent date to which Contract Payments on such Stock Purchase Contract have been paid or provided for (or, if no such Contract Payments have been paid or provided for, from, and including, the date of initial issuance of the Common Equity Units) to, but excluding, the next Payment Date.
     (b) Notwithstanding anything in Section 5.11(a) to the contrary, but subject to Section 5.11(e) and to the Company’s right to defer Contract Payments pursuant to Section 5.12:
     (i) if a Stock Purchase Date with respect to any series of Stock Purchase Contracts of the Outstanding Common Equity Units occurs on a day that (A) is not a Payment Date; and (B) is not during the period that begins on, and includes, the calendar day after a Record Date and ends on, and includes, the next succeeding Payment Date, then the Company shall make Contract Payments on such series of Stock Purchase Contracts as if a Payment Date occurred with respect to such series of Stock Purchase Contracts on such Stock Purchase Date and the related Record Date occurred on the fifteenth (15th) calendar day immediately preceding such Stock Purchase Date; provided, however, that the Company may, at its option, upon notice to the Stock Purchase Contract Agent, select any other day as such related Record Date so long as such related Record Date selected is (I) more than one (1) Business Day but less than sixty (60) Business Days prior to such Stock Purchase Date; and (II) administratively acceptable to the Stock Purchase Contract Agent in its reasonable judgment; provided further that this Section 5.11(b)(i) shall not affect the Contract Payments, Purchase Dates or Record Dates of any other series of Stock Purchase Contracts; and
     (ii) if a Stock Purchase Date with respect to any series of Stock Purchase Contracts of the Outstanding Common Equity Units occurs on a day that (A) is not a

Payment Date; and (B) is during the period that begins on, and includes, the calendar day after a Record Date and ends on, and includes, the next succeeding Payment Date, then the Company shall, in lieu of making Contract Payments on such series of Stock Purchase Contracts on such Payment Date, make Contract Payments on such series of Stock Purchase Contracts as if such Payment Date occurred on such Stock Purchase Date (and, for avoidance of doubt, no Contract Payments on such series of Stock Purchase Contracts shall accrue for any period from and after such Stock Purchase Date, except as provided in Section 5.12); provided, however, that this Section 5.11(b)(ii) shall not affect the Contract Payments, Purchase Dates or Record Dates of any other series of Stock Purchase Contracts.
     (c) Upon the occurrence of a Termination Event, the Company’s obligation to pay Contract Payments on or after such Termination Event (including any accrued Contract Payments) shall cease.
     (d) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Normal Common Equity Units) any other Certificate shall carry the right to accrued and unpaid Contract Payments which right was carried by the Stock Purchase Contracts underlying such other Certificates.
     (e) In the case of any Common Equity Units with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Stock Purchase Contracts is effected and the related Early Settlement Date or Cash Merger Early Settlement Date, as applicable, is after any Record Date and on or before the next succeeding Payment Date, Contract Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Payments shall be paid to the Person in whose name the Certificate evidencing such Common Equity Units is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Section 5.8(c), if the Stock Purchase Contracts of a Common Equity Unit are subject to Early Settlement or Cash Merger Early Settlement, Contract Payments that would otherwise be payable after the related Early Settlement Date or Cash Merger Early Settlement Date, as applicable, with respect to such Stock Purchase Contracts shall not be payable.
     (f) The Company’s obligations with respect to Contract Payments, if any, will be subordinated and junior in right of payment to the Company’s obligations under any existing or future Senior Debt.
     (g) In the event of (A) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company or its property, (B) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (C) any assignment by the Company for the benefit of creditors, or (D) any other marshalling of the assets of the Company:

     (i) all existing and future Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made with respect to Contract Payments to any Holder of Common Equity Units;
     (ii) any payment or distribution, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable with respect to Contract Payments on the Common Equity Units shall be paid or delivered directly to the holders of existing and future Senior Debt in accordance with the priorities then existing among such holders until all existing and future Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full;
     (iii) after payment in full of all sums owing with respect to Senior Debt, the Holders of Common Equity Units, together with the holders of any obligations of the Company ranking on a parity with the Common Equity Units, shall be entitled to be paid from the remaining assets, if any, of the Company the amounts due and owing on account of unpaid Contract Payments and interest thereon and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Company’s obligations under the Stock Purchase Contracts and such other obligations; and
     (iv) in the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Stock Purchase Contract Agent or any Holder of Common Equity Units in contravention of any of the terms of this Section 5.11(g), such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the written instruction of the Company and the priorities then existing among such holders for application to the payment of all secured and Senior Debt remaining unpaid, to the extent necessary to pay all such existing and future Senior Debt in full. In the event of the failure of the Stock Purchase Contract Agent or any Holder of Common Equity Units to endorse or assign any such payment, distribution or security, each holder of existing and future Senior Debt is hereby irrevocably authorized to endorse or assign the same.
     (h) For purposes of Section 5.11(f) through (r), inclusive, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.11(f) through (r), inclusive, with respect to such Contract Payments on the Common Equity Units to the payment of all existing and future Senior Debt which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Debt is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.
     (i) Any failure by the Company to make any payment on or perform any other obligation under existing and future Senior Debt (other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.11(f) through (r), inclusive, shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation) shall not be deemed a default or event of default under this Agreement if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.
     (j) Subject to the irrevocable payment in full of all existing and future Senior Debt, the Holders of the Common Equity Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Debt of the Company to the same extent as payment of the Contract Payments in respect of the Stock Purchase Contracts underlying the Common Equity Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all such Contract Payments owing on the Common Equity Units shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt and the Holders, no such payment or distribution made to the holders of Senior Debt by virtue of Section 5.11(f) through (r), inclusive, that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Debt, it being understood that the provisions of Section 5.11(f) through (r), inclusive, are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.
     (k) Nothing contained in Section 5.11(f) through (r), inclusive, or elsewhere in this Agreement or in the Common Equity Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Payments on the Common Equity Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.11(f) through (r), of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     (l) Upon payment or distribution of assets of the Company referred to in Section 5.11(f) through (r), inclusive, the Stock Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Stock Purchase Contract Agent or other person making any payment or distribution, delivered to the Stock Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.11(f) through (r), inclusive.
     (m) The Stock Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee or representative on behalf of any such holder or holders. In the event that the Stock Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to Section 5.11(f) through (r), inclusive, the Stock Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Stock Purchase Contract Agent as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.11(f) through (r), inclusive, and, if such evidence is not furnished, the Stock Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     (n) Nothing contained in Section 5.11(f) through (r), inclusive, shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Payments, except as otherwise provided in this Section 5.11(f) through (r), inclusive.
     (o) Each Holder of Common Equity Units, by its acceptance thereof, shall be deemed to have authorized and directed the Stock Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.11(f) through (r), inclusive, and to have appointed the Stock Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.
     (p) The Company shall give prompt written notice to the Stock Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Stock Purchase Contract Agent in respect of the Common Equity Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.11(f) through (r), inclusive, or any other provisions of this Agreement, the Stock Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Stock Purchase Contract Agent, or the taking of any other action by the Stock Purchase Contract Agent, unless and until the Stock Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Stock Purchase Contract Agent at its Corporate Trust Office from the Company, any Holder, or the holder or representative of, trustee for, any Senior Debt; provided that if at least two (2) Business

Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Stock Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Stock Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two (2) Business Days prior to or on or after such date.
     (q) The Stock Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Agreement shall deprive the Stock Purchase Contract Agent of any of its rights as such holder.
     (r) No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
     (s) Nothing in this Section 5.11 shall apply to claims of, or payments to, the Stock Purchase Contract Agent under or pursuant to Section 7.7.
     (t) With respect to the holders of existing and future Senior Debt, (i) the duties and obligations of the Stock Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Stock Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of existing and future Senior Debt shall be entitled by virtue of this Section 5.11 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Stock Purchase Contract Agent; and (iv) the Stock Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.
     SECTION 5.12 Deferral of Contract Payments.
     (a) The Company shall have the right, at any time prior to the Third Stock Purchase Date, to defer the payment of any or all of the Contract Payments (including any Deferred Contract Payments) otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Stock Purchase Contract Agent written notice of its election to defer each such deferred Contract Payment (specifying the amount to be deferred) at least ten (10) Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Common Equity Units, but in any event no later than one (1) Business Day prior to such scheduled Record Date. Any Contract Payments so deferred shall, to the extent permitted by law, accrue interest thereon at an annual rate equal to the applicable Contact Payment Deferral Rate (computed on the basis of a 360-day year consisting of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of

Contract Payments, if any, together with the additional Contract Payments, if any, accrued thereon, being referred to herein as the “Deferred Contract Payments”). Deferred Contract Payments, if any, shall be due on the next succeeding Payment Date, except to the extent that payment thereof is deferred pursuant to this Section 5.12. No Contract Payments may be deferred to a date that is after the Third Stock Purchase Date, and no such deferral period may end other than on a Payment Date or a Stock Purchase Date. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder’s right to receive Contract Payments, if any, and any Deferred Contract Payments on or after such Termination Event, will terminate.
     (b) In the event that the Company elects to defer the payment of Contract Payments on the Stock Purchase Contracts until a Payment Date that is prior to a Stock Purchase Date, then all Deferred Contract Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.
     (c) In the event that the Company elects to defer the payment of Contract Payments on the Stock Purchase Contracts, and the Deferred Contract Payments are not paid prior to the applicable Stock Purchase Date, then each Holder will, in respect of such deferred payments and in lieu of a cash payment therefor, receive, on such Stock Purchase Date, in the sole discretion of the Company, either (i) a number of shares of Common Stock (in addition to the shares of Common Stock otherwise due upon settlement of such Stock Purchase Contracts) equal to a fraction (A) whose numerator is the aggregate amount of Deferred Contract Payments payable to such Holder (net of any required tax withholding on such Deferred Contract Payment, which shall be remitted to the appropriate taxing jurisdiction) and (B) whose denominator is the VWAP per share of Common Stock on the Trading Day immediately preceding such Stock Purchase Date; or (ii) Unsecured Debentures which will (A) have a principal amount equal to the aggregate amount of Deferred Contract Payments, (B) mature on the date that is eighteen (18) months after the Initial Scheduled Third Stock Purchase Date, (C) bear interest at an annual rate equal to the then market rate of interest for similar instruments (not to exceed ten percent (10%)), as determined by a nationally recognized investment banking firm selected by the Company, (D) be subordinate and rank junior in right of payment to all of the Company’s existing and future Senior Debt on the same basis as the Contract Payments, and (E) not be redeemable by the Company prior to their stated maturity.
     (d) Notwithstanding anything herein to the contrary, no fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Payments on the Stock Purchase Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.9.
     (e) In the event the Company exercises its option to defer the payment of Contract Payments then, until the earlier of (x) the Termination Date or (y) the date on which the Deferred Contract Payments have been paid, the Company shall not (A) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company’s Capital Stock; (B) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank equally with or junior to the Company’s junior subordinated debt securities;

and (C) make any payment under any guarantee that ranks equally with junior subordinated debt securities of the Company, in each case other than:
     (i) any repurchase, redemption or other acquisition of shares of capital stock of the Company in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder purchase plan, or (z) the issuance of capital stock of the Company, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the date the Company first exercises its option to defer Contract Payments;
     (ii) any exchange, redemption or conversion of any class or series of capital stock of the Company, or the capital stock of one of the Company’s subsidiaries, for any other class or series of capital stock of the Company, or of any class or series of the Company’s indebtedness for any class or series of capital stock of the Company;
     (iii) any purchase of, or payment of cash in lieu of, fractional interests in shares of capital stock of the Company pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;
     (iv) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; and
     (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.
ARTICLE VI
Remedies
     SECTION 6.1 Certain Rights of Holders. Except as otherwise provided herein, each Holder of a Common Equity Unit shall have the right, which is absolute and unconditional: (i) subject to Article V, to receive each Contract Payment with respect to the Stock Purchase Contracts comprising part of such Common Equity Units on the respective Payment Dates for such Common Equity Units and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Stock Purchase Contracts and, in each such case, to institute suit for the enforcement of any such right to receive Contract Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.
     SECTION 6.2 Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such

Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.
     SECTION 6.3 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.9, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 6.4 Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article VI or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.
     SECTION 6.5 Undertaking for Costs. All parties to this Agreement agree, and each Holder of a Common Equity Unit, by its acceptance of such Common Equity Units shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Stock Purchase Contract Agent for any action taken, suffered or omitted by it as Stock Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Stock Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Common Equity Units, or to any suit instituted by any Holder for the enforcement of rights to interest or other payments in respect of any Debt Securities, or rights to Contract Payments, on or after the respective Payment Date therefor in respect of any Common Equity Units held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Stock Purchase Contracts constituting part of any Common Equity Units held by such Holder.
     SECTION 6.6 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Stock Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII
Stock Purchase Contract Agent
     SECTION 7.1 Certain Duties and Responsibilities.
     (a) The Stock Purchase Contract Agent:
     (i) undertakes to perform, with respect to the Common Equity Units, such duties and only such duties as are or will be specifically set forth in this Agreement, the Pledge Agreement or the Remarketing Agreements, and no implied covenants or obligations shall be read into this Agreement, the Pledge Agreement or any Remarketing Agreement against the Stock Purchase Contract Agent; and
     (ii) in the absence of bad faith or negligence on its part, may, with respect to the Common Equity Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Stock Purchase Contract Agent and conforming to the requirements of this Agreement, the Pledge Agreement or any Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Stock Purchase Contract Agent, the Stock Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, the Pledge Agreement or the applicable Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).
     (b) No provision of this Agreement, the Pledge Agreement or any Remarketing Agreement shall be construed to relieve the Stock Purchase Contract Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;
     (ii) the Stock Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction from the Holders of at least a majority in number of the Outstanding Common Equity Units received by it pursuant to Section 7.3(m);
     (iii) the Stock Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Stock Purchase Contract Agent was negligent in ascertaining the pertinent facts; and
     (iv) no provision of this Agreement, the Pledge Agreement or any Remarketing Agreement shall require the Stock Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (c) Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement or the Remarketing Agreements relating to the conduct or affecting the liability of or affording protection to the Stock Purchase Contract Agent shall be subject to the provisions of this Article.
     (d) The Stock Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Stock Purchase Contract Agent.
     SECTION 7.2 Notice of Default. If (i) a default by the Company hereunder shall occur and (ii) either (A) a Responsible Officer of the Stock Purchase Contract Agent has actual knowledge of such default or (B) Holders of at least twenty five percent (25%) of the aggregate Stated Amount of the Outstanding Common Equity Units notify the Company and the Stock Purchase Contract Agent of such default, then the Stock Purchase Contract Agent shall, within thirty (30) days after the later of occurrence of such default, or actual knowledge thereof, or the receipt by the Stock Purchase Contract Agent of such notice by such Holders, transmit by mail to the Company and the Holders of Common Equity Units, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.
     SECTION 7.3 Certain Rights of Stock Purchase Contract Agent. Subject to the provisions of Section 7.1:
     (a) the Stock Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, preferred securities, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
     (c) whenever, in the administration of this Agreement, the Pledge Agreement or any Remarketing Agreement, the Stock Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Stock Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company;
     (d) the Stock Purchase Contract Agent may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder, or under the Pledge Agreement or any Remarketing Agreement, in good faith and in reliance thereon;
     (e) the Stock Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion,

report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Stock Purchase Contract Agent may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Stock Purchase Contracts, and, if the Stock Purchase Contract Agent makes such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney;
     (f) the Stock Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder, or under the Pledge Agreement or any Remarketing Agreement, either directly or by or through agents, attorneys, custodians or nominees or an Affiliate, and the Stock Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;
     (g) the Stock Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Stock Purchase Contract Agent security or indemnity reasonably satisfactory to the Stock Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (h) the Stock Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of negligence or willful misconduct by it;
     (i) the Stock Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Stock Purchase Contract Agent has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Stock Purchase Contract Agent at the Corporate Trust Office of the Stock Purchase Contract Agent from the Company or the Holders of at least twenty five percent (25%) of the aggregate Stated Amount of the Outstanding Common Equity Units, and such notice references the Common Equity Units and this Agreement;
     (j) the Stock Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (k) the rights, privileges, protections, immunities and benefits given to the Stock Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Stock Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
     (l) the Stock Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein; and

     (m) in each case that the Stock Purchase Contract Agent may or is required hereunder or under the Pledge Agreement or any Remarketing Agreement to take any action, including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, or otherwise to act hereunder or thereunder, the Stock Purchase Contract Agent may seek direction from the Holders of at least a majority in number of the Outstanding Common Equity Units. The Stock Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction from the Holders of at least a majority in number of the Outstanding Common Equity Units. If the Stock Purchase Contract Agent shall request direction from the Holders of at least a majority in number of the Outstanding Common Equity Units with respect to any action, the Stock Purchase Contract Agent shall be entitled to refrain from such action unless and until such the Stock Purchase Contract Agent shall have received direction from the Holders of at least a majority in number of the Outstanding Common Equity Units, and the Stock Purchase Contract Agent shall not incur liability to any Person by reason of so refraining.
     SECTION 7.4 Not Responsible for Recitals or Issuance of Common Equity Units. The recitals contained herein, in the Pledge Agreement, any Remarketing Agreement or in the Certificates shall be taken as the statements of the Company, and the Stock Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Stock Purchase Contract Agent makes no representations as to the validity or sufficiency of this Agreement, the Common Equity Units, any Remarketing Agreement, the Pledge Agreement, the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Stock Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Stock Purchase Contracts or for determining whether the parties to the Investor Rights Agreement have complied therewith (including, without limitation, compliance with any restriction on the transfer of any Common Equity Units).
     The Stock Purchase Contract Agent shall only be responsible for transferring money, securities or other property in accordance with the terms herein to the extent that such money, securities or other property are actually received by the Stock Purchase Contract Agent.
     SECTION 7.5 May Hold Common Equity Units. Any Security Registrar or any other agent of the Company, or the Stock Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Common Equity Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Stock Purchase Contract Agent or its Affiliate. The Company may become the owner or pledgee of Common Equity Units.
     SECTION 7.6 Money Held in Custody. Money held by the Stock Purchase Contract Agent in custody hereunder need not be segregated from the Stock Purchase Contract Agent’s other funds except to the extent required by law or provided herein. The Stock Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.
     SECTION 7.7 Compensation and Reimbursement. The Company agrees:

     (a) to pay to the Stock Purchase Contract Agent compensation for all services rendered by it hereunder, under the Pledge Agreement or any Remarketing Agreement as the Company and the Stock Purchase Contract Agent shall from time to time agree in writing;
     (b) except as otherwise expressly provided for herein, to reimburse the Stock Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Stock Purchase Contract Agent in accordance with any provision of this Agreement, the Pledge Agreement or any Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement, the Pledge Agreement or any Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
     (c) to indemnify the Stock Purchase Contract Agent and any predecessor Stock Purchase Contract Agent (and each of its directors, officers, agents and employees (collectively, the “Indemnitees”) for, and to hold each of them harmless against, any loss, claim, damage, fine, penalty, liability or expense (including reasonable fees and expenses of counsel) incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Pledge Agreement or any Remarketing Agreement, including the Indemnitees’ reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of the Stock Purchase Contract Agent’s powers or duties hereunder or thereunder.
     The provisions of this Section shall survive the resignation or removal of the Stock Purchase Contract Agent and the termination of this Agreement.
     SECTION 7.8 Corporate Stock Purchase Contract Agent Required; Eligibility. There shall at all times be a Stock Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least fifty million dollars ($50,000,000) and subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Stock Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.
     SECTION 7.9 Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Stock Purchase Contract Agent and no appointment of a successor Stock Purchase Contract Agent pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Stock Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.
     (b) The Stock Purchase Contract Agent may resign at any time by giving written notice thereof to the Company thirty (30) days prior to the effective date of such resignation. If the instrument of acceptance by a successor Stock Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Stock Purchase Contract Agent within thirty (30) days after the giving of such notice of resignation, the resigning Stock Purchase Contract Agent may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Stock Purchase Contract Agent.
     (c) The Stock Purchase Contract Agent may be removed at any time, upon thirty (30) days’ notice, by Act of the Holders of at least a majority in number of the Outstanding Common Equity Units delivered to the Stock Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Stock Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Stock Purchase Contract Agent within thirty (30) days after such Act, the Stock Purchase Contract Agent being removed may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Stock Purchase Contract Agent.
     (d) If at any time:
     (i) the Stock Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Stock Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Common Equity Unit for at least six (6) months;
     (ii) the Stock Purchase Contract Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any Holder; or
     (iii) the Stock Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Stock Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Stock Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Stock Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Common Equity Unit for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Stock Purchase Contract Agent and the appointment of a successor Stock Purchase Contract Agent.
     (e) If the Stock Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Stock Purchase Contract Agent for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Stock Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Stock Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Common Equity Unit for at least six (6) months, on behalf of itself and all others similarly situated, or the Stock Purchase Contract Agent may, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Stock Purchase Contract Agent.
     (f) The Company shall give, or shall cause such successor Stock Purchase Contract Agent to give, notice of each resignation and each removal of the Stock Purchase Contract Agent and each appointment of a successor Stock Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Stock Purchase Contract Agent and the address of its Corporate Trust Office.
     SECTION 7.10 Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Stock Purchase Contract Agent, every such successor Stock Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Stock Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Stock Purchase Contract Agent shall become effective and such successor Stock Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Stock Purchase Contract Agent; provided, however, that at the request of the Company or the successor Stock Purchase Contract Agent, such retiring Stock Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring, to such successor Stock Purchase Contract Agent, all the rights, powers and trusts of the retiring Stock Purchase Contract Agent and duly assign, transfer and deliver to such successor Stock Purchase Contract Agent all property and money held by such retiring Stock Purchase Contract Agent hereunder.
     (b) Upon request of any such successor Stock Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Stock Purchase Contract Agent all such rights, powers and agencies referred to in subsection (a) of this Section.
     (c) No successor Stock Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Stock Purchase Contract Agent shall be qualified and eligible under this Article VII.
     (d) The Company shall not act as the Stock Purchase Contract Agent.
     SECTION 7.11 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Stock Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Stock Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Stock Purchase Contract Agent, shall be the successor of the Stock Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Stock Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Stock Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Stock Purchase Contract Agent had itself authenticated and executed such Common Equity Units.
     SECTION 7.12 Preservation of Information; Communications to Holders.
     (a) The Stock Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Stock Purchase Contract Agent in its capacity as Security Registrar.
     (b) If three (3) or more Holders (such Holders, the “Applicants”) apply in writing to the Stock Purchase Contract Agent, and furnish to the Stock Purchase Contract Agent reasonable proof that each such Applicant has owned a Common Equity Unit for a period of at least six (6) months preceding the date of such application, and such application states that such Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Common Equity Units and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Stock Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Stock Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.
     SECTION 7.13 No Implied Obligations of Stock Purchase Contract Agent. Except to the extent otherwise expressly provided in this Agreement, the Stock Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement, any Remarketing Agreement or any Stock Purchase Contract in respect of the obligations of the Holder of any Common Equity Units thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Stock Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Stock Purchase Contract Agent shall have no obligation to perform such Stock Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Stock Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement, the Pledge Agreement or any Remarketing Agreement to any third party for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Stock Purchase Contract Agent and regardless of the form of action.
     SECTION 7.14 Tax Compliance.

     (a) The Stock Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Common Equity Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Common Equity Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
     (b) The Stock Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with Section 7.1(a).
     (c) The Stock Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.
ARTICLE VIII
Supplemental Agreements
     SECTION 8.1 Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Stock Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Stock Purchase Contract Agent, to:
     (a) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;
     (b) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;
     (c) evidence and provide for the acceptance of appointment hereunder by a successor Stock Purchase Contract Agent;
     (d) make provision with respect to the rights of Holders pursuant to Section 5.4(b);
     (e) cure any ambiguity (or formal defect) or correct or supplement any provisions herein which may be inconsistent with any other provisions herein, provided that such action shall not adversely affect the interests of the Holders in any material respect; or
     (f) make any other provisions with respect to such matters or questions arising under this Agreement not inconsistent with the terms hereof, provided that such action shall not adversely affect the interests of the Holders in any material respect.

Promptly following the entry into of any agreement supplemental hereto pursuant to this Section 8.1, the Company will give written notice to the Holders of such agreement, provided that failure to give such notice shall not impair the validity of such agreement.
     SECTION 8.2 Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority in number of the Outstanding Common Equity Units voting together as one class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Company and the Stock Purchase Contract Agent, the Company, when duly authorized by a Board Resolution, and the Stock Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Stock Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Common Equity Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Common Equity Unit affected thereby,
     (a) change any Payment Date;
     (b) change the amount or the type of Collateral required to be Pledged to secure a Holder’s obligations under the Stock Purchase Contracts, impair the right of the Holder of any Common Equity Unit to receive distributions on the related Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral or adversely alter the rights in or to such Collateral;
     (c) reduce any Contract Payments or change any place where, or the coin or currency in which, any Contract Payment is payable;
     (d) impair the right to institute suit for the enforcement of any Stock Purchase Contract or any Contract Payments;
     (e) reduce the number of shares of Common Stock (except to give effect to adjustments to the Fixed Settlement Rates pursuant to Section 5.4) or the amount of any other property to be purchased pursuant to any Stock Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Stock Purchase Contract or change the Stock Purchase Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise adversely affect the Holder’s rights under the Stock Purchase Contracts; or
     (f) reduce the percentage of the Outstanding Common Equity Units the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Stock Purchase Contracts or the Pledge Agreement;
provided, however, that if any amendment or proposal referred to above would adversely affect only the Normal Common Equity Units or the Stripped Common Equity Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided further that the unanimous consent of the Holders of each outstanding Common Equity Unit of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (f), inclusive, above.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.
     SECTION 8.3 Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article VIII or the modifications thereby of the agencies created by this Agreement, the Stock Purchase Contract Agent shall be provided, and (subject to Section 7.1) shall be fully authorized and protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Stock Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Stock Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise.
     SECTION 8.4 Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article VIII, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.
     SECTION 8.5 Reference to Supplemental Agreements. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article VIII may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Stock Purchase Contract Agent in exchange for outstanding Certificates.
ARTICLE IX
Consolidation, Merger, Conveyance, Transfer or Lease
     SECTION 9.1 Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions. The Company covenants that it will not consolidate with, convert into, or merge with and into, any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any entity, unless:
     (a) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be an entity organized and existing under the laws of the United States of America or a State thereof or the District of Columbia, and such entity shall expressly assume all the obligations of the Company under the Stock Purchase Contracts, this Agreement, the Pledge Agreement, each Debt Security Indenture, and each applicable Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Stock Purchase Contract Agent and the Collateral Agent, executed and delivered to the Stock Purchase Contract Agent and the Collateral Agent by such entity; and
     (b) the Company or such successor entity, as the case may be, shall not, immediately after such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance, be in default of payment obligations under the Stock Purchase Contracts, this Agreement, the Pledge Agreement, each Debt Security Indenture, or any Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing documents.
     SECTION 9.2 Rights and Duties of Successor Corporation. In case of any such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor entity in accordance with Section 9.1, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Certificates evidencing Common Equity Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Stock Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Stock Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Stock Purchase Contract Agent for authentication and execution, and any Certificate evidencing Common Equity Units which such successor entity thereafter shall cause to be signed and delivered to the Stock Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.
     In case of any such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Common Equity Units thereafter to be issued as may be appropriate.
     SECTION 9.3 Officers’ Certificate and Opinion of Counsel Given to Stock Purchase Contract Agent. The Stock Purchase Contract Agent, subject to Section 7.1 and Section 7.3, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article IX and that all conditions precedent to the consummation of any such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance have been met.
ARTICLE X
Covenants
     SECTION 10.1 Performance Under Stock Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Common Equity

Units that it will duly and punctually perform its obligations under the Stock Purchase Contracts in accordance with the terms of the Stock Purchase Contracts and this Agreement.
     SECTION 10.2 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Stock Purchase Contracts on any Stock Purchase Date or upon Early Settlement or Cash Merger Early Settlement and for transfer of Collateral upon the occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, or for a Collateral Substitution, and where notices and demands to or upon the Company in respect of the Common Equity Units and this Agreement may be served. The Company will give prompt written notice to the Stock Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Stock Purchase Contract Agent as such office of the Company. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Stock Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Stock Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Stock Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates, as the place of payment for the Common Equity Units, the Corporate Trust Office and appoints the Stock Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

     SECTION 10.3 Company to Reserve Common Stock. The Company shall at all times prior to the Third Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock then issuable against tender of payment in respect of all Stock Purchase Contracts constituting a part of the Outstanding Common Equity Units.
     SECTION 10.4 Covenants as to Common Stock. The Company covenants that all shares of Common Stock it delivers upon settlement of any Stock Purchase Contract will be duly authorized, validly issued, fully paid and nonassessable.
     SECTION 10.5 Statements of Officers of the Company as to Default. The Company will deliver to the Stock Purchase Contract Agent, within one hundred and twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not, to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof and, if the Company shall be in default, specifying all such defaults of which the Company have knowledge and the nature and status thereof.
     SECTION 10.6 ERISA. Each Holder from time to time of the Common Equity Units that is a Plan or who used assets of a Plan to purchase Common Equity Units hereby represents that either (i) no portion of the assets used by such Holder to acquire the Normal Common Equity Units constitutes assets of the Plan or (ii) the purchase or holding of the Normal Common Equity Units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable laws.
     SECTION 10.7 Tax Treatment.
     (a) The Company covenants and agrees, for U.S. federal, state and local income and franchise tax purposes, to treat (i) a Holder’s acquisition of the Normal Common Equity Units as the acquisition of the Debt Securities and the Stock Purchase Contracts constituting such Normal Common Equity Units; (ii) each Holder as the owner of the applicable interest in the Collateral Account, including the Debt Securities or the Treasury Securities; and (iii) the Debt Securities as debt.
     (b) Each Holder of Common Equity Units shall be deemed to have agreed, by acceptance of Common Equity Units, and each Beneficial Owner shall be deemed to have agreed, by acceptance of a beneficial interest in Common Equity Units, to treat, for all U.S. federal income tax purposes, (i) itself as the owner of the Stock Purchase Contracts and the related ownership interest in the Debt Securities or Treasury Securities, as applicable, pledged under the Pledge Agreement; (ii) the fair market value of each one-fortieth (1/40) undivided beneficial interest in a $1,000 principal amount Debt Security forming part of the Normal Common Equity Units as an amount equal to $25; (iii) the Debt Securities as indebtedness; and (iv) as separate economic interests, (1) the Debt Securities or Treasury Securities forming part of a Common Equity Unit; and (2) the Stock Purchase Contracts forming part of such Common Equity Unit.

          The Company and each Holder of the Common Equity Units agree to treat the Debt Securities, and the Component Debt Securities, as having an issue price equal to their principal amount for purposes of Section 1274 of the Code and therefore as having been issued with no original issue discount.
     SECTION 10.8 Relationship to Indemnification Security Agreement. The Company, the Stock Purchase Contract Agent, the Collateral Agent and the Securities Intermediary agree, for so long as any Common Equity Units are pledged pursuant to the Indemnification Security Agreement (“Pledged Units”), and the Initial Holder, by its acceptance of such Common Equity Units, shall be deemed to have agreed that notwithstanding anything to the contrary set forth herein:
     (a) The Stock Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, such Initial Holder to pledge, pursuant to the Indemnification Security Agreement, with respect to each Pledged Unit, such Initial Holder’s interest in the Debt Securities that form a part of such Pledged Unit and that are credited to the subaccounts referred to in Section 11.11 of the Pledge Agreement, to the Pledge Collateral Agent for the benefit of the Company, and to grant to the Pledge Collateral Agent, for the benefit of the Company, a security interest therein, in such subaccounts and in all financial assets and security entitlements credited thereto from time to time.
     (b) The Stock Purchase Contract Agent is hereby authorized to enter into and perform the Indemnification Security Agreement on behalf and in the name of the Initial Holder as its attorney-in-fact for the limited purposes set forth therein, to be irrevocably bound by the terms and provisions thereof, and to be bound by the pledge and grant of security interest set forth therein.
     (c) Proceeds of the Debt Securities or the Treasury Securities pursuant to Section 5.1(c), as applicable, constituting part of the Pledged Units shall be paid, on the applicable Stock Purchase Date, by the Collateral Agent to the Company in accordance with the terms of both the Pledge Agreement and the Indemnification Security Agreement. Any excess proceeds will be paid to the Holders on such applicable Stock Purchase Date.
     (d) Upon registration of transfer of a Certificate, if the Pledged Units are released from the lien of the Indemnification Security Agreement, the transferee shall not be bound by the terms of the Indemnification Security Agreement, and the Initial Holder shall be released from the obligations under the Indemnification Security Agreement with respect to such released Pledged Units.
     (e) If a Final Failed Remarketing occurs with respect to a series of Debt Securities, then (A) pursuant to the Indemnification Security Agreement, the Pledge Collateral Agent, for the benefit of the Company, reserves all of its rights as a secured party with respect all Debt Securities of such series which constitute part of any Pledged Unit that is a Normal Common Equity Unit; and (B) subject to applicable law and the terms of the Indemnification Security Agreement, the Pledge Collateral Agent may, among other things, (1) retain such Debt Securities in full satisfaction of the Initial Holder’s obligations under the related Stock Purchase Contracts or (2) sell such Debt Securities in one or more public or private sales or otherwise; provided, however, that the provisions of Section 5.2(c) shall continue to apply.
     (f) In the event of a Successful Remarketing, if the Initial Holder holds Pledged Units that are Common Equity Units with respect to which the Initial Holder has duly elected, and delivered cash in order to effect, Cash Settlement, then the Collateral Agent will cause (i) the Securities Intermediary to effect the release, from the Pledge, of the Pledged Debt Securities that are of the series subject to the Successful Remarketing and that form part of such Common Equity Units and (ii) the transfer of such Debt Securities to the Stock Purchase Contract Agent on behalf of the Initial Holder free and clear of the Company’s security interest therein under the Indemnification Security Agreement.
     (g) Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have theretofore occurred, on each Stock Purchase Date, upon receipt of the aggregate Purchase Price payable on such Stock Purchase Date in respect of the related Stock Purchase Contracts of all Pledged Units, the Company shall issue and deliver to the Pledge Collateral Agent under the Indemnification Security Agreement, for credit to the Indemnification Account thereunder, the number of shares of Common Stock to which such Pledged Units entitle the Initial Holder upon settlement of such Stock Purchase Contracts.
     (h) In the event of an Early Settlement or Cash Merger Early Settlement, the Initial Holder shall provide to the Stock Purchase Contract Agent the information required by the Certificate with respect to the applicable Pledged Units, and upon the receipt of such information and the Early Settlement Amount or (unless an In Kind Settlement Upon Cash Merger Early Settlement has been duly elected to apply to such Pledged Units) the Cash Merger Early Settlement Amount, as applicable, with respect to such Pledged Units from the Initial Holder, the Stock Purchase Contract Agent shall pay to the Company such Early Settlement Amount or (if applicable) Cash Merger Early Settlement Amount, as applicable, the receipt of which payment the Company shall confirm in writing. The Stock Purchase Contract Agent shall then notify the Pledge Collateral Agent under the Indemnification Security Agreement that (i) the Initial Holder has elected to effect an Early Settlement or Cash Merger Early Settlement, as applicable, which notice shall set forth the number of such Stock Purchase Contracts as to which the Initial Holder has elected to effect Early Settlement and (ii) the Stock Purchase Contract Agent has received from the Initial Holder, and paid to the Company, as confirmed in writing by the Company, the related Early Settlement Amount or (if applicable) Cash Merger Early Settlement Amount, as applicable. The Company shall make any delivery required by clause (i) of Section 5.7(d), Section 5.7(e) or Section 5.7(f) with respect to the applicable Pledged Units in accordance with the Indemnification Security Agreement.
     (i) Upon a Cash Merger Early Settlement of a Pledged Unit of the Initial Holder, the Company shall deliver to the Pledge Collateral Agent (and not the Stock Purchase Contract Agent) for credit to the Indemnification Account, upon payment (if required pursuant hereto) of the applicable Cash Merger Early Settlement Amount, a number of Reference Property Units equal to the number (and in the manner) provided in Section 5.8(f), together with any payment in lieu of any fractional property, as provided in Section 5.9.

     (j) If a Termination Event shall have occurred, then the Collateral Agent shall transfer to the Securities Intermediary under the Indemnification Security Agreement for credit to the Indemnification Account, as additional Collateral thereunder, all payments of principal it receives, if any, in respect of the Pledged Debt Securities or the Pledged Treasury Securities forming part of the Pledged Units in accordance with the Indemnification Security Agreement.
     (k) The Stock Purchase Contract Agent shall be deemed to have made the representations, and shall be entitled to the benefits and rights, set forth in Section 7.1 and Section 7.3 as if the Indemnification Security Agreement were mentioned in such Sections in addition to the Pledge Agreement.
     (l) The recitals contained in the Indemnification Security Agreement shall be taken as the statements of the Company, and the Stock Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Stock Purchase Contract Agent makes no representations as to the validity or sufficiency of the Indemnification Security Agreement.
     (m) The Company shall (i) compensate the Stock Purchase Contract Agent, (ii) reimburse the Stock Purchase Contract Agent upon its reasonable request and (iii) indemnify the Stock Purchase Contract Agent and hold it harmless, in each case as set forth in Section 7.7, as if the Indemnification Security Agreement were mentioned in such Section in addition to the Pledge Agreement.
     (n) Except to the extent otherwise expressly herein provided, the Stock Purchase Contract Agent shall assume no obligations and shall not be subject to any liability under the Indemnification Security Agreement in respect of the obligations of the Initial Holder thereunder. Further, in no event shall the Stock Purchase Contract Agent or its officers, directors, employees or agents be liable under the Indemnification Security Agreement to any third party for indirect, incidental, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Stock Purchase Contract Agent and regardless of the form of action.
     (o) The Company shall be deemed to have made the covenants set forth in Section 9.1 with respect to the Indemnification Security Agreement.
     (p) In connection with its role in administering the Indemnification Security Agreement, the Stock Purchase Contract Agent shall, in the absence of bad faith on its part, be entitled to rely on an Officers’ Certificate of the Company in connection with proving or establishing any matter, and may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Indemnification Security Agreement, in good faith and in reliance thereon. The Stock Purchase Contract Agent may execute any of the powers or perform any duties under the Indemnification Security Agreement, either directly or by or through agents, attorneys, custodians or nominees or an Affiliate, and the Stock Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder.

     SECTION 10.9 USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Agreement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MetLife, Inc.
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

Deutsche Bank Trust Company Americas, as Stock Purchase Contract Agent
By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

EXHIBIT A
Form of Normal Common Equity Unit Certificate
{For inclusion in Global Certificates only: THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE STOCK PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STOCK PURCHASE CONTRACT AGREEMENT, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.}
{Private Placement Legend: THE OFFER AND SALE OF THIS SECURITY, AND THE COMMON STOCK ISSUABLE UPON SETTLEMENT OF THE STOCK PURCHASE CONTRACTS FORMING PART OF THIS SECURITY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.}

No.	CUSIP No. 59156R 116
Number of Normal Common Equity Units:
METLIFE, INC.
Normal Common Equity Units

     All capitalized terms used herein which are defined in the Stock Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.
     This Normal Common Equity Unit Certificate certifies that [___] is the registered Holder of the number of Normal Common Equity Units set forth above {for inclusion in Global Certificates only: or such other number of Normal Common Equity Units reflected in the Schedule of Increases or Decreases in the Global Certificate attached hereto}.
     Pursuant to the Pledge Agreement and (if this security is held by the Initial Holder) the Indemnification Security Agreement, the Debt Securities constituting part of each Normal Common Equity Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Stock Purchase Contracts comprising part of such Normal Common Equity Units.
     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
CERTIFICATE OF AUTHENTICATION
OF STOCK PURCHASE CONTRACT AGENT
     This is one of the Normal Common Equity Unit Certificates referred to in the within mentioned Stock Purchase Contract Agreement.

Deutsche Bank Trust Company Americas, as Stock Purchase Contract Agent
By:
Name:
Title:

Date:
     The Pledge Agreement and the Indemnification Security Agreement provide that all payments on any Pledged Debt Securities constituting part of Normal Common Equity Units received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of interest payments on such Pledged Debt Securities to the Stock Purchase Contract Agent to the account designated by the Stock Purchase Contract Agent, no later than 2:00 p.m. (New York City time) on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m. (New York City time) on a Business Day, then such payment shall be made no later than 10:30 a.m. (New York City time) on the next succeeding Business Day) and (ii) in the case of payments with respect to the principal amount of such Pledged Debt Securities, to the Company in accordance with the terms of the Pledge Agreement and the Indemnification Security Agreement, in full satisfaction of the respective obligations of the Holders of the Normal Common Equity Units of which such Pledged Debt Securities are a part under the Stock Purchase Contracts forming a part of such Normal Common Equity Units. Interest payments on the Debt Securities forming part of a Normal Common Equity Unit evidenced hereby (which, except as provided in the Stock Purchase Contract Agreement or the applicable Debt Security Indenture, are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on, and including, March 15, 2011) shall, subject to receipt thereof by the Stock Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Normal Common Equity Unit Certificate (or a Predecessor Normal Common Equity Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.
     Each Stock Purchase Contract evidenced hereby obligates the Holder of this Normal Common Equity Unit Certificate to purchase, and the Company to sell, on each of the First Stock Purchase Date, the Second Stock Purchase Date and the Third Stock Purchase Date, at a price equal to twenty five dollars ($25.00) (the “Purchase Price”), a number shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, per Purchase Contract, equal to the applicable Settlement Rate, unless on or prior to the applicable Stock Purchase Date, there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Stock Purchase Contract, all as provided in the Stock Purchase Contract Agreement. Except as otherwise provided in the Stock Purchase Contract Agreement, the Purchase Price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the applicable Stock Purchase Date by application of payment received in respect of the principal amount of any Pledged Debt Securities resold pursuant to a Remarketing, which Pledged Debt Securities (including the proceeds thereof) are pledged to secure the obligations under such Stock Purchase Contract of the Holder of the Normal Common Equity Units of which such Stock Purchase Contract is a part.
     Each Holder of Common Equity Units shall be deemed to have agreed, by acceptance of Common Equity Units, and each Beneficial Owner shall be deemed to have agreed, by acceptance of a beneficial interest in Common Equity Units, to treat, for all U.S. federal income tax purposes, (i) itself as the owner of the Stock Purchase Contracts and the related ownership interest in the Debt Securities or Treasury Securities, as applicable, pledged under the Pledge Agreement; (ii) the fair market value of each one-fortieth (1/40) undivided beneficial interest in a $1,000 principal amount Debt Security forming part of the Normal Common Equity Units as an amount equal to $25; (iii) the Debt Securities as indebtedness; and (iv) as separate economic interests, (1) the Debt Securities or Treasury Securities forming part of a Common Equity Unit; and (2) the Stock Purchase Contracts forming part of such Common Equity Unit.
     Subject to Section 5.11(b), Section 5.11(e) and Section 5.12 of the Stock Purchase Contract Agreement, the Company shall pay, on each Payment Date, the Contract Payments (net of any withholding tax required by law to be withheld by the Company on such payments, which shall be remitted to the appropriate taxing jurisdiction) payable in respect of each Stock Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. The Contract Payments will be payable, at the option of the Company, (i) by wire transfer to the account designated by the Holder thereof by five (5) Business Day’s prior written notice to the Stock Purchase Contract Agent or (ii) by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register; provided, however, that if the Common Equity Units are held in the form of a Global Certificate, then the Contract Payments will be payable by wire transfer to the Depositary. Contract Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.
     Unless the certificate of authentication hereon has been executed by the Stock Purchase Contract Agent by manual signature, this Normal Common Equity Unit Certificate shall not be entitled to any benefit under the Pledge Agreement, the Indemnification Security Agreement or the Stock Purchase Contract Agreement or be valid or obligatory for any purpose.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     In Witness Whereof, the Company and the Holder specified above have caused this instrument to be duly executed.

MetLife, inc.
By:
Name:
Title:

HOLDER SPECIFIED ABOVE
Deutsche Bank Trust Company Americas, as attorney-in-fact of such Holder as Stock Purchase Contract Agent
By:
Name:
Title:

Date:

(FORM OF REVERSE OF NORMAL COMMON EQUITY UNIT CERTIFICATE)
     Each Stock Purchase Contract evidenced hereby is governed by the Stock Purchase Contract Agreement, dated as of November 1, 2010 (as may be supplemented from time to time, the “Stock Purchase Contract Agreement”), between the Company and Deutsche Bank Trust Company Americas (including its successors thereunder, the “Stock Purchase Contract Agent”), to which Stock Purchase Contract Agreement reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Stock Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Normal Common Equity Unit Certificates are, and are to be, executed and delivered.
     No fractional shares of Common Stock will be issued upon settlement of any Stock Purchase Contracts.
     Each Stock Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement, shall obligate the Holder of the related Normal Common Equity Units to purchase, and the Company to sell, either (i) a number shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or (ii) a number of Reference Property Units equal to the Applicable Cash Merger Early Settlement Rate (in the case of a Cash Merger Early Settlement).
     In accordance with the terms of the Stock Purchase Contract Agreement, the Holder of this Normal Common Equity Unit Certificate may pay the purchase price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of or a Remarketing of the related Pledged Debt Securities. A Holder of a Normal Common Equity Unit who (1) does not, at or prior to 5:00 p.m. (New York City time) on the eleventh (11th) Business Day immediately preceding the applicable Stock Purchase Date, elect, in accordance with the Stock Purchase Contract Agreement, to effect a Cash Settlement, (2) does not, prior to 5:00 p.m. (New York City time) on the tenth (10th) Business Day prior to the applicable Stock Purchase Date, make an effective Early Settlement, and (3) does not, prior to the applicable Stock Purchase Date, duly effect a Cash Merger Early Settlement, shall pay the applicable purchase price for the shares of Common Stock to be delivered under the related Stock Purchase Contract from the proceeds of the sale of the related Pledged Debt Securities held by the Collateral Agent in the relevant Remarketing (or, if applicable in accordance with the applicable Debt Security Indenture and the Pledge Agreement, from the proceeds of the exercise of such Holder’s Put Right upon a Final Failed Remarketing). The attempted resale of Pledged Debt Securities will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the applicable Stock Purchase Date.
     The Company shall not be obligated to deliver any shares of Common Stock in respect of a Stock Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the applicable purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Stock Purchase Contract Agreement.

     Under the terms of the Pledge Agreement, the Indemnification Security Agreement and the Stock Purchase Contract Agreement, the Stock Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Debt Securities, but only to the extent instructed in writing by the Holders in accordance therewith.
     Upon the occurrence of a Successful Remarketing, the Collateral Agent shall, in accordance with the Pledge Agreement and (if this security is held by the Initial Holder) the Indemnification Security Agreement, cause the Securities Intermediary to transfer the applicable Pledged Debt Securities upon confirmation of deposit by the Remarketing Agent of the proceeds of such Successful Remarketing in the Collateral Account. The Remarketing Agent will deduct, from such proceeds, a remarketing fee in accordance with the terms of the Remarketing Agreement.
     The Normal Common Equity Unit Certificates are issuable only in registered form and only in denominations of a single Normal Common Equity Unit and any integral multiple thereof. The transfer of any Normal Common Equity Unit Certificate will be registered and Normal Common Equity Unit Certificates may be exchanged as provided in the Stock Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Stock Purchase Contract Agreement. No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Security Registrar may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges not involving any transfer to a Person other than the Holder. A Holder who elects to substitute a Treasury Security for a Debt Security, thereby creating Stripped Common Equity Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Stock Purchase Contract Agreement, for so long as the Stock Purchase Contracts underlying a Normal Common Equity Unit remain in effect, such Normal Common Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Common Equity Unit in respect of the Debt Securities and Stock Purchase Contracts constituting such Normal Common Equity Unit may be transferred and exchanged only as a Normal Common Equity Unit.
     Subject to the conditions set forth in the Stock Purchase Contract Agreement, a Holder of Normal Common Equity Units may, at any time from and after the date of the Stock Purchase Contract Agreement (but not during the period that begins at 5:00 p.m. (New York City time) on the tenth (10th) Business Day immediately preceding any scheduled Stock Purchase Date and ends at 5:00 p.m. (New York City time) on such scheduled Stock Purchase Date), exchange such Normal Common Equity Units for Stripped Common Equity Units and Debt Securities; provided, however, that Holders may make such exchange only in integral multiples of eighty (80) Normal Common Equity Units. To effect such exchange, the Holder must perform the actions, and make the deliveries, set forth in the Stock Purchase Contract Agreement; provided further that in no event may a Collateral Substitution be made from the time any Remarketing has priced to, and including, the Stock Purchase Date relating to such Remarketing.
     Except as otherwise provided in the Stock Purchase Contract Agreement, the Company shall pay, on each Payment Date, the Contract Payments payable in respect of each Stock

Purchase Contract to the Person in whose name the Normal Common Equity Unit Certificate evidencing such Stock Purchase Contract is registered at the close of business on the Record Date for such Payment Date. The Company shall have the right to defer Contract Payments in accordance with the Stock Purchase Contract Agreement.
     If a Termination Event occurs, then, without the necessity of any notice or action by any Holder: (a) the Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments (including any accrued and unpaid Contract Payments), and the rights and obligations of Holders to purchase Common Stock on each Stock Purchase Date occurring after such Termination Event, shall immediately and automatically terminate; (b) each Common Equity Unit shall thereafter represent the right to receive the Debt Securities or the Treasury Securities, as the case may be, forming part of such Common Equity Unit, in accordance with the Pledge Agreement and (if this security is held by the Initial Holder) the Indemnification Security Agreement and, upon such receipt, shall be cancelled; and (c) the Company shall promptly, but in no event later than five (5) Business Days thereafter, give written notice of such Termination Event to the Stock Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.
     Subject to and upon compliance with the provisions of the Stock Purchase Contract Agreement, at the option of the Holder thereof, Stock Purchase Contracts underlying Common Equity Units may be settled early at the Early Settlement Rate.
     Upon the occurrence of a Cash Merger, a Holder of Normal Common Equity Units may effect Cash Merger Early Settlement of the Stock Purchase Contracts underlying such Normal Common Equity Units pursuant to the terms of the Stock Purchase Contract Agreement.
     Upon registration of transfer of this Normal Common Equity Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Stock Purchase Contract Agent pursuant to the Stock Purchase Contract Agreement), by the terms of the Stock Purchase Contract Agreement and the Stock Purchase Contracts evidenced hereby, and the transferor shall be released from the obligations under the Stock Purchase Contracts evidenced by this Normal Common Equity Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.
     Each Holder of a Common Equity Unit, by its acceptance of such Common Equity Unit will be deemed to have: (a) duly appointed the Stock Purchase Contract Agent to enter into and perform the related Stock Purchase Contracts, the Pledge Agreement and (in the case of the Initial Holder) the Indemnification Security Agreement on its behalf and in its name as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder); (b) irrevocably agreed to be bound by the terms and provisions of such Stock Purchase Contracts, the Pledge Agreement and (in the case of the Initial Holder) the Indemnification Security Agreement; (c) covenanted and agreed to perform its obligations under such Stock Purchase Contracts for so long as such Holder remains a Holder of a Common Equity Unit; (d) irrevocably authorized the Stock Purchase Contract Agent to enter into and perform the Stock Purchase Contract Agreement and the Pledge Agreement on its behalf and in its name as its attorney-in-fact and (in the case of the Initial Holder) irrevocably authorized the Stock Purchase Contract Agent to enter into and perform the Indemnification Security Agreement for the limited purposes set forth therein; (e) consented to, and agreed to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Accounts, including, without limitation, the Debt Securities and the Treasury Securities pursuant to the Pledge Agreement and (in the case of the Initial Holder) the Indemnification Security Agreement, and to the other Collateral under the Pledge Agreement; (f) for U.S. federal, state and local income and franchise tax purposes, agreed to take the positions set forth in Section 10.7(b) of the Stock Purchase Contract Agreement; and (g) irrevocably directed the Stock Purchase Contract Agent to execute the Remarketing Agreement at the direction of the Company, without the receipt of any opinion or certificate.
     Subject to the exceptions set forth in the Stock Purchase Contract Agreement, the provisions of the Stock Purchase Contract Agreement may be amended with the consent of the Holders of a majority in number of the outstanding Common Equity Units.
     The Stock Purchase Contracts and Common Equity Units shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     Prior to due presentment of this Certificate for registration of transfer, the Company, the Stock Purchase Contract Agent, the Security Register and any agent of the Company, the Stock Purchase Contract Agent or the Security Registrar may treat the Person in whose name this Certificate is registered as the owner of the Common Equity Units evidenced hereby for purposes of (subject to any applicable record date) any payment on the Debt Securities, any payment of Contract Payments and any performance of the Stock Purchase Contracts and for all other purposes whatsoever in connection with such Common Equity Units, whether or not such payment or performance shall be overdue and notwithstanding any notice to the contrary; and none of the Company, the Security Registrar or the Stock Purchase Contract Agent, nor any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent, shall be affected by notice to the contrary.
     No Stock Purchase Contract shall, prior to the purchase of shares of Common Stock under such Stock Purchase Contract, entitle the Holder of a Common Equity Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent to or receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a holder of Common Stock of the Company.
     A copy of the Stock Purchase Contract Agreement is available for inspection at the Corporate Trust Office.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian (cust)(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please print or type name and address including Postal Zip code of Assignee)

the within Normal Common Equity Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                                                              to transfer said Normal Common Equity Unit Certificates on the books of the Security Registrar, with full power of substitution in the premises.

Dated:	Signature
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Normal Common Equity Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.
Signature Guarantee:

SETTLEMENT INSTRUCTIONS
     The undersigned Holder directs that a certificate evidencing shares of Common Stock deliverable upon settlement on the {First} {Second} {Third} Stock Purchase Date of the Stock Purchase Contracts underlying the Normal Common Equity Units evidenced by this Normal Common Equity Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below, unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, then the undersigned shall pay any transfer tax payable incident thereto.

Dated:

Signature

Signature Guarantee:
(if assigned to another person)

If shares are to be registered in the name of, and delivered to, a Person other than the Holder, please (i) print such Person’s name, address and social security or other taxpayer identification number and (ii) provide a guarantee of your signature.
REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT
     The undersigned Holder of this Normal Common Equity Unit Certificate hereby irrevocably exercises the option to effect {Early Settlement} {Cash Merger Early Settlement following a Cash Merger} in accordance with the terms of the Stock Purchase Contract Agreement with respect to the Stock Purchase Contracts underlying the Normal Common Equity Units evidenced by this Normal Common Equity Unit Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other consideration deliverable upon such {Early Settlement} {Cash Merger Early Settlement} be registered in the name of, and delivered, together with a check in payment for any fractional share and any Normal Common Equity Unit Certificate representing any Normal Common Equity Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is not effected, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. {{Pledged Debt Securities deliverable upon such Early Settlement} {Pledged Debt Securities deliverable, if any, upon such Cash Merger Early Settlement} will be transferred in accordance with the transfer instructions set forth below.} If shares are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.
     {For Cash Merger Early Settlement: Indicate whether the undersigned Holder elects to:
☐	Deliver the Cash Merger Early Settlement Amount to the Company in immediately available funds
OR
☐	Transfer the Pledged Debt Securities forming part of this Common Equity Unit to the Company in full satisfaction of the Holder’s obligation to deliver the Cash Merger Early Settlement Amount}

Dated:	Signature
     Signature Guarantee:

     Number of Common Equity Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is being elected:

If shares of Common Stock or Normal Common Equity Unit Certificates are to be registered in the name of, and delivered to, and Pledged Debt Securities are to be transferred to, a Person other than the Holder, please (i) print such Person’s name, address and social security or other taxpayer
REGISTERED HOLDER

identification number and (ii) provide a guarantee of your signature.
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number
     Transfer Instructions for Pledged Debt Securities transferable upon {Early Settlement} {Cash Merger Early Settlement} or a Termination Event:

{TO BE ATTACHED TO GLOBAL CERTIFICATES}
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE
     The following increases or decreases in this Global Certificate have been made:

	Amount of		Number of
	increase in	Amount of	Normal Common
	Number of	decrease in	Equity Units
	Normal	Number of	evidenced by this	Signature of
	Common Equity	Normal Common	Global Certificate	authorized
	Units evidenced	Equity Units	following such	signatory of
	by this Global	evidenced by this	decrease or	Stock Purchase
Date	Certificate	Global Certificate	increase	Contract Agent

EXHIBIT B
Form of Stripped Common Equity Unit Certificate
{For inclusion in Global Certificates only: THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE STOCK PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STOCK PURCHASE CONTRACT AGREEMENT, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.}
{Private Placement Legend: THE OFFER AND SALE OF THIS SECURITY, AND THE COMMON STOCK ISSUABLE UPON SETTLEMENT OF THE STOCK PURCHASE CONTRACTS FORMING PART OF THIS SECURITY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.}

No.	CUSIP No. 59156R 124
Number of Stripped Common Equity Units:
METLIFE, INC.
Stripped Common Equity Units

     All capitalized terms used herein which are defined in the Stock Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.
     This Stripped Common Equity Unit Certificate certifies that [___] is the registered Holder of the number of Stripped Common Equity Units set forth above {for inclusion in Global Certificates only: or such other number of Stripped Common Equity Units reflected in the Schedule of Increases or Decreases in the Global Certificate attached hereto}.
     Pursuant to the Pledge Agreement and (if this security is held by the Initial Holder) the Indemnification Security Agreement, the Treasury Securities constituting part of each Stripped Common Equity Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Stock Purchase Contracts comprising part of such Stripped Common Equity Units.
          Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
CERTIFICATE OF AUTHENTICATION
OF STOCK PURCHASE CONTRACT AGENT
     This is one of the Stripped Common Equity Unit Certificates referred to in the within mentioned Stock Purchase Contract Agreement.

Deutsche Bank Trust Company Americas, as Stock Purchase Contract Agent
By:
Name:
Title:

Date:
     The Pledge Agreement and the Indemnification Security Agreement provide that all distributions with respect to the principal amount of the Pledged Treasury Securities shall be paid to the Company on the Stock Purchase Date in accordance with the terms of the Pledge Agreement and (if this security is held by the Initial Holder) the Indemnification Security Agreement, in full satisfaction of the respective obligations of the Holders of the Stripped Common Equity Units of which such Pledged Treasury Securities are a part under the Stock Purchase Contracts forming a part of such Stripped Common Equity Units.
     Each Stock Purchase Contract evidenced hereby obligates the Holder of this Stripped Common Equity Unit Certificate to purchase, and the Company to sell, on each of the First Stock Purchase Date, the Second Stock Purchase Date and the Third Stock Purchase Date, at a price equal to twenty five dollars ($25.00) (the “Purchase Price”), a number shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, per Purchase Contract, equal to the applicable Settlement Rate, unless on or prior to the applicable Stock Purchase Date, there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Stock Purchase Contract, all as provided in the Stock Purchase Contract Agreement. Except as otherwise provided in the Stock Purchase Contract Agreement, the Purchase Price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the applicable Stock Purchase Date by application of payment received in respect of the principal amount with respect to any Pledged Treasury Securities pledged to secure the obligations under such Stock Purchase Contract of the Holder of the Stripped Common Equity Units of which such Stock Purchase Contract is a part.
     Each Holder of Common Equity Units shall be deemed to have agreed, by acceptance of Common Equity Units, and each Beneficial Owner shall be deemed to have agreed, by acceptance of a beneficial interest in Common Equity Units, to treat, for all U.S. federal income tax purposes, (i) itself as the owner of the Stock Purchase Contracts and the related ownership interest in the Debt Securities or Treasury Securities, as applicable, pledged under the Pledge Agreement; (ii) the fair market value of each one-fortieth (1/40) undivided beneficial interest in a $1,000 principal amount Debt Security forming part of the Normal Common Equity Units as an amount equal to $25; (iii) the Debt Securities as indebtedness; and (iv) as separate economic interests, (1) the Debt Securities or Treasury Securities forming part of a Common Equity Unit; and (2) the Stock Purchase Contracts forming part of such Common Equity Unit.
     Subject to Section 5.11(b), Section 5.11(e) and Section 5.12 of the Stock Purchase Contract Agreement, the Company shall pay, on each Payment Date, the Contract Payments (net of any withholding tax required by law to be withheld by the Company on such payments, which shall be remitted to the appropriate taxing jurisdiction) payable in respect of each Stock Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. The Contract Payments will be payable, at the option of the Company, (i) by wire transfer to the account designated by the Holder thereof by five (5) Business Day’s prior written notice to the Stock Purchase Contract Agent or (ii) by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register; provided, however, that if the Common Equity Units are held in the form of a Global Certificate, then the Contract Payments will be payable by wire transfer to the Depositary. Contract Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.
     Unless the certificate of authentication hereon has been executed by the Stock Purchase Contract Agent by manual signature, this Stripped Common Equity Unit Certificate shall not be entitled to any benefit under the Pledge Agreement, the Indemnification Security Agreement or the Stock Purchase Contract Agreement or be valid or obligatory for any purpose.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     In Witness Whereof, the Company and the Holder specified above have caused this instrument to be duly executed.

MetLife, inc.
By:
Name:
Title:

HOLDER SPECIFIED ABOVE Deutsche Bank Trust Company Americas, as attorney-in-fact of such Holder as Stock Purchase Contract Agent
By:
Name:
Title:

Date:

(FORM OF REVERSE OF STRIPPED COMMON EQUITY UNIT CERTIFICATE)
     Each Stock Purchase Contract evidenced hereby is governed by the Stock Purchase Contract Agreement, dated as of November 1, 2010 (as may be supplemented from time to time, the “Stock Purchase Contract Agreement”), between the Company and Deutsche Bank Trust Company Americas (including its successors thereunder, the “Stock Purchase Contract Agent”), to which Stock Purchase Contract Agreement reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Stock Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Stripped Common Equity Unit Certificates are, and are to be, executed and delivered.
     Each Stock Purchase Contract evidenced hereby obligates the Holder of this Stripped Common Equity Unit Certificate to purchase, and the Company to sell, on each of the First Stock Purchase Date, the Second Stock Purchase Date and the Third Stock Purchase Date, at a price equal to the Purchase Price, a number of shares of Common Stock, per Stock Purchase Contract, equal to the applicable Settlement Rate, unless on or prior to the applicable Stock Purchase Date there shall have occurred a Termination Event, Early Settlement or Cash Merger Early Settlement with respect to such Stock Purchase Contract, all as provided in the Stock Purchase Contract Agreement. Except as otherwise provided in the Stock Purchase Contract Agreement, the Purchase Price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the applicable Stock Purchase Date by application of payment received in respect of the principal amount with respect to the Pledged Treasury Securities pledged to secure the obligations under such Stock Purchase Contract of the Holder of the Stripped Common Equity Units of which such Stock Purchase Contract is a part.
     No fractional shares of Common Stock will be issued upon settlement of any Stock Purchase Contracts.
     Each Stock Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement, shall obligate the Holder of the related Stripped Common Equity Units to purchase, and the Company to sell, either (i) a number shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or (ii) a number of Reference Property Units equal to the Applicable Cash Merger Early Settlement Rate (in the case of a Cash Merger Early Settlement).
     In accordance with the terms of the Stock Purchase Contract Agreement, the Holder of this Stripped Common Equity Unit Certificate may pay the purchase price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby by effecting an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of the principal amount of the related Pledged Treasury Securities. A Holder of a Stripped Common Equity Unit who (1) does not, prior to 5:00 p.m. (New York City time) on the tenth (10th) Business Day prior to the applicable Stock Purchase Date, make an effective Early Settlement and (2) does not, prior to the applicable Stock Purchase Date, duly effect a Cash Merger Early Settlement, shall pay the applicable purchase price for the shares of Common

Stock to be delivered under the related Stock Purchase Contract from the proceeds of the maturity of the related Pledged Treasury Securities held by the Collateral Agent.
     The Company shall not be obligated to deliver any shares of Common Stock in respect of a Stock Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the applicable purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Stock Purchase Contract Agreement.
     The Stripped Common Equity Unit Certificates are issuable only in registered form and only in denominations of a single Stripped Common Equity Unit and any integral multiple thereof. The transfer of any Stripped Common Equity Unit Certificate will be registered and Stripped Common Equity Unit Certificates may be exchanged as provided in the Stock Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Stock Purchase Contract Agreement. No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Security Registrar may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges not involving any transfer to a Person other than the Holder. A Holder who elects to substitute a Debt Security for a Treasury Security, thereby creating Normal Common Equity Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Stock Purchase Contract Agreement, for so long as the Stock Purchase Contracts underlying a Stripped Common Equity Unit remain in effect, such Stripped Common Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Common Equity Unit in respect of the Treasury Securities and Stock Purchase Contracts constituting such Stripped Common Equity Unit may be transferred and exchanged only as a Stripped Common Equity Unit.
     Subject to the conditions set forth in the Stock Purchase Contract Agreement, a Holder of Stripped Common Equity Units may, at any time from and after the date of the Stock Purchase Contract Agreement (but not during the period that begins at 5:00 p.m. (New York City time) on the tenth (10th) Business Day immediately preceding any scheduled Stock Purchase Date and ends at 5:00 p.m. (New York City time) on such scheduled Stock Purchase Date), exchange such Stripped Common Equity Units for Normal Common Equity Units and Treasury Securities; provided, however, that Holders may make such exchange only in integral multiples of eighty (80) Stripped Common Equity Units. To effect such exchange, the Holder must perform the actions, and make the deliveries, set forth in the Stock Purchase Contract Agreement; provided further that in no event may a Collateral Substitution be made from the time any Remarketing has priced to, and including, the Stock Purchase Date relating to such Remarketing.
     Except as otherwise provided in the Stock Purchase Contract Agreement, the Company shall pay, on each Payment Date, the Contract Payments payable in respect of each Stock Purchase Contract to the Person in whose name the Stripped Common Equity Unit Certificate evidencing such Stock Purchase Contract is registered at the close of business on the Record Date for such Payment Date. The Company shall have the right to defer Contract Payments in accordance with the Stock Purchase Contract Agreement.

     If a Termination Event occurs, then, without the necessity of any notice or action by any Holder: (a) the Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments (including any accrued and unpaid Contract Payments), and the rights and obligations of Holders to purchase Common Stock on each Stock Purchase Date occurring after such Termination Event, shall immediately and automatically terminate; (b) each Common Equity Unit shall thereafter represent the right to receive the Debt Securities or the Treasury Securities, as the case may be, forming part of such Common Equity Unit, in accordance with the Pledge Agreement and (if this security is held by the Initial Holder) the Indemnification Security Agreement and, upon such receipt, shall be cancelled; and (c) the Company shall promptly, but in no event later than five (5) Business Days thereafter, give written notice of such Termination Event to the Stock Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.
     Subject to and upon compliance with the provisions of the Stock Purchase Contract Agreement, at the option of the Holder thereof, Stock Purchase Contracts underlying Common Equity Units may be settled early at the Early Settlement Rate.
     Upon the occurrence of a Cash Merger, a Holder of Stripped Common Equity Units may effect Cash Merger Early Settlement of the Stock Purchase Contracts underlying such Stripped Common Equity Units pursuant to the terms of the Stock Purchase Contract Agreement.
     Upon registration of transfer of this Stripped Common Equity Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Stock Purchase Contract Agent pursuant to the Stock Purchase Contract Agreement), by the terms of the Stock Purchase Contract Agreement and the Stock Purchase Contracts evidenced hereby, and the transferor shall be released from the obligations under the Stock Purchase Contracts evidenced by this Stripped Common Equity Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.
     Each Holder of a Common Equity Unit, by its acceptance of such Common Equity Unit will be deemed to have: (a) duly appointed the Stock Purchase Contract Agent to enter into and perform the related Stock Purchase Contracts, the Pledge Agreement and (in the case of the Initial Holder) the Indemnification Security Agreement on its behalf and in its name as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder); (b) irrevocably agreed to be bound by the terms and provisions of such Stock Purchase Contracts, the Pledge Agreement and (in the case of the Initial Holder) the Indemnification Security Agreement; (c) covenanted and agreed to perform its obligations under such Stock Purchase Contracts for so long as such Holder remains a Holder of a Common Equity Unit; (d) irrevocably authorized the Stock Purchase Contract Agent to enter into and perform the Stock Purchase Contract Agreement and the Pledge Agreement on its behalf and in its name as its attorney-in-fact and (in the case of the Initial Holder) irrevocably authorized the Stock Purchase Contract Agent to enter into and perform the Indemnification Security Agreement for the limited purposes set forth therein; (e) consented to, and agreed to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Accounts, including, without limitation, the Debt Securities and the Treasury Securities pursuant to the Pledge Agreement and the

Indemnification Security Agreement, and to the other Collateral under the Pledge Agreement; (f) for U.S. federal, state and local income and franchise tax purposes, agreed to take the positions set forth in Section 10.7(b) of the Stock Purchase Contract Agreement; and (g) irrevocably directed the Stock Purchase Contract Agent to execute the Remarketing Agreement at the direction of the Company, without the receipt of any opinion or certificate.
     Subject to the exceptions set forth in the Stock Purchase Contract Agreement, the provisions of the Stock Purchase Contract Agreement may be amended with the consent of the Holders of a majority in number of the outstanding Common Equity Units.
     The Stock Purchase Contracts and Common Equity Units shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     Prior to due presentment of this Certificate for registration of transfer, the Company, the Stock Purchase Contract Agent, the Security Register and any agent of the Company, the Stock Purchase Contract Agent or the Security Registrar may treat the Person in whose name this Certificate is registered as the owner of the Common Equity Units evidenced hereby for purposes of (subject to any applicable record date) any payment on the Treasury Securities, any payment of Contract Payments and any performance of the Stock Purchase Contracts and for all other purposes whatsoever in connection with such Common Equity Units, whether or not such payment or performance shall be overdue and notwithstanding any notice to the contrary; and none of the Company, the Security Registrar or the Stock Purchase Contract Agent, nor any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent, shall be affected by notice to the contrary.
     No Stock Purchase Contract shall, prior to the purchase of shares of Common Stock under such Stock Purchase Contract, entitle the Holder of a Common Equity Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent to or receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a holder of Common Stock of the Company.
     A copy of the Stock Purchase Contract Agreement is available for inspection at the Corporate Trust Office.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian (cust)(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please print or type name and address including Postal Zip code of Assignee)

the within Stripped Common Equity Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                                                              to transfer said Stripped Common Equity Unit Certificates on the books of the Security Registrar, with full power of substitution in the premises.

Dated:	Signature
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Stripped Common Equity Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.
Signature Guarantee:

SETTLEMENT INSTRUCTIONS
     The undersigned Holder directs that a certificate evidencing shares of Common Stock deliverable upon settlement on the {First} {Second} {Third} Stock Purchase Date of the Stock Purchase Contracts underlying the Stripped Common Equity Units evidenced by this Stripped Common Equity Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below, unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, then the undersigned shall pay any transfer tax payable incident thereto.

Dated:

Signature

Signature Guarantee:
(if assigned to another person)

If shares are to be registered in the name of, and delivered to, a Person other than the Holder, please (i) print such Person’s name, address and social security or other taxpayer identification number and (ii) provide a guarantee of your signature.
REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT
     The undersigned Holder of this Stripped Common Equity Unit Certificate hereby irrevocably exercises the option to effect {Early Settlement} {Cash Merger Early Settlement following a Cash Merger} in accordance with the terms of the Stock Purchase Contract Agreement with respect to the Stock Purchase Contracts underlying the Stripped Common Equity Units evidenced by this Stripped Common Equity Unit Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other consideration deliverable upon such {Early Settlement} {Cash Merger Early Settlement} be registered in the name of, and delivered, together with a check in payment for any fractional share and any Stripped Common Equity Unit Certificate representing any Stripped Common Equity Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is not effected, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. {{Pledged Treasury Securities deliverable upon such Early Settlement} {Pledged Treasury Securities deliverable upon such Cash Merger Early Settlement} will be transferred in accordance with the transfer instructions set forth below.} If shares are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.

Dated:	Signature
Signature Guarantee:

     Number of Common Equity Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is being elected:

If shares of Common Stock or Stripped Common Equity Unit Certificates are to be registered in the name of, and delivered to, and Pledged Treasury Securities are to be transferred to, a Person other than the Holder, please (i) print such Person’s name, address and social security or other taxpayer identification number and (ii) provide a guarantee of your signature.
REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number
     Transfer Instructions for Pledged Treasury Securities transferable upon {Early Settlement} {Cash Merger Early Settlement} or a Termination Event:

{TO BE ATTACHED TO GLOBAL CERTIFICATES}
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE
     The following increases or decreases in this Global Certificate have been made:

	Amount of		Number of
	increase in	Amount of	Stripped Common
	Number of	decrease in	Equity Units
	Stripped	Number of	evidenced by this	Signature of
	Common Equity	Stripped Common	Global Certificate	authorized
	Units evidenced	Equity Units	following such	signatory of
	by this Global	evidenced by this	decrease or	Stock Purchase
Date	Certificate	Global Certificate	increase	Contract Agent

EXHIBIT C
Instruction to Stock Purchase Contract Agent
with Respect to a Collateral Substitution
Deutsche Bank Trust Company Americas
as Stock Purchase Contract Agent
Trust and Securities Services
60 Wall Street, 27th Floor
MS: NYC60-2710
New York, NY 10005
Fax: 732-578-4635
Attention: Corporates Team / MetLife, Inc.
Re: {Normal Common Equity Units} {Stripped Common Equity Units} of MetLife, Inc., a Delaware corporation (the “Company”).
     The undersigned Holder hereby notifies you that it has delivered to Deutsche Bank Trust Company Americas, as Securities Intermediary, for credit to the Series [C/D/E] Collateral Account, $_____ aggregate principal amount of {Debt Securities} {Treasury Securities} in exchange for the {Pledged Debt Securities} {Pledged Treasury Securities} held in the Series [C/D/E] Collateral Account, in accordance with the Pledge Agreement (the “Pledge Agreement”), dated as of November 1, 2010, among MetLife, Inc. (the “Company”) and the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Stock Purchase Contract Agent named therein, as amended from time to time. Unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release, on behalf of the undersigned Holder, the {Pledged Debt Securities} {Pledged Treasury Securities} related to such {Normal Common Equity Units} {Stripped Common Equity Units} in accordance with the Stock Purchase Contract Agreement, the Pledge Agreement and the Indemnification Security Agreement.

Date:
Signature Guarantee:

Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any

Address

C-1

EXHIBIT D
Notice From Stock Purchase Contract Agent to Holders
(Transfer of Collateral upon Occurrence of a Termination Event)
{HOLDER}

Attention:
Telecopy:

Re:	Common Equity Units of MetLife, Inc., a Delaware corporation (the “Company”)
     Reference is hereby made to that certain Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”), dated as of November 1, 2010, between the Company and the undersigned, as Stock Purchase Contract Agent and as attorney-in-fact for the holders of Common Equity Units from time to time. Unless otherwise defined herein, terms defined in the Stock Purchase Contract Agreement are used herein as defined therein.
     We hereby notify you we have received notice that a Termination Event has occurred and that the {Debt Securities} {Treasury Securities} (the “Released Securities”) comprising a portion of your ownership interest in ______, Common Equity Units have been released and are being held by us for your account pending receipt of transfer instructions with respect to such Released Securities.
     Pursuant to Section 3.14 of the Stock Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your Common Equity Units effected through book-entry or by delivery to us of your Certificate, we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions.
     In the event you fail to effect such transfer or delivery, the Released Securities and any payments or distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such Common Equity Units are transferred or your Certificate is surrendered or satisfactory evidence is provided that the same has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

D-1

Dated: _________	By:	Deutsche Bank Trust Company Americas

By:
Name:
		Title:	Authorized Signatory

D-2

EXHIBIT E
Notice to Settle by Cash
Deutsche Bank Trust Company Americas
    as Stock Purchase Contract Agent
Trust and Securities Services
60 Wall Street, 27th Floor
MS: NYC60-2710
New York, NY 10005
Fax: 732-578-4635
Attention: Corporates Team / MetLife, Inc.
Re:	Normal Common Equity Units of MetLife, Inc., a Delaware corporation (the “Company”)
     Reference is hereby made to that certain Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”), dated as of November 1, 2010, between the Company and you, as Stock Purchase Contract Agent and as attorney-in-fact for the holders of Common Equity Units from time to time. Unless otherwise defined herein, terms defined in the Stock Purchase Contract Agreement are used herein as defined therein.
     The undersigned Holder hereby irrevocably notifies you, in accordance with Section 5.2(b) of the Stock Purchase Contract Agreement, that such Holder has elected to pay, concurrently with the giving of this notice, to the Securities Intermediary for deposit in the Collateral Account (in lawful money of the United States by certified or cashiers’ check or wire transfer, in immediately available funds), $[___] as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to Stock Purchase Contracts on such Stock Purchase Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to make such Cash Settlement with respect to the Stock Purchase Contracts related to such Holder’s Normal Common Equity Units.

Dated:___________	By:

By:
Name:
		Title:	Authorized Signatory

E-1

EXHIBIT F
Series C Make-Whole Table

Cash Merger	Applicable Price
Effective Date	$5.00	$10.00	$15.00	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.42	$38.00	$40.00	$42.00	$44.28	$46.00	$48.00	$50.00	$52.50	$55.00	$60.00	$65.00	$70.00	$80.00	$100.00	$200.00

11-01-10	0.9713	0.8340	0.7814	0.7417	0.7230	0.7050	0.6881	0.6724	0.6583	0.6438	0.6328	0.6253	0.6187	0.6122	0.6079	0.6035	0.5997	0.5956	0.5922	0.5869	0.5833	0.5806	0.5772	0.5735	0.5665
01-10-11	1.0173	0.8575	0.7981	0.7554	0.7355	0.7164	0.6983	0.6816	0.6665	0.6509	0.6390	0.6310	0.6239	0.6169	0.6123	0.6076	0.6035	0.5992	0.5956	0.5901	0.5863	0.5835	0.5798	0.5758	0.5679
04-10-11	0.9606	0.8301	0.7825	0.7475	0.7302	0.7128	0.6957	0.6793	0.6642	0.6484	0.6362	0.6279	0.6206	0.6134	0.6087	0.6039	0.5998	0.5955	0.5919	0.5866	0.5830	0.5805	0.5773	0.5739	0.5672
07-10-11	0.9026	0.8018	0.7659	0.7392	0.7249	0.7096	0.6938	0.6779	0.6628	0.6465	0.6338	0.6251	0.6174	0.6099	0.6050	0.6000	0.5958	0.5915	0.5879	0.5828	0.5795	0.5773	0.5747	0.5719	0.5665
10-10-11	0.8433	0.7727	0.7482	0.7301	0.7194	0.7068	0.6926	0.6775	0.6624	0.6455	0.6319	0.6226	0.6143	0.6062	0.6009	0.5957	0.5913	0.5869	0.5834	0.5786	0.5757	0.5739	0.5718	0.5698	0.5658
01-10-12	0.8880	0.7955	0.7643	0.7448	0.7342	0.7216	0.7070	0.6908	0.6739	0.6547	0.6391	0.6283	0.6188	0.6096	0.6038	0.5981	0.5934	0.5887	0.5852	0.5805	0.5778	0.5761	0.5741	0.5717	0.5671
04-10-12	0.8288	0.7664	0.7456	0.7340	0.7280	0.7200	0.7090	0.6948	0.6781	0.6572	0.6392	0.6265	0.6152	0.6045	0.5979	0.5916	0.5867	0.5822	0.5790	0.5752	0.5734	0.5723	0.5710	0.5695	0.5664
07-10-12	0.7683	0.7366	0.7261	0.7208	0.7189	0.7165	0.7122	0.7038	0.6899	0.6671	0.6438	0.6261	0.6104	0.5960	0.5878	0.5809	0.5763	0.5729	0.5710	0.5695	0.5689	0.5685	0.5679	0.5672	0.5656
10-10-12	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.6579	0.6250	0.5952	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647

G-1

EXHIBIT G
Series D Make-Whole Table

Cash Merger	Applicable Price
Effective Date	$5.00	$10.00	$15.00	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.42	$38.00	$40.00	$42.00	$44.28	$46.00	$48.00	$50.00	$52.50	$55.00	$60.00	$65.00	$70.00	$80.00	$100.00	$200.00

11-01-10	1.0883	0.8884	0.8086	0.7530	0.7297	0.7091	0.6908	0.6748	0.6609	0.6470	0.6367	0.6297	0.6235	0.6174	0.6134	0.6092	0.6055	0.6014	0.5980	0.5925	0.5885	0.5854	0.5811	0.5762	0.5669
12-11-10	1.1369	0.9128	0.8250	0.7655	0.7409	0.7191	0.6998	0.6829	0.6683	0.6536	0.6427	0.6353	0.6289	0.6224	0.6181	0.6137	0.6098	0.6056	0.6020	0.5962	0.5919	0.5886	0.5840	0.5787	0.5684
03-11-11	1.0821	0.8870	0.8109	0.7576	0.7348	0.7141	0.6955	0.6791	0.6646	0.6501	0.6392	0.6318	0.6254	0.6189	0.6147	0.6103	0.6064	0.6023	0.5987	0.5932	0.5891	0.5860	0.5818	0.5770	0.5678
06-11-11	1.0267	0.8606	0.7963	0.7497	0.7288	0.7094	0.6916	0.6756	0.6613	0.6468	0.6359	0.6285	0.6220	0.6155	0.6113	0.6069	0.6031	0.5990	0.5955	0.5901	0.5862	0.5833	0.5795	0.5753	0.5671
09-11-11	0.9707	0.8337	0.7812	0.7416	0.7229	0.7049	0.6880	0.6723	0.6582	0.6437	0.6327	0.6252	0.6186	0.6121	0.6078	0.6034	0.5996	0.5955	0.5921	0.5869	0.5832	0.5806	0.5771	0.5735	0.5665
12-11-11	1.0180	0.8579	0.7984	0.7556	0.7357	0.7166	0.6985	0.6817	0.6666	0.6510	0.6391	0.6311	0.6240	0.6170	0.6124	0.6077	0.6036	0.5993	0.5957	0.5902	0.5863	0.5835	0.5799	0.5758	0.5679
03-11-12	0.9593	0.8294	0.7820	0.7472	0.7299	0.7125	0.6954	0.6791	0.6640	0.6482	0.6360	0.6277	0.6205	0.6133	0.6086	0.6038	0.5997	0.5954	0.5918	0.5865	0.5829	0.5804	0.5772	0.5738	0.5672
06-11-12	0.9013	0.8011	0.7655	0.7389	0.7246	0.7093	0.6935	0.6777	0.6626	0.6463	0.6336	0.6249	0.6173	0.6097	0.6048	0.5999	0.5957	0.5913	0.5878	0.5827	0.5794	0.5772	0.5746	0.5718	0.5665
09-11-12	0.8433	0.7727	0.7483	0.7301	0.7194	0.7068	0.6926	0.6776	0.6624	0.6455	0.6319	0.6226	0.6143	0.6062	0.6009	0.5957	0.5913	0.5869	0.5834	0.5786	0.5757	0.5739	0.5718	0.5698	0.5658
12-11-12	0.8887	0.7959	0.7646	0.7450	0.7343	0.7218	0.7071	0.6909	0.6740	0.6548	0.6392	0.6284	0.6189	0.6097	0.6039	0.5981	0.5934	0.5888	0.5853	0.5806	0.5778	0.5761	0.5741	0.5718	0.5671
03-11-13	0.8274	0.7657	0.7451	0.7337	0.7277	0.7197	0.7088	0.6946	0.6779	0.6570	0.6390	0.6263	0.6151	0.6043	0.5977	0.5914	0.5866	0.5820	0.5788	0.5751	0.5733	0.5722	0.5710	0.5694	0.5663
06-11-13	0.7669	0.7360	0.7256	0.7205	0.7185	0.7162	0.7119	0.7036	0.6897	0.6669	0.6436	0.6259	0.6102	0.5958	0.5876	0.5807	0.5762	0.5727	0.5709	0.5694	0.5688	0.5684	0.5679	0.5671	0.5655
09-11-13	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.6579	0.6250	0.5952	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647

H-1

EXHIBIT H
Series E Make-Whole Table

Cash Merger	Applicable Price
Effective Date	$5.00	$10.00	$15.00	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.42	$38.00	$40.00	$42.00	$44.28	$46.00	$48.00	$50.00	$52.50	$55.00	$60.00	$65.00	$70.00	$80.00	$100.00	$200.00

11-01-10	1.1955	0.9373	0.8330	0.7649	0.7384	0.7158	0.6964	0.6799	0.6658	0.6519	0.6417	0.6348	0.6287	0.6226	0.6186	0.6143	0.6106	0.6065	0.6030	0.5972	0.5927	0.5893	0.5842	0.5782	0.5669
01-08-11	1.2460	0.9619	0.8487	0.7766	0.7487	0.7250	0.7047	0.6875	0.6727	0.6582	0.6475	0.6403	0.6339	0.6276	0.6233	0.6189	0.6150	0.6107	0.6070	0.6009	0.5962	0.5925	0.5872	0.5807	0.5684
04-08-11	1.1946	0.9381	0.8358	0.7688	0.7424	0.7196	0.7000	0.6831	0.6687	0.6544	0.6438	0.6367	0.6304	0.6242	0.6200	0.6157	0.6118	0.6077	0.6040	0.5982	0.5937	0.5902	0.5852	0.5792	0.5679
07-08-11	1.1420	0.9137	0.8225	0.7610	0.7362	0.7144	0.6954	0.6790	0.6648	0.6508	0.6403	0.6333	0.6271	0.6209	0.6168	0.6125	0.6087	0.6046	0.6011	0.5954	0.5912	0.5879	0.5832	0.5778	0.5675
10-08-11	1.0880	0.8882	0.8085	0.7529	0.7297	0.7090	0.6908	0.6748	0.6609	0.6470	0.6366	0.6297	0.6235	0.6174	0.6133	0.6091	0.6054	0.6014	0.5980	0.5925	0.5884	0.5853	0.5810	0.5762	0.5669
01-08-12	1.1374	0.9131	0.8252	0.7656	0.7410	0.7192	0.6999	0.6830	0.6683	0.6537	0.6428	0.6354	0.6289	0.6225	0.6182	0.6138	0.6099	0.6056	0.6020	0.5962	0.5919	0.5886	0.5840	0.5787	0.5684
04-08-12	1.0833	0.8876	0.8113	0.7579	0.7350	0.7143	0.6958	0.6793	0.6648	0.6503	0.6393	0.6320	0.6255	0.6191	0.6148	0.6104	0.6066	0.6024	0.5989	0.5933	0.5892	0.5861	0.5818	0.5770	0.5678
07-08-12	1.0280	0.8612	0.7967	0.7500	0.7291	0.7097	0.6919	0.6758	0.6615	0.6470	0.6360	0.6287	0.6221	0.6157	0.6114	0.6070	0.6032	0.5991	0.5956	0.5902	0.5863	0.5834	0.5796	0.5753	0.5672
10-08-12	0.9713	0.8340	0.7814	0.7417	0.7230	0.7050	0.6881	0.6724	0.6583	0.6438	0.6328	0.6253	0.6187	0.6122	0.6079	0.6035	0.5997	0.5956	0.5922	0.5869	0.5833	0.5806	0.5772	0.5735	0.5665
01-08-13	1.0173	0.8575	0.7981	0.7554	0.7355	0.7164	0.6983	0.6816	0.6665	0.6509	0.6390	0.6310	0.6239	0.6169	0.6123	0.6076	0.6035	0.5992	0.5956	0.5901	0.5863	0.5835	0.5798	0.5758	0.5679
04-08-13	0.9606	0.8301	0.7825	0.7475	0.7302	0.7128	0.6957	0.6793	0.6642	0.6484	0.6362	0.6279	0.6206	0.6134	0.6087	0.6039	0.5998	0.5955	0.5919	0.5866	0.5830	0.5805	0.5773	0.5739	0.5672
07-08-13	0.9026	0.8018	0.7659	0.7392	0.7249	0.7096	0.6938	0.6779	0.6628	0.6465	0.6338	0.6251	0.6174	0.6099	0.6050	0.6000	0.5958	0.5915	0.5879	0.5828	0.5795	0.5773	0.5747	0.5719	0.5665
10-08-13	0.8433	0.7727	0.7482	0.7301	0.7194	0.7068	0.6926	0.6775	0.6624	0.6455	0.6319	0.6226	0.6143	0.6062	0.6009	0.5957	0.5913	0.5869	0.5834	0.5786	0.5757	0.5739	0.5718	0.5698	0.5658
01-08-14	0.8880	0.7955	0.7643	0.7448	0.7342	0.7216	0.7070	0.6908	0.6739	0.6547	0.6391	0.6283	0.6188	0.6096	0.6038	0.5981	0.5934	0.5887	0.5852	0.5805	0.5778	0.5761	0.5741	0.5717	0.5671
04-08-14	0.8288	0.7664	0.7456	0.7340	0.7280	0.7200	0.7090	0.6948	0.6781	0.6572	0.6392	0.6265	0.6152	0.6045	0.5979	0.5916	0.5867	0.5822	0.5790	0.5752	0.5734	0.5723	0.5710	0.5695	0.5664
07-08-14	0.7683	0.7366	0.7261	0.7208	0.7189	0.7165	0.7122	0.7038	0.6899	0.6671	0.6438	0.6261	0.6104	0.5960	0.5878	0.5809	0.5763	0.5729	0.5710	0.5695	0.5689	0.5685	0.5679	0.5672	0.5656
10-08-14	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.6579	0.6250	0.5952	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647

I-1